INVESTMENT AGREEMENT

by and among

EHEALTH, INC.
and

ECHELON HEALTH SPV, LP

Dated as of February 17, 2021

i

Exhibit A: Form of Certificate of Designations

Exhibit B: Form of Joinder

Exhibit C: Prohibited Transferees

Exhibit D: Form of Director Indemnification Agreement

ii
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INVESTMENT AGREEMENT
This INVESTMENT AGREEMENT (this “Agreement”), dated as of February 17, 2021, is by and among eHealth, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and Echelon Health SPV, LP, a Delaware limited partnership (together with its successors and any respective Affiliates thereof that become a Purchaser party hereto in accordance with Section 4.02 and Section 6.07, each, a “Purchaser”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.
WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, an aggregate of 2,250,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), having the designations, powers, preferences, rights, qualifications, limitations and restrictions, as specified in the form of Certificate of Designations attached hereto as Exhibit A;
WHEREAS, prior to the execution hereof, the Board of Directors (as defined below) approved and authorized the execution and delivery of this Agreement (including Section 4.06(e) hereof) and the other Transaction Agreements (as defined below) and the consummation of the transactions contemplated hereby and thereby; and
WHEREAS, the Company and the Purchaser desire to set forth certain agreements herein.
NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS

Section 1.01.Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“2014 Plan” shall have the meaning set forth in Section 3.01(b).
“2020 ESPP” shall have the meaning set forth in Section 3.01(b).
“Accrued Value” shall have the meaning ascribed to such term in the Certificate of Designations.
“Additional H.I.G. Designee” shall have the meaning set forth in Section 4.06(a).
“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates and (ii) for purposes of

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the definitions of “Beneficially Own”, “Registrable Securities”, “H.I.G. Group”, “Standstill Period” and “Third Party” and Section 3.02(c), Section 3.02(f), Section 4.01, Section 4.02, Section 4.03, and Section 4.06, neither any H.I.G. Excluded Entity, nor H.I.G. Middle Market Advisors, LLC, nor any of their respective Affiliates shall be deemed an Affiliate of the Purchaser and its other Affiliates so long as such H.I.G. Excluded Entity (x) has not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, the Purchaser or any of its Affiliates or any H.I.G. Affiliated Director in carrying out any act prohibited by this Agreement or the subject matter of Section 4.03, (y) is not a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either the Purchaser or any of its Affiliates with respect to any securities of the Company, and (z) has not received from the Purchaser or any Affiliate of the Purchaser or any H.I.G. Affiliated Director, directly or indirectly, any Confidential Information concerning the Company or its business. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
“Agreement” shall have the meaning set forth in the preamble hereto.
“Alternative Transaction” shall have the meaning set forth in Section 4.15.
“Anti-Corruption Laws” shall mean (i) the U.S. Foreign Corrupt Practices Act (as amended), (ii) the UK Bribery Act (as amended), and (iii) any other applicable law, rule, regulation, or order relating to bribery or corruption (governmental or commercial).
“Annual Adjusted EBITDA” shall mean, as of any date of determination, the Company’s trailing four (4) fiscal quarters of consolidated adjusted earnings before interest (including, dividends with respect to preferred stock), tax, depreciation and amortization, as adjusted to exclude the effect of: non-cash charges (including, stock-based compensation expense, earn-out and contingent consideration obligations and adjustments thereof and purchase price adjustments), depreciation and amortization, amortization of intangible assets, other income (net of expense), provision (benefit) for income taxes, other non-recurring expenses and charges (including, restructuring, integration, severance or retention expenses), transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, in each case, whether or not consummated, the cumulative effect of a change in accounting principles and purchase accounting adjustments.
“Applicable Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(a).
“as converted basis” means (i) with respect to the outstanding shares of Company Common Stock as of any date, all outstanding shares of Company Common Stock calculated on a basis in which all shares of Company Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock (at the Conversion Price in effect on such date as set forth in the Certificate of Designations and without regard to any conversion limitations based on “Share Caps” or “Individual Holder Share Caps” as set forth in the Certificate of Designations) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Series

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A Preferred Stock as of any date, the number of shares of Company Common Stock issuable upon conversion of such shares of Series A Preferred Stock on such date (at the Conversion Price in effect on such date as set forth in the Certificate of Designations and without regard to any conversion limitations based on “Share Caps” or “Individual Holder Share Caps” set forth in the Certificate of Designations).
“Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that with respect to the Purchaser (i) the Company and the Company’s Subsidiaries will not be considered Associates of the Purchaser or any of its Affiliates and (ii) no portfolio company of any Purchaser or its Affiliates will be deemed to be an Associate of such Purchaser or any of its Affiliates.
“Asset Coverage Ratio” means, as of the applicable date of determination, the total amount of “Contract assets - commissions receivable” (including, both current and non-current commissions receivable), calculated in a manner consistent with how such terms are defined in Company’s consolidated balance sheet included in its form 10-Q filed with the SEC for the fiscal quarter ended September 30, 2020, divided by the sum of (i) the Accrued Value as of such date of determination plus (ii) the outstanding aggregate amount of any Funded Indebtedness as of such date of determination.
“Auditor” means Ernst & Young LLP.
“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such that such Registration Statement will be available for the resale of Registrable Securities.
“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” and “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes of this Agreement, the Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of the shares of Series A Preferred Stock or shares of Company Common Stock issuable upon conversion of shares of Series A Preferred Stock directly or indirectly held by them, irrespective of any non-conversion period specified in the Certificate of Designation or this Agreement or any restrictions on transfer or voting contained in this Agreement.
“Blackout Period” means, in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement (i) could reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any bona fide material transaction under consideration by the Company or any of its Subsidiaries, or (ii) would require disclosure of information that has not been, and is not otherwise then required to be, disclosed to the public, and the Company has a bona fide business purpose for

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not disclosing publicly or the premature disclosure of which would adversely affect the Company in any material respect (in each case as determined by the Company in good faith after consultation with outside counsel), a period of up to ninety (90) days; provided that a Blackout Period may not be called by the Company more than two (2) times in any period of twelve (12) consecutive months
“Board of Directors” shall mean the board of directors of the Company.
“Board Right Ownership Threshold” shall have the meaning set forth in Section 4.06(a).
“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to remain closed.
“Card Association” means VISA U.S.A., Inc. and Visa International, Inc. (collectively, “VISA”), MasterCard International, Inc., Discover Financial Services, LLC, American Express, Diners Club, Voyager, Carte Blanche, PayPal and any other card association, debit card network or similar entity and any legal successor organizations or association of any of them.
“Card Association Rules” means the rules, regulations, bylaws, standards, policies, and procedures of the Card Associations, including with respect to the processing of payment card information, the Payment Card Industry Data Security Standards (PCI-DSS), the Payment Application Data Security Standards (PA-DSS).
“Certificate of Designations” shall have the meaning set forth in the recitals hereto.
“Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13 of the Exchange Act) (in each case excluding any member of the H.I.G. Group or any of their respective Affiliates or any of their respective controlled portfolio companies), directly or indirectly, obtains Beneficial Ownership of more than 50% of the outstanding shares of Voting Stock or (iii) the Company consummates any merger, consolidation or similar transaction in which Company Common Stock is converted into equity securities of another entity, unless in the case of this clause (iii) (A) the Company or a successor to the Company continues to be incorporated in the United States, listed on a national stock exchange in the United States, and treated as a United States corporation for U.S. federal income Tax purposes and (B) the stockholders of the Company immediately prior to the consummation of such merger, consolidation or similar transaction continue to hold (in substantially the same proportion as their ownership of the shares of Voting Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction. A “Change in Control” shall not include any

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transaction with the principal purpose of changing the jurisdiction of the Company’s incorporation within the United States.
“Closing” shall have the meaning set forth in Section 2.02(a).
“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Company Plan” shall mean all “employee benefit plans” (as defined in section 3(3) of and subject to ERISA) and all other material plans or agreements, in each case, as may be amended, modified or supplemented from time to time (other than governmental plans, statutorily required benefit arrangements and individual grant agreements) providing bonus, incentive compensation, deferred compensation, change in control, pension, welfare benefit, severance, sick leave, vacation pay, salary continuation, disability, life insurance, and educational assistance as to which the Company or any of its Subsidiaries have any liability for current or former employees of the Company or any of its Subsidiaries.
“Closing Date” shall have the meaning set forth in Section 2.02(a).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company” shall have the meaning set forth in the preamble hereto.
“Company Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.
“Company Equity Securities” shall mean equity securities of the Company of any kind, including shares of Series A Preferred Stock, shares of Company Common Stock, any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable or convertible into, shares of Company Common Stock or any other class of capital stock of the Company.
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).
“Confidentiality Agreement” shall mean the mutual nondisclosure agreement entered into by the Company, on the one hand, and H.I.G. Middle Market, LLC, on the other hand, dated as of January 12, 2021.
“Confidential Data” means (a) all Personal Data that is subject to a Privacy Obligation and (b) other confidential or proprietary business information or trade secret information.
“Confidential Information” shall have the meaning set forth in Section 4.17.
“Conversion Price” has the meaning set forth in the Certificate of Designations.

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“Covered Persons” shall have the meaning set forth in Section 4.06(h).
“DGCL” shall mean the Delaware General Corporation Law.
“DOJ” shall have the meaning set forth in Section 4.01(c).
“Eligible Redemption Date” shall mean the date that is the six (6) year anniversary of the Closing Date.
“Employment Laws” shall mean all applicable foreign, federal, state and local laws, rules, regulations, and orders respecting employment and employment practices and terms and conditions of employment, including any provision relating to wages (including minimum wage and overtime), hours of work, child labor, withholdings and deductions, classification and payment of employees, independent contractors, and consultants, employment equity, nondiscrimination, non-harassment and non-retaliation in employment, overtime pay, occupational health and safety (including any guidance published by any Governmental Entity related to the COVID-19 pandemic), worker’s compensation and immigration.
“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).
“Enforcement Costs” shall have the meaning set forth in Section 6.10(b).
“Equity Commitment Letter” shall mean that certain Equity Commitment Letter between the Purchaser and H.I.G Middle Market LBO Fund III, L.P., dated as of the date hereof, a copy of which has been delivered to the Company concurrently with the execution of this Agreement.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean, with respect to any Person, any corporation, trade or business which, together with such Person, is or was at any relevant time, a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code or under Section 4001 of ERISA.
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.
“Executive Officer” means a person who is appointed by the Board of Directors as an “executive officer” within the meaning of Rule 3b-7 of the Exchange Act.
“Existing Credit Facility” shall mean that certain Credit Agreement, dated as of September 17, 2018, among the Company, certain subsidiaries of the Company, Royal Bank of Canada, as the administrative agent, and the financial institutions party thereto from time to time as lenders, as amended and in effect on the Closing Date and as may be further amended, restated, modified or supplemented from time to time after the Closing Date.
“Free Writing Prospectus” shall have the meaning set forth in Section 5.03(a)(iv).

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“Funded Indebtedness” means, as of any time, without duplication, the outstanding principal amount, plus accrued and unpaid interest, of (a) any indebtedness for borrowed money or indebtedness evidenced by any note, bond, debenture or other similar agreement (other than Indebtedness solely among the Company and its Subsidiaries) or (b) all obligations of the type referred to in clause (a) of this definition of “Funded Indebtedness” of any Person (other than the Company or its Subsidiaries) the payment of which the Company or any of its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any Guarantee of such obligations to a Third Party.
“FTC” shall have the meaning set forth in Section 4.01(c).
“GAAP” shall mean U.S. generally accepted accounting principles.
“Global Trade Laws” shall mean (i) the U.S. Export Administration Regulations administered by the U.S. Commerce Department’s Bureau of Industry and Security, (ii) the U.S. International Traffic in Arms Regulations administered by the U.S. State Department’s Directorate of Defense Trade Controls, (iii) the import laws administered by U.S. Customs and Border Protection, (iv) the economic sanctions rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control, (v) European Union regulations on export controls and sanctions, (vi) United Nations sanctions policies, (vii) all relevant regulations made under any of the foregoing, and (viii) other applicable economic sanctions, export control, or import laws.
“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self regulatory organization, or any mediator, arbitrator or arbitral body.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such Guarantee would be considered Indebtedness hereunder).
“H.I.G. Affiliate” means any Affiliate of H.I.G. Middle Market Advisors III, LLC, H.I.G. Middle Market, LLC, H.I.G.-GPII, Inc., or H.I.G. Middle Market LBO Fund III, L.P. that serves as general partner of, or manages or advises, any investment fund affiliated with H.I.G.

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Middle Market Advisors, LLC or H.I.G. Middle Market LLC that has a direct or indirect investment in the Company.
“H.I.G. Affiliated Director” means each H.I.G. Designee and any other person that is a managing director, officer, advisor or employee of H.I.G. Middle Market Advisors, LLC, H.I.G. Middle Market LLC or a successor thereto or another H.I.G. Affiliate that is serving on the Board of Directors.
“H.I.G. Designee” means an individual then serving on the Board of Directors pursuant to the exercise of the Purchaser’s nomination rights pursuant to Section 4.06(a) and/or the Purchaser’s rights pursuant to Section 4.06(e), together with any designee of the Purchaser who is then standing for election to the Board of Directors pursuant to Section 4.06(a) and (b) or who is being proposed for election by the Purchaser pursuant to Section 4.06(e).
“H.I.G. Excluded Entity” means (a) any leveraged finance investment fund or any other investment fund associated or affiliated with an H.I.G. Affiliate, the primary purpose of which is to invest in loans or debt securities, or (b) any hedge fund associated or affiliated with an H.I.G. Affiliate.
“H.I.G. Group” means the Purchaser, together with its Affiliates, including H.I.G. Affiliates.
“H.I.G. Indemnitors” shall have the meaning set forth in Section 4.09.
“H.I.G. Investors” mean the Purchaser and each Affiliate of the Purchaser to whom shares of Series A Preferred Stock or Company Common Stock are transferred in a Permitted Transfer pursuant to Section 4.02(a).
“H.I.G. Observer” shall have the meaning set forth in Section 4.06(a).
“Healthcare Laws” means all laws and regulations relating to the marketing, promotion, provision, administration, sale, and/or payment for insurance, insurance-related, and healthcare related products, services or functions in the conduct of the Company’s or its Subsidiaries’ business, including, but not limited to, and to the extent applicable: (A) federal and state insurance and insurance sales and marketing legal requirements, including applicable Medicare, Medicaid, TRICARE, and CHIP statutory, rule, and implementing requirements directly applicable to Company operations or otherwise imposed upon the Company by customer contracts and all laws governing Permits for any entities or individuals promoting, administering, or selling insurance products; (B) applicable federal and state health insurance exchange (including Federally-Facilitated Marketplace and State Partnership Marketplace) statutory or rule requirements and any laws and regulations governing qualified health plan offerings; (C) the Patient Protection and Affordable Care Act (Pub. L. No. 111-48) and Health Care and Education Reconciliation Act (Pub. L. No. 111-152) and regulations promulgated thereunder relating to the provision of insurance and market exchanges; (D) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and all applicable rules and regulations promulgated thereunder (collectively, “HIPAA”); (E) federal and state legal requirements concerning the privacy and/or security of

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personal data of or concerning an individual (including “protected health information” as that term is defined under HIPAA), including, where applicable, state data breach notification legal requirements; (F) the False Claims Act, 31 U.S.C. §§ 3729-3733 (as amended); (G) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (H) the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)); (I) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; (J) the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)); (K) the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); (L) the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)) and the exclusion laws (42 U.S.C. § 1320a-7); (M) the Medicare program (Title XVIII of the Social Security Act), the Medicaid program (Title XIX of the Social Security Act), the TRICARE program (32 CFR § 199.17), the CHIP program (42 U.S.C. 1397aa, et. al), and all implementing regulations, rules, guidelines, ordinances, judgments, and orders and any similar state and local statutes, regulations, rules, guidelines, ordinances, judgments, and orders.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“HSR Form” shall have the meaning set forth in Section 4.01(b).
“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than intercompany or current trade payables incurred in the ordinary course of such Person’s business) in respect of which such Person is liable, contingently or otherwise (including "earn-outs" and "seller notes"), payable with respect to the acquisition of any business, assets or securities (assuming maximum amounts earned), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred capital stock of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.
“Indemnified Persons” shall have the meaning set forth in Section 5.05(a).
“Initiating Holder” shall have the meaning set forth in Section 5.02(c).
Initial H.I.G. Designee” shall have the meaning set forth in Section 4.06(a).
“Intellectual Property” means all rights, title and interests in and to any and all intellectual property and proprietary rights of every kind and nature, however denominated, throughout the world, including the following: (i) patents, patent disclosures, patent applications

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and statutory invention registrations, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (ii) trademarks and service marks, trade names, logos, designs, trade dress, slogans, brands, business names, corporate names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (iii) social media accounts and handles, (iv) copyrights, copyrightable works and other works of authorship, mask works and designs, and all applications, registrations, and renewals in connection therewith; (v) trade secrets, know-how, inventions, processes, procedures and other confidential information (including customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), business methods, electronic databases, recipes, technologies, processes, techniques, protocols, layouts, designs, drawings, plans, specifications, methodologies, ideas, research and development, technical data, and other proprietary information and rights; (vi) Software, database rights and any other rights in Technology, (vii) rights of privacy and publicity and moral rights, (viii) copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium), and (ix) any registrations, applications or rights arising under law or contract relating to any of the foregoing.
“IRS” means the United States Internal Revenue Service.
“Issuer Agreement” shall have the meaning set forth in Section 4.07.
“IT Systems” means all networks, servers, switches, endpoints, Software, platforms, electronics, websites, storage, firmware, hardware, and related information technology or outsourced services, and all electronic connections between them, that are owned, operated, or used by the Company or its Subsidiaries.
“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of the Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and the Purchaser.
“Liquidity” shall mean, as of the applicable date of determination, all cash, cash equivalents, short term investments and marketable securities of the Company on a consolidated basis, and the Company’s available to be drawn loan commitments under the Existing Credit Facility (or any other credit facility entered into by the Company in compliance with the terms of this Agreement) in effect as of such date of determination; but excluding any restricted cash on the Company’s consolidated balance sheet as of such date of determination.
“Losses” shall have the meaning set forth in Section 5.05(a).
“Marketed Underwritten Offering” shall mean an Underwritten Offering involving reasonable and customary marketing efforts by the Company and the underwriters.
“Material Adverse Effect” shall mean any event, change or development that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any

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event, change or development resulting from or arising out of the following: (a) any event, change or development generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) any event, change or development in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any applicable Privacy Obligation, rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof after the date hereof, (e) epidemics, pandemics (including the COVID-19 pandemic), cyberattacks (other than cyberattacks specifically directed at the Company or its Affiliates), earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, or compliance with or performance under, this Agreement or the transactions contemplated hereby (including the contents of any press release to be issued by the Company publicly announcing the execution of this Agreement) (provided that this clause (f) shall not exclude any impact resulting from a breach of Section 3.01(f)), (g) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (g) shall not prevent or otherwise affect a determination that any event, change or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition), (h) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) the taking of any action or omission by the Company or its Affiliates specifically requested in writing by Purchaser (which, for the avoidance of doubt, shall not include any actions or omissions otherwise prohibited by this Agreement for which the Company sought and obtained written consent from Purchaser); except, in each case with respect to subclauses (a) through (d), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.
“Minimum Asset Coverage Ratio” shall have the meaning set forth in Section 4.12(b).
“Minimum Liquidity Amount” shall have the meaning set forth in Section 4.12(b).
“Minimum Ownership Threshold” shall mean, as of any date, collective Beneficial Ownership by H.I.G. Group of shares of Company Common Stock representing at least 30% of the Series A Preferred Stock of the Company originally issued to Purchaser pursuant to this Agreement.
“NASDAQ” shall mean the NASDAQ Global Select Market.
“NASDAQ Shares Notification” shall have the meaning set forth in Section 4.12(a)(vii).

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“Off-the-Shelf Software” means generally available commercial Software obtained from a third party on general commercial terms that (i) continues to be widely available on such commercial terms as of the Closing Date, (ii) involves license, maintenance, support, and other fees less than $10,000 per year in the aggregate, (iii) is not material to the business of the Company or any of its Subsidiaries (iv) is not distributed with, incorporated in, or necessary for use or development of, any product or service of the Company or any of its Subsidiaries, and (v) is not Open Source Software.
“Open Source Software” means any Software that is distributed (i) as “free software” (as defined by the Free Software Foundation), (ii) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd), or (iii) under any similar licensing or distribution model, or (iv) under a license that requires disclosure of source code or requires derivative works based on such Software to be made publicly available under the same license.
“Permit” shall have the meaning set forth in Section 3.01(l).
“Permitted Loan” shall have the meaning set forth in Section 4.02(a).
“Permitted Transfers” shall have the meaning set forth in Section 4.02(a).
“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a Governmental Entity, or other entity of any kind or nature, and also includes any managed investment account.
“Personal Data” means any data or information in any media that is linked to the identity of a particular individual, browser, or device and any other data or information that constitutes personal data or personal information under any applicable law or any Company or Company Subsidiaries’ privacy policies, and includes an individual’s combined first and last name, home address, telephone number, fax number, email address, social security number or other Governmental Entity-issued identifier (including state identification number, tax identification number, driver’s license number, or passport number), precise geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers associated with registration information, or any other browser- or device-specific number or identifier not controllable by the end user, and web or mobile browsing or usage information that is linked to the foregoing.
“Privacy Obligations” means applicable laws, contractual obligations, self-regulatory standards, or written policies or terms of use of the Company or of the Company’s Subsidiaries that are related to privacy, information security, data protection or the Processing of Personal Data, including the Card Association Rules, in each case as and to the extent applicable to the operation of the Company’s business.

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“Process” or “Processing” means the receipt, access, acquisition, collection, compilation, use, storage, processing, safeguarding, security, disposal, destruction, disclosure, or transfer of Personal Data.
“Prohibited Transferee” means each Third Party set forth in Exhibit C hereto and any Affiliate thereof.
“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).
“Purchase Price” shall have the meaning set forth in Section 2.01.
“Purchaser” shall have the meaning set forth in the preamble hereto.
“Purchaser Affiliates” shall have the meaning set forth in Section 4.03(a).
“Registrable Securities” shall mean (i) the shares of Company Common Stock issuable or issued upon conversion of any shares of the Series A Preferred Stock and (ii) any securities issued as or pursuant to (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as or pursuant to) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) (assuming the maximum number of shares of Company Common Stock are issued upon conversion of the Series A Preferred Stock and without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (ii); provided that any such shares of Company Common Stock will cease to be Registrable Securities when (a) such shares have been sold or otherwise disposed of pursuant to an effective Registration Statement or in compliance with Rule 144, or such shares may be immediately offered and sold without volume limitations or other restrictions on transfer under Rule 144 (including without application of paragraphs (d), (e), (f) and (h) of Rule 144) as determined in the reasonable judgment of the holder thereof (it being understood that a written opinion of the Company’s outside legal counsel to the effect that such shares may be so sold shall be conclusive evidence this clause has been satisfied), or (d) such shares cease to be outstanding.
“Registration Date” shall have the meaning set forth in Section 5.01(a).
“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article V, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel (including local counsel if required) and independent public accountants for the Company and of a single counsel for the holders of Registrable Securities, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., all the Company’s internal expenses, transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting fees, discounts and commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the selling holders; provided that Registration Expenses shall not include more than $50,000 per offering of fees and disbursements of counsel and other advisors for the holders of Registrable Securities.

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“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Registration Termination Date” shall have the meaning set forth in Section 5.01(b).
“Regulatory Agencies” shall have the meaning set forth in Section 3.01(l).
“Representatives” shall have the meaning set forth in Section 4.15.
“Restricted Period” shall mean the period commencing on the Closing Date and ending on the earlier of (i) the date that is twelve (12) months following the Closing Date and (ii) the consummation of any Change in Control.
“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time.
“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
“Security Breach” means any (i) unauthorized acquisition of, access to, loss of, or misuse (by any means) of Personal Data or Confidential Data; (ii) unauthorized or unlawful Processing, sale, or rental of Personal Data or Confidential Data; or (iii) other act or omission that compromises the security, integrity, or confidentiality of Personal Data or Confidential Data.
“Selling Holders” shall have the meaning set forth in Section 5.03(a)(i).
“Software” means computer software programs and databases, including all source code, object code, firmware and embedded versions thereof, along with, specifications, designs and documentation therefor.
“Specified Guidelines” shall have the meaning set forth in Section 4.06(c).
“Specified Persons” shall have the meaning set forth in Section 6.12.
“Standstill Period” shall mean the period commencing on the Closing Date and ending on the earliest of (i) the later of (A) ninety (90) days after the date on which no H.I.G. Designee is serving on the Board of Directors or a Person is serving as an H.I.G. Observer (and as of such time the Purchaser no longer has board nomination or observer rights pursuant to this Agreement or otherwise irrevocably waives in a writing delivered to the Company all of such rights) and (B) the three (3) year anniversary of the Closing Date, (ii) ninety (90) days after the

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date the date on which the H.I.G. Group no longer collectively Beneficially Owns any of the Acquired Shares (or shares of Company Common Stock issued or issuable upon conversion of the Acquired Shares), and (iii) the consummation of a Change in Control.
“Standstill Period Fall-Away Date” shall have the meaning set forth in Section 4.03(d).
“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.
“Take-Down Notice” shall have the meaning set forth in Section 5.02(c).
“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding (including backup withholding), duties, intangibles, franchise, escheat, abandoned or unclaimed property, value-added, and other taxes imposed by a Governmental Entity, or any governmental fee or other like assessment or charge in the nature of (or similar to) a tax, together with all interest, penalties and additions to tax imposed with respect thereto.
“Tax Return” shall mean any report, return, statement, declaration, estimate, schedule, notice, notification, form, election, or certificate, information return, claim for refund, Tax credit, incentive or benefit, or other similar document (including any amendments thereto) filed or required to be filed with any Governmental Entity with respect to Taxes.
“Technology” means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, formulas, algorithms, compositions, processes and techniques, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, graphics, illustrations, artwork, documentation, and manuals), IT Systems, integrated circuits and integrated circuit masks, equipment, and all other forms of technology and business materials, whether tangible or intangible, embodied in any form, whether or not protectable or protected by patent, copyright, mask work right, trade secret law, or otherwise, and all documents and other materials recording any of the foregoing.
“Third Party” shall mean any Person other than the Purchaser or any Affiliate of the Purchaser or the Company and its Affiliates.
“transfer” shall have the meaning set forth in Section 4.02(a).
“Transaction Agreements” shall mean this Agreement and the Certificate of Designations.
“Transactions” shall mean the consummation of the transactions contemplated by this Agreement and each other Transaction Agreement.
“Treasury Regulations” means the regulations promulgated under the Code.

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“Underwritten Offering” shall mean a sale of Registrable Securities to an underwriter or underwriters for reoffering to the public, including in a block trade offered and sold through an underwriter or underwriters.
“Union” shall mean a labor union, trade union, works council or other employee representative body.
“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.
“VWAP” per share of Company Common Stock on any Business Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) in respect of the period from the open of trading on the relevant Business Day until the close of trading on such Business Day (or if such volume-weighted average price is unavailable, the market price of one share of Company Common Stock on such Business Day determined, using a volume-weighted average method, by an independent financial advisor retained for such purpose by the Company).
“WKSI” means a “well known seasoned issuer” as defined under Rule 405.
Section 1.02.General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Wherever the word “or” is used in this Agreement, it is used in its inclusive sense (“and/or”). Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), references to “the date hereof” refer to the date of this Agreement and references herein to Articles or Sections refer to Articles or Sections of this Agreement.
ARTICLE II
SALE AND PURCHASE OF THE ACQUIRED SHARES

Section 2.01.Sale and Purchase of Acquired Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, 2,250,000 (two million, two hundred fifty thousand) shares of Series A Preferred Stock (the “Acquired Shares”) for an aggregate purchase price equal to $225,000,000 (two hundred, twenty-five million dollars) (such aggregate purchase price, the “Purchase Price”).

Section 2.02.Closing.

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(a)The closing (the “Closing”) of the purchase and sale of the Acquired Shares hereunder shall take place electronically at 8:00 a.m. San Francisco time on the date that is three (3) Business Days after the conditions set forth in Section 2.02(c) and (d) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing) or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser (the date on which the Closing actually occurs, the “Closing Date”).
(b)To effect the purchase and sale of Acquired Shares, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:
(i)the Company shall issue and deliver to the Purchaser the Acquired Shares, free and clear of all liens, except restrictions imposed by the Certificate of Designations, the Purchaser, applicable securities laws and in this Agreement, including pursuant to Section 4.02;
(ii)the Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to the Purchaser in an aggregate amount equal to the Purchase Price; and
(iii)the Purchaser shall deliver to the Company a duly completed and executed IRS Form W-9 (or a substantively equivalent form, including an applicable Form W-8).
(c)The obligations of the Purchaser to purchase the Acquired Shares to be purchased by it hereunder are subject to the satisfaction or waiver by the Purchaser of the following conditions as of the Closing:
(i)the purchase and sale of the Acquired Shares, and the consummation of the Transactions, shall not be prohibited or enjoined by any court of competent jurisdiction;
(ii)the waiting period (and any extension thereof) applicable to the consummation of Transactions under the HSR Act shall have expired or early termination thereof shall have been granted;
(iii)prior to the Closing, (A) the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and (B) the Purchaser shall have received confirmation from the Secretary of State of the State of Delaware reasonably satisfactory to the Purchaser that such filing has occurred;
(iv)(x) the representations and warranties of the Company set forth in Section 3.01(a), the first and second sentence of Section 3.01(b)(i) and Section 3.01(b)(ii), 3.01(c), 3.01(e), 3.01(f), and 3.01(o) shall be true and correct in all material respects at and as of the date hereof, and at and as of the Closing (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date); and (y) the representations and warranties of the Company set forth in Section 3.01 (other than those set forth in Section 3.01(a), the first and second sentence of Section 3.01(b)(i) and Section 3.01(b)(ii), 3.01(c), 3.01(e), 3.01(f), 3.01(h)(ii) and 3.01(o)) shall be true and correct at and as of the date hereof and as of the Closing (except to the

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extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date) (without giving effect to materiality, Material Adverse Effect (except with respect to Section 3.01(h)(ii)), or similar phrases in the representations) except where the failure of such representations and warranties referenced in this clause (iv) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;
(v)the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing;
(vi)since the date hereof to the Closing, there shall not have occurred a Material Adverse Effect;
(vii)the Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Section 2.02(c)(iv), (v), and (vi) have been satisfied;
(viii)the NASDAQ Shares Notification shall have been filed with NASDAQ and NASDAQ shall have confirmed in writing that it does not have any objections thereto;
(ix)The Company shall have delivered to Purchaser a legal opinion of Wilson Sonsini Goodrich & Rosati, PC, in a form reasonably acceptable to Purchaser;
(x)Without the consent of the Purchaser, the Existing Credit Facility (as in effect on the date hereof) shall not have been amended, modified, or supplemented in any material respect on or prior to the Closing; and
(xi)Either (x) the Auditor shall have determined that consummation of the Transactions will not result in the Auditor failing to be considered independent, or otherwise disqualify the Auditor from continuing to serve as the Company’s independent registered public accounting firm, under the rules and regulations of the SEC or the Public Company Accounting Oversight Board, or (y) the Auditor shall have obtained regulatory relief, waiver or confirmation of no objection from the SEC with respect thereto, after giving effect to any modifications to the terms of this Agreement and the Certificate of Designations that the Purchaser in its sole discretion has agreed to make effective at the Closing (provided that such modifications are reasonably acceptable to the Company).
(d)The obligations of the Company to sell the Acquired Shares to the Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:
(i)the purchase and sale of the Acquired Shares, and the consummation of the Transactions, shall not be prohibited or enjoined by any court of competent jurisdiction;

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(ii)the waiting period (and any extension thereof) applicable to the consummation of Transactions under the HSR Act shall have expired or early termination thereof shall have been granted;
(iii)the representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct in all material respects on and as of the Closing, other than those representations and warranties of the Purchaser set forth set forth in the first sentence of Section 3.02(d), which shall be true and correct in all respects on and as of the Closing;
(iv)the Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing;
(v)the Company shall have received a certificate duly executed by an executive officer of the Purchaser on behalf of the Purchaser, dated as of the Closing Date certifying that the conditions specified in Section 2.02(d)(iii) and (iv) have been satisfied;
(vi)NASDAQ shall have confirmed in writing that it expressly approves the Transactions and the Certificate of Designations or that it does not have any objections thereto, such writing to include a determination by NASDAQ (i) that approval of the Transactions by the holders of a majority of the outstanding capital stock of the Company shall not be necessary and (ii) that the Transactions shall not subject the Company to NASDAQ’s de-listing procedures; and
(vii)Either (x) the Auditor shall have determined that consummation of the Transactions will not result in the Auditor failing to be considered independent, or otherwise disqualify the Auditor from continuing to serve as the Company’s independent registered public accounting firm, under the rules and regulations of the SEC or the Public Company Accounting Oversight Board, or (y) the Auditor shall have obtained regulatory relief, waiver or confirmation of no objection from the SEC with respect thereto, after giving effect to any modifications to the terms of this Agreement and the Certificate of Designations that the Purchaser in its sole discretion has agreed to make effective at the Closing (provided that such modifications are reasonably acceptable to the Company).
Section 2.03.Use of Proceeds. The Company shall use the proceeds from the Purchase Price for working capital and general corporate purposes.
Section 2.04.Termination. This agreement will terminate as follows:
(a)if the Closing does not occur on or prior to 5:30 p.m. San Francisco time on May 10, 2021 (the “Termination Date”), either party may terminate this agreement upon written notice to the other party in accordance with Section 6.02; provided, that such notifying party is not then in material breach of this Agreement; or
(b)by mutual written consent of the Purchaser and the Company at any time prior to the Termination Date.

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Upon any termination in accordance with and pursuant to this Section 2.04, each of the parties hereto shall be relieved of its duties and obligations arising under this Agreement after the date of such termination; provided, further, that no such termination shall relieve any party hereto of liability for any breach or default under this Agreement prior to such termination.
ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.Representations and Warranties of the Company. Except as disclosed (i) in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or (ii) in a disclosure letter delivered herewith (provided that any such disclosure shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date as follows:
(a)Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect.
(b)Capitalization.
(i)The authorized share capital of the Company consists of 10,000,000 shares of preferred stock, par value $0.001 per share and 100,000,000 shares of Company Common Stock, par value of $0.001 per share including 7,000,000 shares of Company Common Stock authorized under the 2014 Equity Incentive Plan, as amended (the “2014 Plan”). As of January 31, 2021, there were (i) zero (0) shares of Preferred Stock issued and outstanding and 25,931,234 shares of Company Common Stock issued and outstanding, (ii) outstanding equity grants to acquire 524,003 shares of Company Common Stock issuable upon the exercise of stock

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options outstanding under the 2014 Plan; (iii) 2,346,941 shares of Company Common Stock issuable upon the vesting or settlement of restricted stock units outstanding under the 2014 Plan; (iv) 1,524,284 shares of Company Common Stock reserved for future issuance under the 2014 Plan; and (v) 500,000 shares of Company Common Stock reserved for issuance under the eHealth, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”), of which zero (0) shares of Company Common Stock have been issued as of January 31, 2021.
(ii)Since December 31, 2020, (i) the Company has only issued options to purchase, stock purchase rights, restricted stock units and performance stock units with respect to shares of Company Common Stock in the ordinary course of business and (ii) the only shares of capital stock issued by the Company were pursuant to outstanding options to purchase shares of Company Common Stock, stock purchase rights, restricted stock units and performance stock units with respect to shares of Company Common Stock. As of December 31, 2020, the only equity or equity-based incentive plans sponsored or maintained by the Company under which stock-based awards may be granted are the 2014 Plan and the 2020 ESPP. All options to purchase Company Common Stock were granted with a per share exercise price that is no less than the fair market value of the shares of Company Common Stock on the date such option was granted. Each option to purchase Company Common Stock, and each restricted stock unit and performance stock unit with respect to Company Common Stock, was granted in all material respects in accordance with the term of the applicable Company equity plan and all applicable laws. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth in this Section 3.01(b)(i) and (ii), the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as provided in this Agreement, the Certificate of Designation and except as set forth in or contemplated by this paragraph (ii), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.
(c)Authorization. The execution, delivery and performance of this Agreement and other Transaction Agreements (if and when entered), and the consummation of the Transactions, have been or will be duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement and each other Transaction Agreement to which the Purchaser is or will be a party constitutes the valid and binding obligation of the Purchaser, this Agreement and each other Transaction Agreement to which the Company is or will be a party is or will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the

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limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).
(d)General Solicitation; No Integration. Other than with respect to the Purchaser and its Affiliates, neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Acquired Shares. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Acquired Shares sold pursuant to this Agreement.
(e)Valid Issuance. The Acquired Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Acquired Shares will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available for issuance the maximum number of shares of Company Common Stock initially issuable upon conversion of the Acquired Shares if such conversion were to occur immediately following Closing. The Company Common Stock to be issued upon conversion of the Acquired Shares in accordance with the terms of this Agreement, the Certificate of Designations has been duly authorized, and when issued upon conversion of the Acquired Shares, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights (other than as set forth in this Agreement). As of the date hereof, the Company is eligible to file a registration statement on Form S-3 under the Securities Act.
(f)Non-Contravention; No Consents. The execution, delivery and performance of the Transaction Agreements, the issuance of the Acquired Shares and shares of Company Common Stock issuable upon conversion of the Acquired Shares in accordance with their terms and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, (iii) any statute, law, rule or regulation applicable to the Company or any of its Subsidiaries, or (iv) any judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches and violations and imposition of liens, charges or encumbrances that would not individually or in the aggregate, have a Material Adverse Effect. Assuming the accuracy of the

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representations of the Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act, requirements or regulations in connection with the issuance of the Acquired Shares, (B) the filing of the NASDAQ Shares Notification, (C) any required filings or approvals pursuant to the Exchange Act or the rules of the SEC or the NASDAQ, or (D) as have been obtained, completed or provided prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, consultation, declaration or filing with, or notice to any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article V), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(g)Reports; Financial Statements.
(i)The Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal year ended December 31, 2019, (B) its proxy statement relating to the annual meeting of the stockholders of the Company held in 2020 and (C) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2019 and through the date hereof, to the extent that such documents have actually been filed with or furnished to the SEC (collectively, the “Company Reports”).
(ii)As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
(iii)Each of the consolidated balance sheets, and the related consolidated statements of comprehensive income, changes in stockholders’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end adjustments, (C) have been prepared in accordance with GAAP

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consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the requirements of the SEC.
(iv)The Company has established and maintains, and at all times since January 1, 2018 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act relating to the Company and its consolidated Subsidiaries sufficient to provide reasonable assurance that (a) transactions are executed in accordance with Company management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Company management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since January 1, 2018, there has not been any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.
(v)There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable law to be disclosed by the Company in any document required to be filed by the Company with the SEC and is not so disclosed.
(h)Absence of Certain Changes. Since September 30, 2020 until the date hereof, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or would require the Company to file a current report on Form 8-K that has not been filed.

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(i)No Undisclosed Liabilities. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred since September 30, 2020 in the ordinary course of business, and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(j)Compliance with Applicable Law. Each of the Company and its Subsidiaries is in compliance, and has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, award, stipulation, decision, judgment, decree, ordinance, rule, regulation, policy or guideline of any Governmental Entity (including, without limitation, the Healthcare Laws, all Anti-Corruption Laws and Global Trade Laws, and all Employment Laws) applicable to the Company or such Subsidiary, except for any failure to comply, default or violation which would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not paid any commission, fee, reward, rebate or other consideration of any kind for procuring or influencing the procurement of any insurance related contract to any person who is not qualified under applicable law to receive such payment, except where doing so would not violate applicable law or regulations or would not, singly or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have established and maintain internal controls and procedures reasonably designed to ensure compliance with Healthcare Laws, Anti-Corruption Laws and Global Trade Laws.
(k)Legal Proceedings and Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, charges, actions, arbitrations, mediations or governmental investigations or audits of any nature against the Company or any of its Subsidiaries (i) that, individually or in the aggregate, are material to the Company and its Subsidiaries as a whole or (ii) that challenge the validity of or seek to prevent the Transactions. As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any order, award, stipulation, decision, ruling, determination, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries as a whole, to the knowledge of the Company, there is no investigation, audit or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries. Since May 6, 2020, none of the Company or any of its Subsidiaries has received any comment letters or other similar correspondence from the SEC, and, to the knowledge of the Company, there are no matters related to the Company that are currently the subject of an investigation by the SEC. None of the Company or any of its Subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. None of the Company or any of its Subsidiaries has received any notice or other communication from any of the Company’s top ten insurance carrier customers or top ten business development partners, in each case measured by revenue attributable to such

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insurance carrier or business development partner during fiscal year 2020, that such Third Party intends to cancel, terminate, or otherwise adversely modify its relationship with the Company (whether related to payment, price, volume, services or otherwise) for any reason, except as would not be material to the Company or its Subsidiaries taken as a whole (for this purpose, including any cancelation, termination, or other modification that would reasonably be expected reduce annual revenue to the Company and its Subsidiaries by an amount greater than $20,000,000).
(l)Permits. The Company and its Subsidiaries possess such certificates, licenses, approvals, registrations, clearances, authorizations or permits, and all supplements or amendments thereto (“Permits”), required by state, federal or foreign regulatory agencies or bodies (“Regulatory Agencies”) to conduct their respective businesses as currently conducted including, without limitation, any Permits required by the government of the People’s Republic of China (including any provincial, municipal and district authorities) in connection with the operation of the Company’s Chinese Subsidiary, necessary to conduct their respective businesses, and the Company and its Subsidiaries are in compliance with the terms of such Permits, except where the failure to have or comply with such Permits would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The Company and its Subsidiaries have fulfilled and performed all of their obligations with respect to the Permits and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any Permit, except as would not have a Material Adverse Effect. All such Permits are in full force and effect, except as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries, and, to the Company’s knowledge, any person acting on behalf of or for the Company, have submitted all applications, notifications, submissions, information, claims, reports and statistics, filings, and other data and conclusions derived therefrom (collectively, the “Submissions”) to the Regulatory Agencies as required for the conduct of their respective businesses as currently conducted, and all such Submissions, when submitted to the applicable Regulatory Agency were true, complete and correct in all material respects as of the date of submission, and any necessary or required updates, changes, corrections or modification to such Submissions have been submitted to the applicable Regulatory Agency. None of the Company, its Subsidiaries nor, to the Company’s knowledge, any of its respective officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)), or any person acting on behalf of or for the Company, is or has been excluded, suspended or debarred from participation in any state or federal health care program pursuant to 42 U.S.C. § 1320a–7, or made subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result in such exclusion, suspension or debarment.
(m)Investment Company Act. The Company is not, and immediately after receipt of payment for the Acquired Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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(n)Taxes and Tax Returns.
(i)The Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all material respects, and the Company and each of its Subsidiaries has timely paid (or has had timely paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by it, except with respect to Taxes contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; and
(ii)there are no ongoing or pending disputes, audits, actions, suits, examinations, claims or other legal proceedings or claims asserted in writing, in respect of Taxes or Tax Returns of the Company or any of its Subsidiaries; and
(iii)as of the close of December 31, 2020, neither the Company nor any of its Subsidiaries had any current or accrued earnings and profits for U.S. federal income tax purposes.
(o)No Piggyback or Preemptive Rights. Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to (i) require the Company to include in any Registration Statement filed pursuant to Article V any securities other than the Registrable Securities or (ii) preemptive rights to subscribe for the Company Common Stock issuable upon conversion of the Acquired Shares, except in each case of (i) and (ii), as may have been duly waived.
(p)Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.
(q)Intellectual Property.
(i)The Company or one of its Subsidiaries owns all worldwide rights, title and interests in and to each item of Company Intellectual Property, free and clear of any liens, charges or encumbrances, except as would not have a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess sufficient rights to use all Technology and Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted. The Company and its Subsidiaries will continue to own or have after the Closing, valid rights or licenses as are sufficient to use all of the Intellectual Property and Technology used by the Company and its Subsidiaries to the same extent as prior to the Closing in all material respects.

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(ii)No third party has claimed any rights in any Intellectual Property that is owned by the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries is aware of any facts which would form a reasonable basis for any such claim, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, there is no infringement, misappropriation or other violation by third parties of any Intellectual Property that is owned by the Company except as would not, individually or in the aggregate, have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or and of its Subsidiaries’ rights in or to any Intellectual Property that is owned by a third party, and neither the Company nor any of its Subsidiaries is aware of any facts which would form a reasonable basis for any such claim, except as would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property that is owned by the Company, and neither the Company or any of its Subsidiaries is aware of any facts which would form a reasonable basis for any such claim, except as would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates any Intellectual Property owned by a third party, and neither the Company nor any of its Subsidiaries is aware of any facts which would form a reasonable basis for any such claim, except for any pending or threatened action, suit, proceeding or claim which would not, individually or in the aggregate, have a Material Adverse Effect.
(iii)The Company has not granted to any third party any rights or licenses under the Intellectual Property other than non-exclusive licenses granted in the ordinary course of business.
(iv)The Company and its Subsidiaries have maintained and currently maintain commercially reasonable controls, policies, procedures and safeguards designed to maintain and protect the confidentiality of the Company’s and its Subsidiaries’ confidential information and trade secrets and any other confidential information or trade secrets maintained or transferred through, maintained or processed on the IT Systems, and the integrity, continuous operation, and security of all IT Systems and confidential information or trade secrets, except for where failure to maintain such controls, policies, procedures and safeguards would not, singly or in the aggregate, have a Material Adverse Effect. All current and former employees and contractors of the Company and its Subsidiaries who contributed to any material Company Intellectual Property or Technology have executed enforceable contractual obligations that assign to the Company or one of its Subsidiaries all of such Person’s respective rights relating to such Company Intellectual Property or Technology.

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(v)The Company and its Subsidiaries lawfully own, lease, or license all IT Systems that are used in the operations of their respective businesses, which, except as would not, singly or in the aggregate, have a Material Adverse Effect, the IT Systems are reasonably sufficient for the immediate needs of the Company and its Subsidiaries, including as to capacity, scalability, and ability to process current peak volumes in a timely manner, and the Company and its Subsidiaries will continue to have such rights immediately after the Closing. In the past three years, there has been no failure or other material substandard performance of any IT System, in each case which has caused a material disruption to the Company or any of its Subsidiaries, except where the failure to operate and perform as required would not, singly or in the aggregate, have a Material Adverse Effect.
(vi)Neither the Company nor any of its Subsidiaries have used any Open Source Software in a manner that would (i) require any Company Intellectual Property to be disclosed, delivered, distributed, licensed or otherwise made available in source code form, (ii) limit the Company’s or any of its Subsidiaries’ freedom to seek full compensation in connection with the marketing, licensing or distribution of any of the products or services of their respective businesses, (iii) allows a third party to decompile, disassemble or otherwise reverse engineer or re-license any Technology or Company Intellectual Property, or (iv) grant any patent license, non-assertion covenant, or other rights under any Company Intellectual Property.
(r)Employee Benefits.
(i)All Company Plans have been administered in all material respects in compliance with its terms and all applicable laws and all employer and employee contributions required by law or by the terms of the plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, with respect to each such Company Plan, except as would not have a Material Adverse Effect. There are no judicial or governmental agency (domestic or foreign regulatory) audits, investigations or proceedings pending or, to the knowledge of the Company, threatened with respect to any Company Plan other than claims for benefits thereunder in the ordinary course that would not have a Material Adverse Effect.
(ii)Neither the Company nor any of its ERISA Affiliates has ever within the past six (6) years sponsored, maintained, or contributed to, or has or could reasonably be expected to have any liability with respect to (A) a “defined benefit plan” as defined in Section 3(35) of ERISA, (B) a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, (C) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (D) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, (E) a “multiple employer plan” within the meaning of Section 413(c) of the Code, in each case, whether or not subject to the Code or ERISA, or (F) a plan or arrangement for the benefit of any service provider outside of the U.S. or subject to non-U.S. laws, except, in each case, as would not have a Material Adverse Effect.

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No Company Plan provides health or other welfare benefits to former employees of the Company other than health continuation coverage pursuant to COBRA at the employee’s sole expense.
(iii)Each of the Company Plans intended to qualify under section 401 of the Code has been determined by the IRS to be so qualified and, to the knowledge of the Company, nothing has occurred with respect to the operation of any such plan which could reasonably be expected to result in the revocation of such favorable determination. None of the Company nor any of its Subsidiaries has engaged in any transaction that could subject the Company or any of its Subsidiaries to a Tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA. Each Company Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has at all times been maintained and operated in all material respects in both operational and documentary compliance with Section 409A of the Code.
(iv)Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (A) result in any payment becoming due to any employee of the Company or any of its Subsidiaries; (B) increase any benefits otherwise payable under any Company Plan; or (C) result in the acceleration of the time of payment or vesting of any such benefits, in each case, that would be required to be satisfied by Purchasers or any designee of the Purchaser following the Closing.
(s)Labor Matters. There are no strikes or other labor disputes (including any work slowdowns, lockouts, stoppages or picketing) or Union organizing efforts or drives or petitions or demand for recognition pending or, to the Company’s knowledge, threatened, against or affecting the Company or any of its Subsidiaries, and there have been no such troubles or efforts for the past three years. No employee of the Company or any of its Subsidiaries who works within the United States is represented by a Union. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to, any collective bargaining agreement or other contract with any Union and no such contract is being negotiated by the Company or any of its Subsidiaries. No notice, consent or consultation obligations with respect to any employees of the Company or any of its Subsidiaries, or any Union, will be a condition precedent to, or triggered by, the execution of this Agreement or the consummation of the transactions contemplated hereby.
(i)No current Executive Officer or employee with a title of Senior Vice President or above has given notice of termination of employment or otherwise disclosed plans to terminate employment with the Company or any of its Subsidiaries within the twelve (12) month period following the date hereof.
(ii)During the previous three years, no director or Executive Officer or employee with a title of Vice President or above of the Company has been the subject of any allegation of sex-based discrimination, sexual harassment or sexual misconduct in connection with their directorship or employment by the Company that has been reported to the Company’s human resources department or to the Company’s whistleblower hotline.

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(iii)Since March 1, 2020, neither the Company nor any of its Subsidiaries have instituted any reductions in force or layoffs affecting fifty (50) or more employees, put fifty (50) or more employees on unpaid leave or furlough, or materially reduced the hours or weekly pay of fifty (50) or more employees, in each case at a single site.
(t)Data Privacy and Cybersecurity. The Company is in compliance with all applicable Privacy Obligations, including, where applicable, state data breach notification legal requirements; the Gramm-Leach Bliley Act; Children’s Online Privacy Protection Act, and all similar state statutes and regulations concerning privacy or security with respect to personal data of or concerning an individual (including “protected health information” as that term is defined under HIPAA), except, in each case, as would not have a Material Adverse Effect.
(u)The IT Systems perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to operate and perform as required would not, singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, the IT Systems are free and clear of Trojan horses, time bombs, viruses and other malware designed to damage or corrupt the IT Systems, except as would not, singly or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have maintained and currently maintain commercially reasonable controls, policies, procedures and safeguards designed to maintain and protect their Confidential Data, and the integrity, continuous operation, and security of all IT Systems and Confidential Data, except where the failure to maintain such controls, policies, procedures and safeguards would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, except as would not, singly or in the aggregate, have a Material Adverse Effect, there have been no (i) Security Breaches or unauthorized uses of or accesses to the IT Systems, nor (ii) any incidents under internal review or investigations relating to the same that does or may constitute a Security Breach or unauthorized use of or access to such IT Systems.
(v)No Additional Representations. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, (i) no person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by the Purchaser pursuant to this Agreement. Notwithstanding the foregoing, nothing in this Section 3.01(v) or elsewhere in this Agreement shall limit any claims based on fraud.
Section 3.02.Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof and at and as of the Closing Date, as follows:

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(a)Organization; Ownership. The Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of the Purchaser’s formation and has all requisite limited partnership power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.
(b)Authorization; Sufficient Funds; No Conflicts.
(i)The Purchaser has full power and authority under its limited partnership agreement pursuant to the Delaware Revised Uniform Partnership Act to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary partnership action on behalf of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.
(ii)At the Closing, assuming receipt of the funds under the Equity Commitment Letter, the Purchaser will have available funds necessary to consummate the Closing and pay the Purchase Price on the terms and subject to the conditions contemplated in this Agreement.
(iii)The execution, delivery and performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions to which it is a party and the compliance by the Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Purchaser (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which it is a party.
(c)Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the HSR

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Act, requirements or regulations in connection with the issuance of Acquired Shares or shares of Company Common Stock upon the conversion of the Acquired Shares and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by the Purchaser.
(d)Securities Act Representations.
(i)The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act), and is aware that the issuance of the Acquired Shares is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Purchaser is acquiring the Acquired Shares (and any shares of Company Common Stock issuable upon conversion of the Acquired Shares) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Acquired Shares (or any shares of Company Common Stock issuable upon conversion of the Acquired Shares) and agrees not to reoffer or resell the Acquired Shares in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Shares (and any shares of Company Common Stock issuable upon conversion of the Acquired Shares) and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Purchaser has not relied upon any information provided by Moelis & Company or any investigation of the Company conducted by Moelis & Company and the Purchaser agrees that Moelis & Company shall have no direct liability to the Purchaser in connection with the Transactions.
(ii)Neither the Purchaser nor any of its Affiliates is acting in concert, and neither the Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of the Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, in each case, other than with respect to any bona fide loan from one or more financial institutions.
(e)Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

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(f)Ownership of Shares. None of the Purchaser or its Affiliates Beneficially Own any shares of Company Common Stock (without giving effect to the issuance of the Acquired Shares) other than any shares of Company Common Stock that may be Beneficially Owned by managing directors, officers or other employees of any member of the H.I.G. Group.
(g)Financing.
(i)Equity Commitment Letter. As of the date hereof, the Purchaser has delivered to the Company a true and complete copy of the Equity Commitment Letter, pursuant to which H.I.G. Middle Market LBO Fund III, L.P. (the “Equity Provider”), has committed, subject only to the terms and conditions thereof, to invest the amounts set forth therein (the “Equity Financing”). The Equity Commitment Letter provides that (A) the Company is an express third party beneficiary thereof; and (B) the Purchaser and Equity Provider will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity in connection with the exercise of such third party beneficiary rights.
(ii)No Amendments. As of the date hereof, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified as of the date hereof and as of the date of the Closing; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. There are no other contracts, agreements, side letters or arrangements to which the Purchaser is a party relating to the funding or investing, as applicable, that would reasonably be expected to adversely affect the availability or conditionality of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter. Other than as set forth in the Equity Commitment Letter, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Equity Financing.
(iii)Sufficiency of Equity Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter, will be, in the aggregate, sufficient to pay the Purchase Price on the terms and subject to the conditions contemplated in this Agreement. The Company acknowledges (x) the separate corporate existence of the Purchaser and (y) that the sole asset of the Purchaser is cash in a de minimis amount and its rights under this Agreement and the Equity Commitment Letter, in each case in accordance with, and subject to, the terms and conditions set forth herein and therein and that no additional funds will be contributed to the Purchaser unless and until the Closing occurs pursuant to the terms and conditions of this Agreement.
(iv)Validity. As of the date hereof, the Equity Commitment Letter (in the form delivered by the Purchaser to the Company) is in full force and effect and constitutes the legal, valid and binding obligations of the Purchaser and Equity Provider, as applicable, enforceable against the Purchaser and Equity Provider, as

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applicable, in accordance with their terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity. Assuming the accuracy of the representations and warranties set forth in Article III in all respects as of the date of this Agreement, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of the Purchaser or Equity Providers pursuant to the Equity Commitment Letter. Subject to the Company’s compliance with this Agreement and the satisfaction (or waiver) of the conditions set forth in Section 2.02(c), as of the date hereof, the Purchaser has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it, whether or not such term or condition is contained in the Equity Commitment Letter. As of the date of the Closing the Purchaser has fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date hereof, in each case pursuant to and in accordance with the terms of the Equity Commitment Letter.
(h)No Additional Representations.
(i)The Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and the Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement. Notwithstanding the foregoing, nothing in this Section 3.02(h)(i) or elsewhere in this Agreement shall limit any claims based on fraud.
(ii)The Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges the Purchaser has been provided with sufficient access for such purposes. The Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any

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certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Purchaser as having been authorized by the Company and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement and in any certificate delivered by the Company pursuant to this Agreement.
ARTICLE IV
ADDITIONAL AGREEMENTS

Section 4.01.Reasonable Best Efforts; Filings
(a)Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser shall cooperate with each other and use (and shall cause its Subsidiaries to use) its reasonable best efforts (unless, with respect to an action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Entity or Third Party necessary, proper or advisable for the performance of the parties’ obligations pursuant to this Agreement and to consummate the Transactions, (iii) execute and deliver any additional instruments necessary to consummate the Transactions, and (iv) defend or contest in good faith any claim or cause of action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Acquired Shares, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.
(b)The Company and the Purchaser agree to make an appropriate filing of a Notification and Report Form (“HSR Form”) pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to promptly take any and all steps

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necessary to avoid or eliminate each and every impediment and obtain all consents that may be required pursuant to the HSR Act, so as to enable the parties hereto to consummate the Transactions. The Purchaser shall pay all filing fees required under the HSR Act.
(c)Each of the Company and the Purchaser shall use their respective reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with a Governmental Entity in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the Transactions, including any proceeding initiated by a private person, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by the Company or the Purchaser, as the case may be, from or given by the Company or the Purchaser, as the case may be, to the Federal Trade Commission (“FTC”), the Department of Justice (“DOJ”) or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Transactions, (iii) subject to applicable laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other party with respect to information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Entity in connection with the Transactions, other than “4(c) and 4(d) documents” as that term is used in the rules and regulations under the HSR Act and other confidential information contained in the HSR Form, and (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.
(d)Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4.01 shall require the H.I.G. Group to take any action to cause any of its controlled Affiliates (other than the Purchaser or any assignees of the Purchaser that become a party to this Agreement pursuant to Section 4.02(a)) to take any action, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such Affiliates or any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of the Purchaser or such Affiliate of Purchaser who becomes a party hereto with respect to satisfying the conditions set forth in Section 2.02(c)(i) or Section 2.02(d)(ii). The parties understand and agree that all obligations of Purchaser related to regulatory approvals shall be governed exclusively by this Section 4.01.
(e)Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4.01 shall require the Company to take any action to cause any of its Subsidiaries or Affiliates to take any action, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of the Company or any such Subsidiaries or Affiliates with respect to satisfying the conditions set forth in Section 2.02(c)(i) or Section 2.02(d)(ii). The parties understand and agree that all obligations of the Company related to regulatory approvals shall be governed exclusively by this Section 4.01.

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(f)In the event that the Auditor determines that consummation of the Transactions will result in the Auditor failing to be considered independent, or otherwise disqualify the Auditor from continuing to serve as the Company’s independent registered public accounting firm, under the rules and regulations of the SEC or the Public Company Accounting Oversight Board, the Company shall request that the Auditor seek regulatory relief, waiver or confirmation, as applicable, from the SEC, confirming that the SEC would not object to the Auditor continuing to serve as the Company’s independent registered public accounting firm following the Transaction. In such event, the Purchaser and the Company shall cooperate and take, or cause to be taken, all actions commercially reasonably necessary, and do, or cause to be done, and assist and cooperate with the Auditor in doing, all things reasonably necessary, proper or advisable to receive such regulatory relief, waiver or confirmation with respect to any failure of the Auditor to be considered independent or otherwise any potential disqualification of the Auditor from continuing to serve as the Company’s independent registered public accounting firm under the rules and regulations of the SEC or the Public Company Accounting Oversight Board; provided, however, nothing in this Section 4.01(f) shall require Purchaser or its Affiliates to sell, divest, convey, hold separate, or otherwise limit its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein of any Affiliates or any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of the Purchaser or such Affiliate of Purchaser who becomes a party hereto, or require any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of the Purchaser to take or omit to take any action (or for Purchaser or any of its Affiliates to cause them take or omit to take any such action), in each case, in connection with such regulatory relief or waiver.
Section 4.02.Restricted Period; Non-Conversion.
(a)During the Restricted Period, notwithstanding any rights provided in Article V, each H.I.G. Investor shall not, without the Company’s prior written consent, directly or indirectly, (x) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, or enter into, or agree to enter into, any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of (any of the foregoing, a “transfer”), any shares of Series A Preferred Stock acquired pursuant to this Agreement or any shares of Company Common Stock issuable or issued upon conversion of shares of Series A Preferred Stock or (y) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any aspect of ownership of any shares of Series A Preferred Stock acquired pursuant to this Agreement or any shares of Company Common Stock issuable or issued upon conversion of any shares of Series A Preferred Stock (such actions in clauses (x) and (y), “Prohibited Transfers”), other than Permitted Transfers. “Permitted Transfers,” shall mean any (i) transfer to any Person in the H.I.G. Group that executes and delivers to the Company a Joinder pursuant to which such Person becomes a Purchaser party to this Agreement and the Confidentiality Agreement and a duly completed and executed IRS Form W-9 (or a substantially equivalent form, including an applicable Form W-8), (ii) transfer to the Company or any of its Subsidiaries, including in connection with the conversion of any shares of Series A Preferred Stock, (iii) transfer to a Third Party for cash solely to the extent that all of the net proceeds of such sale are solely used to satisfy a bona fide margin call (i.e., posted as collateral) pursuant to a Permitted Loan, or

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repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan, (iv) transfer with the prior written consent of the Company, (v) tender of any shares of Series A Preferred Stock or Company Common Stock into an Applicable Tender/Exchange Offer, as defined below (and any related conversion of shares of Series A Preferred Stock to the extent required to effect such tender or exchange), and any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Applicable Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any shares of Series A Preferred Stock or Company Common Stock received pursuant to the conversion of any shares of Series A Preferred Stock that had previously been converted to participate in any such tender or exchange offer), or (vi) any transfer by a limited partner or other investor of any private equity fund sponsored by an H.I.G. Affiliate. “Applicable Tender/Exchange Offer” shall mean any (x) tender or exchange offer made to all of the holders of Company Common Stock by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control solely to the extent that the Board of Directors has not recommended against such tender or exchange offer within the date that is ten (10) Business Days after the date that such tender or exchange offer is made, or (y) any tender or exchange offer by or on behalf of the Company. Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Notwithstanding the foregoing, the Purchaser (or a controlled Affiliate of the Purchaser) shall be permitted to mortgage, hypothecate, and/or pledge any shares of Series A Preferred Stock acquired pursuant to this Agreement and/or the shares of Company Common Stock issuable or issued upon conversion of any shares of Series A Preferred Stock in respect of one or more bona fide purpose (margin) or bona fide non-purpose loans for the benefit of a lender that is not an Affiliate of any member of the H.I.G. Group (each, a “Permitted Loan”). Except with the Company’s prior written consent, any Permitted Loan entered into by the Purchaser or its controlled Affiliates shall be with one or more financial institutions and, subject to applicable securities laws, nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent or trustee to foreclose upon and sell, dispose of or otherwise transfer any shares of Series A Preferred Stock and/or shares of Company Common Stock (including shares of Company Common Stock received upon conversion of shares of Series A Preferred Stock following foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. Notwithstanding the foregoing or anything to the contrary herein, but subject to applicable securities laws, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies in respect of any shares of Series A Preferred Stock or shares of Company Common Stock issuable or issued upon conversion of any shares of Series A Preferred Stock or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, the Purchaser or any of its Affiliates) shall be entitled to any rights (including, without limitation, the rights or benefits provided for in Section 4.06) or have any obligations or be subject to any transfer restrictions or limitations hereunder except and to the extent for

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those expressly provided for in Article V, but shall be subject to the limitations set forth in the Certificate of Designations and applicable securities laws.
(b)Notwithstanding Section 4.02(a), the H.I.G. Investors will not at any time, directly or indirectly (without the prior written consent of the Board of Directors, to be provided in its sole and absolute discretion) transfer any shares of Series A Preferred Stock or shares of Company Common Stock issuable or issued upon conversion of any shares of Series A Preferred Stock to any Prohibited Transferee; provided, however, that this Section 4.02(b) shall not restrict any transfer (x) indirectly of any shares of Company Common Stock as a result of any passive investment by a Prohibited Transferee as a limited partner in an H.I.G. Affiliated Fund, (y) of shares of Company Common Stock underlying the Preferred Stock into the public market pursuant to an Underwritten Offering or a bona fide, broadly distributed firm commitment offering to one or more broker-dealers for resale under Rule 144A and/or Regulation S of the Securities Act or a sale to a broker-dealer under Rule 144 of the Securities Act or (z) to any foreclosure upon or sale, disposition or other transfer of any shares of Series A Preferred Stock or shares of Company Common Stock (including shares of Company Common Stock received upon conversion of shares of Series A Preferred Stock following foreclosure) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default or any other event or occurrence enabling any such lender to exercise rights or remedies under a Permitted Loan.
Section 4.03.Standstill.
(a)The Purchaser agrees that, during the Standstill Period, it shall not, and it shall cause each of its Affiliates and Associates, which, for the avoidance of doubt shall include any H.I.G. Observer (collectively and individually, the “Purchaser Affiliates”) not to, directly or indirectly, in any manner, alone or in concert with others, take any of the following actions without the prior consent of the Company (acting through a resolution of a majority of the Company’s directors not including, in respect of any consent to actions taken or proposed to be taken by the Purchaser or its Affiliates, any H.I.G. Affiliated Director):
(i)make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board of Directors, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board of Directors at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);
(ii)form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Purchaser Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit

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any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;
(iii)acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in the Purchaser (together with the Purchaser Affiliates) having Beneficial Ownership of more than 19.99% in the aggregate of the shares of Company Common Stock outstanding at such time (assuming that all of the Preferred Stock are converted into Company Common Stock), excluding any issuance by the Company of shares of Company Common Stock or options, warrants or other rights to acquire Company Common Stock (or the exercise thereof) to any H.I.G. Affiliated Director as compensation for their membership on the Board of Directors. For the avoidance of doubt, this Section 4.03(a) shall not restrict (A) the conversion of the shares of Preferred Stock into Company Common Stock or (B) any issuance of Company Equity Securities pursuant to terms of this Agreement or the Certificate of Designations. Nothing in this Section 4.03(a) will prevent the Purchaser from making proposals to acquire securities of the Company if the Purchaser does not make any public announcement or disclosure of such proposal and such proposal would not reasonably be expected to require public announcement or disclosure by the Company or the Purchaser. For purposes of this Section 4.03(a), no securities Beneficially Owned by a portfolio company of the Purchaser or its Affiliates will be deemed to be Beneficially Owned by the Purchaser or any of its Affiliates so long as (x) such portfolio company is not an Affiliate of the Purchaser for purposes of this Agreement, (y) neither the Purchaser nor any of the Purchaser Affiliates has encouraged, instructed, directed, supported, assisted or advised, or coordinated with, such portfolio company with respect to the acquisition, voting or disposition of securities of the Company by the portfolio company and (z) neither the Purchaser or any of its Affiliates is a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with that portfolio company with respect to any securities of the Company; or
(iv)enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing.

(b)Nothing in this Section 4.03 shall limit any action that may be taken by any H.I.G. Affiliated Director acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company.

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(c)The provisions of Section 4.03(a) shall not be deemed to prohibit the Purchaser or any Purchaser Affiliates or their respective directors, executive officers, partners, employees, managing members, advisors or agents (acting in such capacity) from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.
(d)The restrictions set forth in Section 4.03(a) shall terminate and be of no further force and effect on the earlier to occur of (i) the date of announcement that the Company has entered into a binding definitive agreement that has been approved by the Board of Directors providing for a transaction that, if consummated, would result in a Change in Control and (ii) the date that is 10 Business Days after the date that any Third Party commences any tender or exchange offer made to all of the holders of Company Common Stock by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control; provided, that with respect to this clause (ii), only if the Board of Directors has not recommended against such tender or exchange offer in a Schedule 14D-9 under the Exchange Act (clause (i) or (ii) of this sentence, as applicable, the “Standstill Period Fall-Away Date”). In furtherance of the foregoing, beginning on the Standstill Period Fall-Away Date, nothing in Section 4.03(a) will prevent the Purchaser or any Purchaser Affiliate (A) from submitting to the Board of Directors one or more bona fide proposals or offers for an alternative transaction involving, directly or indirectly, the Purchaser or one or more of Purchaser Affiliates, (B) pursuing and entering into any such alternative transaction with the Company and (C) taking any actions in furtherance of the foregoing, including actions relating to obtaining equity and/or debt financing for the alternative transaction as long as (x) any proposal or offer is conditioned on the proposed transaction being approved by the Board of Directors and (y) the Purchaser and the Purchaser Affiliates do not make any public announcement or disclosure of such proposal, offer or actions other than any filings and disclosures that may be required in filings with the SEC.
Section 4.04.Securities Laws. The Purchaser acknowledges and agrees that, as of the Closing Date, the shares of Series A Preferred Stock (and the shares of Company Common Stock that are issuable upon conversion of any shares of Series A Preferred Stock) have not been registered under the Securities Act or under any state or other applicable securities laws and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. The Purchaser acknowledges that, except as provided in Article V with respect to shares of Company Common Stock and Series A Preferred Stock, the Purchaser has no right to require the Company or any of its Subsidiaries to register the Series A Preferred Stock or the shares of Company Common Stock that are issuable upon conversion of any shares of Series A Preferred Stock.
Section 4.05.Legend; Lost, Stolen, Destroyed or Mutilated Securities.
(a)All certificates or other instruments representing the Series A Preferred Stock or Company Common Stock issued upon conversion of the Series A Preferred Stock will bear a legend substantially to the following effect:

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THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF FEBRUARY 17, 2021, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER
(b)Upon request of the Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall take commercially reasonable efforts to cause the Company’s transfer agent to remove the first paragraph of the legend from any certificate for any Series A Preferred Stock or Company Common Stock to be transferred in accordance with the terms of this Agreement and upon request of the Purchaser, the Company shall take commercially reasonable efforts to cause the Company’s transfer agent to remove the second paragraph of the legend following the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).
(c)Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.
Section 4.06.Board Nomination Rights.
(a)The Company agrees, effective immediately following the Closing, (i) to appoint one (1) initial H.I.G. Designee (the “Initial H.I.G. Designee”) selected in accordance with Section 4.06(c) to the Board of Directors (such H.I.G. Designee to be appointed as a Class I director in the Class of directors whose term expires at the 2022 annual meeting of the Company’s stockholders, with the appointment of the H.I.G. Designee as a Class I director causing such Class to be comprised of three (3) directors taking into account the H.I.G. Designee), and (ii) to take all necessary action following the Closing to increase the size of the Board of Directors unless there otherwise is a vacancy in the Board of Directors and in either

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event filling the vacancy thereby created with such individual as soon as practicable after the Closing. Subject to the last two sentences of this Section 4.06(a), upon any Event of Default pursuant to Section 4.12(b), the Company further agrees to appoint one (1) additional H.I.G. Designee (for a total of two (2) H.I.G. Designees) (the “Additional H.I.G. Designee”) selected in accordance with Section 4.06(c) (such H.I.G. Designee to be appointed to the class of directors with (a) the fewest number of director seats, or (b) if more than one class has an equal number of seats that is less than the number of seats in the largest class, then the class of directors with the longest then current term remaining, in either case by taking all necessary action to increase the size of the Board of Directors unless there otherwise is a vacancy in the Board of Directors and in either event filling the vacancy thereby created with such individual as soon as practicable after such Event of Default). The Company agrees that, subject to Section 4.06(c), the Purchaser shall have the right to nominate at each annual meeting of the stockholders of the Company at which an H.I.G. Designee’s term as a director expires (or, if the stockholders of the Company fail to elect an H.I.G. Designee standing for election to the Board of Directors, the next annual meeting of the Company’s stockholders at which directors are nominated for election) an individual, to stand for election as a director of the Company (which individual will, upon election, be such H.I.G. Designee); provided, however, nothing herein shall be interpreted to require the Company to reconstitute the classes of the Board of Directors, take any action that would cause the seats of the classes of the Board of Directors to be unequal or less than as nearly equal as possible, or otherwise replace or remove a then-existing director to accommodate such H.I.G. Designee. The Purchaser shall have a right to nominate the Initial H.I.G. Designee until such time as the H.I.G. Group no longer satisfies the Minimum Ownership Threshold, and, subject to the last two sentences of this Section 4.06(a), shall have the right to nominate the Additional H.I.G. Designee to the Board of Directors for so long as the Purchaser retains such right pursuant to Section 4.12(b) and until such time as the H.I.G. Group no longer satisfies the Minimum Ownership Threshold. Upon ceasing to satisfy the Minimum Ownership Threshold or ceasing to retain the right to appoint the Additional H.I.G. Designee pursuant to Section 4.12(b) (with respect to the Additional H.I.G. Designee), as applicable, the Purchaser shall cause each applicable H.I.G. Designee(s) to offer his or her resignation to the Board of Directors and upon taking office, the Purchaser shall cause each H.I.G. Designee to execute an irrevocable resignation effective upon acceptance by the Board of Directors under such circumstances. Further, after the Closing, the Company shall promptly appoint one (1) H.I.G. Affiliated Director to each standing committee of the Board of Directors (for up to three (3) of such committees total, with such committees to be chosen by the Purchaser) upon the request of the Purchaser or such H.I.G. Affiliated Director, subject in each case to the fiduciary duties of the Board of Directors and meeting the applicable requirements for service on such committee as set forth in the listing rules of NASDAQ, the rules and regulations promulgated under the Exchange Act, the Company’s corporate governance guidelines or policies applicable to such committee (including, without limitation, guidelines or policies covering conflict of interest, confidentiality and insider trading matters) and such committee’s charter. For so long as the Purchaser has the right to nominate one or more H.I.G. Designees to the Board of Directors pursuant to Section 4.06, if at any time any H.I.G. Designee has not been appointed to the Board of Directors for any reason (including as a result of a failure of the stockholders to elect any H.I.G. Designee standing for election to the Board of Directors, as a result of the H.I.G. Investors having Beneficial Ownership of less than the Board Right Ownership Threshold, or otherwise), then the Purchaser may designate one (1)

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H.I.G. Designee as an observer (an “H.I.G. Observer”) to the Board of Directors for so long as, and until, all such H.I.G. Designees are elected to the Board of Directors. Purchaser shall cause any such H.I.G. Observer to be bound by Section 4.17 of this Agreement and the Company hereby reserves the right to withhold any information and to exclude any H.I.G. Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets, highly confidential information or a conflict of interest. For purposes of this Section 4.06, the “Board Right Ownership Threshold” shall mean that the H.I.G. Investors Beneficially Own a number of shares of Series A Preferred Stock that entitle such H.I.G. Investors to a number of votes pursuant to Section 13(a) of the Certificate of Designations greater than that number of shares of Company Common Stock equal to the product of (x) the ratio of (i) the number of H.I.G. Designees the Purchaser is entitled to nominate to the Board of Directors pursuant to this Agreement as of such time divided by (ii) the total number of directors then serving on the Board of Directors multiplied by (y) the total number of shares of Company Common Stock then-outstanding.
(b)Subject to the terms and conditions of this Section 4.06 and applicable law, for so long as the Purchaser shall have the right to nominate an H.I.G. Designee pursuant to Section 4.06(a), the Company agrees to include each H.I.G. Designee, in its slate of nominees for election as directors of the Company at each of the Company’s annual meetings of stockholders at which such H.I.G. Designee’s term as a director expires (or, if the stockholders of the Company fail to elect any H.I.G. Designee standing for election to the Board of Directors, the next annual meeting of the Company’s stockholders at which directors are nominated for election; provided, however, nothing herein shall be interpreted to require the Company to reconstitute the classes of the Board of Directors, take any action that would cause the seats of the classes of the Board of Directors to be unequal or less than as nearly equal as possible or otherwise replace or remove a then-existing director to accommodate such H.I.G. Designee if more than one class has an equal number of seats that is less than the number of seats in the largest class) and to use its commercially reasonable efforts to cause the election of each such H.I.G. Designee to the Board of Directors (for the avoidance of doubt, the Company will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Company with respect to the applicable annual meeting of stockholders). For the avoidance of doubt, failure of the stockholders of the Company to elect any H.I.G. Designee to the Board of Directors shall not affect the right of the Purchaser to nominate directors for election pursuant to this Section 4.06 in any future election of directors at an annual meeting of the stockholders; provided, however, in no event shall the Company be required to reconstitute the classes of the Board of Directors, take any action that would cause the seats of the classes of the Board of Directors to be unequal or less than as nearly equal as possible or otherwise replace or remove a then-existing director to accommodate such H.I.G. Designee. For their services to the Company, each H.I.G. Affiliated Director shall receive compensation from the Company that is consistent (in the aggregate amount and structure of the compensation package as well as the opportunities to participate in benefit plans) with the compensation for other non-employee directors of the Company. Further, in accordance with the Company’s expense reimbursement policy applicable to all members of the Board of Directors, the Company shall reimburse each H.I.G. Designee for its reasonable, documented out-of-pocket fees, costs, expenses and

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disbursements in connection with attending meetings of the Board of Directors and of its committees or in the performance of services as requested by the Company or any of its Subsidiaries. Each H.I.G. Designee must satisfy the requirements set forth in the Company’s Corporate Governance Guidelines, Code of Business Conduct and Insider Trading Policy (subject to Section 4.02), in each case as currently in effect, and any additional policies applicable to directors or related to director services as adopted from time to time by the Board of Directors or any committee thereof (the “Specified Guidelines”) with such changes thereto (or such successor policies) as are applicable to all other directors, as are adopted in good faith by the Board of Directors or any committee or subcommittee thereof and do not by their terms adversely impact any H.I.G. Designee relative to all other directors and as are consistent with clause (d) below. For the avoidance of doubt, no H.I.G. Designee shall be required to qualify as an independent director under applicable stock exchange rules and federal securities laws and regulations; provided, however, if a H.I.G. Designee does not qualify as independent, such H.I.G. Designee shall not serve on any committee of the Board of Directors if such service violates applicable stock exchange rules, federal securities laws and regulations, or the Specified Guidelines.
(c)Each H.I.G. Designee must be either (i) an employee of H.I.G. Middle Market LLC, H.I.G. Middle Market Advisors LLC or another H.I.G. Affiliate or (ii) another individual selected by the Purchaser that is approved by the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto), acting reasonably and in accordance with such directors’ fiduciary duties. In connection with each H.I.G. Designee’s appointment to the Board of Directors and nomination for election as a director of the Company, the Purchaser and each H.I.G. Designee must in all material respects provide to the Company (1) all information reasonably requested by the Company that is required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business and (2) information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business, with respect to the Purchaser, its Affiliates and the applicable H.I.G. Designee. The Company will make all information requests pursuant to this Section 4.06(c) in good faith in a timely manner that allows the Purchaser and each H.I.G. Designee a reasonable amount of time to provide such information, and will cooperate in good faith with the Purchaser and each H.I.G. Designee in connection with their efforts to provide the requested information.
(d)For so long as an H.I.G. Affiliated Director is on the Board of Directors, (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to the Purchaser or its Affiliates (including a policy that limits, prohibits or restricts the Purchaser or its Affiliates from entering into any hedging or derivative arrangements), in each case other than with respect to any H.I.G. Affiliated Director solely in his or her individual capacity, except as provided herein, or that

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imposes confidentiality obligations on any H.I.G. Affiliated Director that are inconsistent with the confidentiality provisions of this Agreement, (ii) any share ownership requirement for any H.I.G. Designee serving on the Board of Directors will be deemed satisfied by the securities owned by the H.I.G. Group and/or its Affiliates and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the H.I.G. Group’s or its Affiliates’ transfers of securities pursuant to Article V (except as otherwise provided therein with respect to Blackout Periods) and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board of Directors be violated by any H.I.G. Designee (x) accepting an invitation to serve on another board of directors of a company whose principal line(s) of business do not compete with the principal line(s) of business of the Company or failing to notify an officer or director of the Company prior to doing so, or (y) receiving compensation from the H.I.G. Group or any of its Affiliates (other than criteria for being a member of any given committee or subcommittee of the Board of Directors), or (z) failing to offer his or her resignation from the Board of Directors except as otherwise expressly provided in this Agreement or pursuant to any majority voting policy adopted by the Board of Directors, and, in each case of (i), (ii) and (iii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 4.06 shall not apply to the extent inconsistent with this Section 4.06 (but shall otherwise be applicable to the H.I.G. Designee).
(e)Subject to the terms and conditions of this Section 4.06, if a vacancy on the Board of Directors is created as a result of an H.I.G. Designee’s death, resignation, disqualification or removal, in each case for whatever reason, or if the Purchaser desires to nominate a different individual to replace any then-existing H.I.G. Designee, then, at the request of the Purchaser, the Purchaser and the Company (acting through the Board of Directors) shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practical with a replacement H.I.G. Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practical be appointed to the Board of Directors to fill such vacancy and/or be nominated as a Company nominee as a “H.I.G. Designee” pursuant to this Section 4.06 (as applicable).
(f)To the fullest extent permitted by the DGCL and subject to any express agreement that may from time to time be in effect, the Company agrees that any H.I.G. Affiliated Director, the Purchaser and any other member of the H.I.G. Group or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates; and/or (iii) make investments in any kind of property in which the Company may make investments. To the fullest extent permitted by the DGCL, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of such person’s

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participation in any such business or investment. The Company shall pay in advance any reasonable and documented out-of-pocket expenses incurred in defense of any claim for which such Covered Person is, or would reasonably be, expected to be entitled to indemnification under this Section 4.06(f), as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) that such Covered Person is not entitled to indemnification under this Section 4.06(f), in which case the Purchaser shall promptly reimburse to the Company any such advanced expenses.
(g)The Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly presented to a Covered Person solely and expressly in his or her capacity as a member of the Board of Directors, and waives any claim against each Covered Person, and shall indemnify a Covered Person against any Losses incurred by such Covered Person as a result of, arising in connection with or relating to a Covered Person’s breach of any fiduciary duty solely by reason of the fact that such Covered Person, (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, that, in each such case, that any corporate opportunity which is expressly presented to a Covered Person solely and expressly in his or her capacity as a member of the Board of Directors shall belong to the Company. The Company shall pay in advance any reasonable and documented out-of-pocket expenses incurred in defense of any claim for which such Covered Person is, or would reasonably be, expected to be entitled to indemnification under this Section 4.06(g), as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgement which is not appealed in the applicable time) that such Covered Person is not entitled to indemnification under this Section 4.06(g), in which case the Purchaser shall promptly reimburse to the Company any such advanced expenses.
(h)Purchaser shall have no designation or nomination rights hereunder with respect to any H.I.G. Designee if (i) the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer and/or cash in a transaction that will constitute a Change in Control and the shares of Company Common Stock are delisted from NASDAQ (in which case each H.I.G. Designees shall deliver his or her written resignation to the Board of Directors effective as of immediately prior to the effectiveness of such Change in Control), or (ii) the Purchaser, any Purchaser Affiliate or any H.I.G. Designee willfully and materially breaches any of Section 4.02, Section 4.03 or Section 4.17 and, in any such case, each H.I.G. Designee shall promptly offer to resign from the Board of Directors (and, if requested by the Company, promptly deliver his or her written resignation to the Board of Directors (which shall provide for his or her immediate resignation), it being understood that it shall be in the Board of

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Directors’ sole discretion whether to accept or reject such resignation). The Purchaser agrees to cause, and agrees to cause its respective Affiliates to cause, any H.I.G. Designee to resign from the Board of Directors if the applicable H.I.G. Designee fails to resign if and when requested pursuant to this clause (h).
(i)If any H.I.G. Designee ceases to satisfy in all material respects the conditions and obligations set forth in clauses (b) and (c) of this Section 4.06, then the Company may notify the Purchaser thereof and promptly following such notification, the Purchaser and the Company (acting through the Board of Directors) shall work together in good faith to replace such nominee as promptly as reasonably practical with a replacement H.I.G. Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practical replace the existing H.I.G. Designee and be appointed to the Board of Directors to be nominated as a Company nominee as a “H.I.G. Designee” pursuant to this Section 4.06.
(j)For the avoidance of doubt, notwithstanding anything in this Agreement or the Certificate of Designations to the contrary, transferees of any shares of Series A Preferred Stock and/or the shares of Company Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock (other than any Person in the H.I.G. Group who signs a Joinder in accordance with Section 4.02) shall not have any rights pursuant to this Section 4.06.
Section 4.07.Financing Cooperation. If requested by the Purchaser, the Company will provide the following cooperation in connection with the Purchaser obtaining any Permitted Loan: (i) subject to applicable law, using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged shares of Series A Preferred Stock and depositing such pledged shares of Series A Preferred Stock in book entry form on the books of The Depository Trust Company when eligible to do so or (B) without limiting the generality of clause (A), if such shares of Series A Preferred Stock are eligible for resale under Rule 144A, depositing such pledged shares of Series A Preferred Stock in book entry form on the books of The Depository Trust Company or other depository with customary restrictive legends, (ii) if so requested by such lender or counterparty, as applicable, using commercially reasonable efforts to re-register the pledged shares of Series A Preferred Stock in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent a Purchaser or its Affiliates continues to beneficially own such pledged shares of Series A Preferred Stock, (iii) use commercially reasonable best efforts, and to negotiate in good faith, the terms of the an issuer agreement (each, an “Issuer Agreement”) with each lender with respect to such Permitted Loan, (iv) entering into customary triparty agreements with the relevant lender and the Purchaser relating to the delivery of the shares of Series A Preferred Stock to such lender for crediting to the relevant collateral accounts upon funding of the relevant loan and payment of the purchase price of the Purchaser, including a right for such lender as a third party beneficiary with respect to the Company’s obligation under Article II hereof to issue the shares of Series A Preferred Stock upon payment of the purchase price therefor in accordance with the terms of this Agreement (including satisfaction of the conditions set forth in Section 2.02(d)) and (v) such other cooperation and assistance as the Purchaser may reasonably request that will not unreasonably disrupt the ordinary course operation of the Company’s business. Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to deliver an

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Issuer Agreement is conditioned on (x) the Purchaser delivering to the Company a copy of the loan agreement for the Permitted Loan to which the Issuer Agreement relates and (y) the Purchaser certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the Purchaser has pledged the shares of Series A Preferred Stock and/or the underlying shares of Company Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under Article V are being assigned to the lenders under that Permitted Loan and (C) the Purchaser acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. The Purchaser acknowledges and agrees that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Purchaser under this Agreement, the Purchaser shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company. Upon request by the Purchaser, the Company shall consider in good faith any amendments to this Agreement or the Certificate of Designations proposed by the Purchaser necessary to facilitate the consummation of a Permitted Loan transaction, and the Company shall take commercially reasonable efforts to submit for approval to the Board of Directors any such amendment that is not adverse in any respect to the interests of the Company (as determined in good faith by the Company in its sole and absolute discretion), it being acknowledged that registration of any shares of Series A Preferred Stock or Company Common Stock for resale by the Registration Date is not adverse to the interests of the Company.
Section 4.08.Certain Tax Matters.
(a)Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment made with respect to shares of Series A Preferred Stock such amounts as are required to be deducted or withheld with respect to the making of such payment under any applicable Tax law. The Company shall provide the Purchaser with reasonable notice in advance of any such deduction and withholding and shall use commercially reasonable efforts to cooperate with the Purchaser to minimize or eliminate such withholding. To the extent that any amounts are so deducted or withheld and paid to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. Absent a change in law after the date hereof, this Section 4.08(a) shall not apply to the issuance of shares of Company Common Stock (but not cash) upon conversion of any shares of Series A Preferred Stock and the Company shall not have the right to withhold and deduct upon such conversion. To the extent the Company in good faith reasonably believes that such change in law has in fact occurred, the Company shall give prompt notice of such change in law to the Purchaser and shall cooperate in good faith with the Purchaser to minimize or eliminate such deduction or withholding.
(b)The parties agree not to treat the Series A Preferred Stock as preferred stock within the meaning of Treasury Regulation section 1.305-5 for all U.S. income tax purposes, absent a change in applicable law after the date hereof. Notwithstanding anything to the

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contrary in this Agreement, the Company shall not, without the written approval of the Purchaser pay any dividend (including cash dividends) or make any other distribution on any share of capital stock or other security convertible into, or exercisable or exchangeable for, any capital stock of the Company, so long as any share of Series A Preferred Stock is outstanding, if such dividend, distribution or action may result in a deemed dividend or deemed distribution under Code Section 305 to the holders of the shares of Series A Preferred Stock.
Section 4.09.Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in the Purchaser, its Affiliates and/or any H.I.G. Affiliated Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any H.I.G. Affiliated Director is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six months (i) the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Purchaser’s, its Affiliates’ and any H.I.G. Affiliated Director’s interests (to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Company Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Purchaser, its Affiliates and/or any H.I.G. Affiliated Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Purchaser notifies the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Purchaser’s, its Affiliates’ and any H.I.G. Affiliated Director’s (to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.
Section 4.10.D&O Indemnification / Insurance Priority Matters. The Company shall enter into an indemnification agreement consistent with the form attached hereto as Exhibit D with each H.I.G. Affiliated Director, with such changes as are mutually acceptable to the Purchaser and the Company. The Company acknowledges and agrees that any H.I.G. Affiliated Directors who are partners, members, employees, advisors or consultants of any member of the H.I.G. Group may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable member of the H.I.G. Group (collectively, the “H.I.G. Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company’s certificate of

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incorporation, bylaws and/or indemnification agreement (including Section 5.05 hereof) to any H.I.G. Affiliated Director in his or her capacity as a director of the Company or any of its Subsidiaries (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the H.I.G. Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary), and the Company agrees it shall use commercially reasonable efforts to amend its applicable director and officer insurance policies to provide for terms substantially consistent with the foregoing. Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) the certificate of incorporation and/or bylaws of the Company as in effect from time to time and/or (ii) such other agreement (including Section 5.05 hereof), if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the H.I.G. Indemnitors. No advancement or payment by the H.I.G. Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the H.I.G. Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.
Section 4.11.Negative Covenants. Except (i) as required by applicable law, (ii) to comply with any notice from a Governmental Entity, (iii) as expressly required by this Agreement or (iv) as otherwise consented to by Purchaser, during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 2.04), (1) the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to operate their businesses in all material respects in the ordinary course, and (2) the Company shall not:
(a)other than the authorization and issuance of the Series A Preferred Stock to the Purchaser and the consummation of the other Transactions, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided (i) the Company may issue or sell Company Common Stock pursuant to any employee stock plan, equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect as of the date hereof, (ii) the Company may issue Company Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date hereof, (iii) the Company may issue or sell Company Common Stock or securities convertible into, exchangeable for or that represent the right to receive Company Common Stock (A) in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity of which Purchaser been advised in writing and in compliance with the terms of this Agreement, or (B) pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, provided that the aggregate number of shares of Company Common Stock that the Company may issue or sell pursuant to this clause (iii) shall not exceed five percent (5%) of the total number of shares of Company Common Stock outstanding immediately following the completion of the transactions contemplated by this Agreement, and (iv) the Company may file any registration statement on

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Form S-8 or any proxy statement on Schedule 14A relating to securities granted or to be granted pursuant to the Company’s equity incentive plans or any assumed employee benefit plan contemplated by clause (iii);
(b)redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than pursuant to (i) dividend payments or other distributions payable solely in equity securities or cash payments in lieu of the issuance of fractional shares in connection with the exercise or conversion of convertible securities, warrants or options, (ii) repurchases of equity securities deemed to occur upon the exercise of stock options or warrants or the settlement or vesting of other equity-based awards if such equity securities represent a portion of the exercise price of, or Tax withholdings with respect to, such options, warrants or other equity-based awards, as such deemed repurchases are permitted under the applicable plan or agreement governing such stock option, warrants or other equity-based awards, (iii) repurchases from employees, advisors or consultants upon termination pursuant to contractual call rights, or (iv) dividends or distributions by any of the Company’s Subsidiaries to such Subsidiaries’ parent company that is the Company or a Subsidiary of the Company;
(c)establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;
(d)split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;
(e)amend or supplement the Company’s certificate of incorporation or bylaws in a manner that would affect the Purchaser in an adverse manner either as a holder of Series A Preferred Stock or with respect to the rights of the Purchaser under this Agreement;
(f)purchase or acquire (whether by merger, consolidation or otherwise), all or substantially all of the equity interests in, any other Person or purchase or acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or all or substantially all of the property or assets or business of another Person, individually or in the aggregate, in excess of $25,000,000;
(g)sell, license or lease to any Person, in a single transaction or series of related transactions, any of its properties, rights or assets for consideration, individually or in the aggregate, in excess of $25,000,000, except (A) dispositions of inventory and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its Subsidiaries, (C) leases and subleases of real property owned by the Company or its Subsidiaries and leases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant and voluntary terminations or surrenders of such leases or subleases, in each case in the ordinary course of business, (D) sales of real property owned by the Company or its Subsidiaries in the ordinary course of business, or (E) non-exclusive licenses of intellectual property granted in the ordinary course of business consistent with past practice;

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(h)Incur any Indebtedness, other than (i) any Indebtedness, other than Funded Indebtedness, incurred in the ordinary course of business consistent with past practice, and (ii) any Indebtedness under the Existing Credit Facility; or
(i)enter into any new, or amend, terminate or renew in any material respect, any material contract between the Company or one of its Subsidiaries, on the one hand, and any of its Affiliates (other than the Company’s Subsidiaries) or any Executive Officer or director of the board of directors of the Company or any of its Subsidiaries, on the other hand, in each case, (x) on terms and conditions (taken as a whole) that could reasonably be expected to be obtained on an arm’s-length basis from unrelated third parties, or (y) outside the ordinary course of business (for the avoidance of doubt, the following shall be deemed to be in the ordinary course of business: (i) payroll, travel and similar advances to officers or directors in accordance with the policies of the Company and its Subsidiaries in existence as of the date hereof, (ii) payment of reasonable fees and reimbursement of out-of-pocket expenses to Executive Officers or directors in accordance with the policies of the Company and its Subsidiaries in existence as of the date hereof, (iii) compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, officers and directors of the Company or one of its Subsidiaries, or (iv) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, equity incentive plans, any employee stock purchase plan and stock ownership plans).
Notwithstanding any of the foregoing, nothing in this Agreement shall restrict the Company and/or any of its Subsidiaries from (x) adopting, approving or agreeing to adopt a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan; provided, that any such agreement or plan shall not include H.I.G. Group, by reason of its then-existing ownership of Company Equity Securities (assuming conversion of all convertible securities, including the Series A Preferred Stock, into Company Common Stock), in the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement, and (y) taking such actions as may be necessary to render inapplicable any control share acquisition, interested stockholder, business combination or similar anti-takeover provision in the DGCL and/or the Company’s certificate of incorporation or by-laws, other than any such actions that could become applicable to the H.I.G. Group solely as a result of the Company’s issuance of shares of Company Common Stock upon conversion of any shares of Series A Preferred Stock or the H.I.G. Group’s ownership of Series A Preferred Stock.
Section 4.12.Corporate Actions.
(a)For so long as any Series A Preferred Stock are outstanding and so long as H.I.G. Investor Beneficially Owns at least 675,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such Series A Preferred Stock), the Company shall not, and shall cause its Subsidiaries not to, unless the Purchaser otherwise consents in writing:
(i)create, incur or assume any Funded Indebtedness, in each case that ranks senior to, or pari passu with, the Series A Preferred Stock other than:

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(A)Funded Indebtedness consisting of asset-backed revolving loans in an aggregate outstanding principal amount not to exceed the Revolver Cap, whether incurred under the Existing Credit Facility (as the same may be replaced, renewed, extended or refinanced ) or any other asset-backed revolving credit facility that refinances or replaces the Existing Credit Facility (collectively, the “Revolver Debt”); or
(B)Funded Indebtedness consisting of term loans or debt securities in an aggregate outstanding principal amount not to exceed the Non-Revolver Cap (collectively, the “Non-Revolver Debt”), provided that at the time of incurrence of such Non-Revolver Debt, the Company is in compliance with the Minimum Asset Coverage Ratio set forth in clause (A) of Section 4.12(b)(ii) and the Minimum Liquidity Amount set forth in clause (B) of Section 4.12(b)(ii) and clause (C) of Section 4.12(b)(ii), in each case, as of the most recent applicable date of determination (as required pursuant to clause (A) of Section 4.12(b)(ii), clause (B) of Section 4.12(b)(ii) and clause (C) of Section 4.12(b)(ii), respectively) occurring prior to the date of incurrence of such Non-Revolver Debt.
“Revolver Cap” means the lesser of (i) One Hundred Seventy-Five Million Dollars ($175,000,000) and (ii) the Leverage Cap minus the outstanding principal amount of any Non-Revolver Debt. “Leverage Cap” equals two (2) times the Company's Annual Adjusted EBITDA determined based upon the Company’s consolidated financial statements as most recently filed immediately prior to such date of determination in its 10-Q or 10-K with the Securities and Exchange Commission, up to a maximum amount of $175,000,000. “Non-Revolver Cap” means the lesser of (i) One Hundred Million Dollars ($100,000,000) and (ii) the Leverage Cap minus the revolving loan commitments under the Revolver Debt. For the avoidance of doubt, the Parties agree that the aggregate amount of Funded Indebtedness that may be incurred pursuant to this Section 4.12(a) shall not exceed $175,000,000.
(ii) purchase or acquire (whether by merger, consolidation or otherwise), all or substantially all of the equity interests in, any other Person or purchase or acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or all or substantially all of the property or assets or business of another Person, individually or in the aggregate, in excess of $25,000,000;
(iii)declare and pay cash dividends or distributions with respect to its equity securities, or repurchase its equity securities, except for (A) cash dividends or distributions to the Series A Preferred Stock, (B) redemptions or repurchases of the Series A Preferred Stock, (C) dividend payments or other distributions payable solely in equity securities or cash payments in lieu of the issuance of fractional shares in connection with the exercise or conversion of convertible securities, warrants or options, (D) repurchases of equity securities deemed to occur upon the exercise of stock options or warrants or the settlement or vesting of other equity-

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based awards if such equity securities represent a portion of the exercise price of, or tax withholdings with respect to, such options, warrants or other equity-based awards, (E) repurchases from employees, advisors or consultants upon termination pursuant to contractual call rights or (F) dividends or distributions by any of the Company’s Subsidiaries to such Subsidiaries’ parent company that is the Company or a Subsidiary of the Company;
(iv)create or authorize the creation of, or issue any equity securities of the Company or any of its Subsidiaries (or rights exercisable into equity securities of the Company or any of its Subsidiaries) that rank senior or pari passu to the rights, preferences or privileges of the Series A Preferred Stock;
(v)permit any adverse change (including as a result of a merger, consolidation or other similar or extraordinary transaction) to the rights, preferences or privileges of the Series A Preferred Stock set forth in the Company’s certificate of incorporation or bylaws, including by amendment, modification or any other manner that fails to give effect to the rights of the holders of the Series A Preferred Stock as set forth in the Certificate of Designations, this Agreement, the Company’s certificate of incorporation or bylaws, or otherwise required by applicable law;
(vi)sell, license or lease to any Person, in a single transaction or series of related transactions, any of its properties, rights or assets for consideration, individually or in the aggregate, in excess of $25,000,000, except (A) dispositions of inventory and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its Subsidiaries, (C) leases and subleases of real property owned by the Company or its Subsidiaries and leases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant and voluntary terminations or surrenders of such leases or subleases, in each case in the ordinary course of business, (D) sales of real property owned by the Company or its Subsidiaries in the ordinary course of business, (E) non-exclusive licenses of intellectual property granted in the ordinary course of business consistent with past practice, or (F) any transaction or series of related transactions constituting a Change in Control pursuant to which the Purchaser would be entitled to exercise a Change of Control Put (as defined in the Certificate of Designations) pursuant to the Certificate of Designations; and
(vii)enter into any new, or amend, terminate or renew in any material respect, any material contract between the Company or one of its Subsidiaries, on the one hand, and any of its Affiliates (other than the Company’s Subsidiaries) or any Executive Officer or director of the board of directors of the Company or any of its Subsidiaries, on the other hand, in each case, (x) on terms and conditions (taken as a whole) not materially less favorable to the Company or its Subsidiaries than could reasonably be expected to be obtained on an arm’s-length basis from unrelated third parties, or (y) outside the ordinary course of business (for the avoidance of doubt, the following shall be deemed to be in the ordinary course of

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business: (i) payroll, travel and similar advances to officers or directors, (ii) payment of reasonable fees and reimbursement of out-of-pocket expenses to Executive Officers or directors, (iii) compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, officers and directors of the Company or one of its Subsidiaries, and (iv) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, equity incentive plans, any employee stock purchase plan and stock ownership plans), in each case of clauses (i) – (iv) of this Section 4.12(a)(vii) consistent with past practice or as otherwise approved, authorized or sanctioned by the Compensation Committee.
(b)For so long as Series A Preferred Stock are outstanding and so long as any H.I.G. Investor Beneficially Owns at least 675,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such Series A Preferred Stock),
(i)the Company shall be required to satisfy the following conditions:
(A)an Asset Coverage Ratio of at least 2.00x (the “Minimum Asset Coverage Ratio”); and
(B)maintain a minimum arithmetic average Liquidity for the last ten (10) Business Days of each calendar month (the “Minimum Liquidity Amount”) of not less than the applicable threshold set forth in clause (B) or clause (C) of the paragraph immediately below, as applicable.
(ii)In the event that (A) the Company is unable to maintain the Minimum Asset Coverage Ratio as of the end of any fiscal quarter, (B) the Company’s Minimum Liquidity Amount is less than One Hundred Twenty-Five Million Dollars ($125,000,000) for three (3) consecutive months (provided that if the average VWAP of the Company’s Common Stock for the 10 consecutive trading days up to and including the last Business Day of that three (3) month period exceeds $125 per share, then the Company shall only have been required to maintain a Minimum Liquidity Amount of $100,000,000 for any of the prior three (3) months), or (C) the Minimum Liquidity Amount is below $75,000,000 for any month (provided that if the average VWAP of the Company’s Common Stock for the 10 consecutive trading days up to and including the last Business Day of that such month exceeds $125 per share, then the Company shall only have been required to maintain a Minimum Liquidity Amount of $65,000,000 for such prior month) (each, an “Event of Default”), then upon the occurrence of any Event of Default, the Purchaser shall have the following appointment and approval rights (subject to the Company’s ability to cure such Event of Default as set forth in the proviso below, and upon such cure, such appointment and approval rights shall immediately be revoked and no longer effective):

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(1)    the Purchaser shall have the right to appoint the Additional H.I.G. Designee to the Board of Directors in accordance with Section 4.06; and
(2)    The following matters shall require the approval of the Purchaser in writing:
(i)the approval of the Company’s annual budget or any material deviation therefrom;
(ii)the hiring or firing of the Chief Executive Officer, Chief Financial Officer, Chief Digital Officer, Chief Revenue Officer; and
(iii)any incurrence by the Company of any Funded Indebtedness, in each case that ranks senior to, or pari passu with, the Series A Preferred Stock (other than drawdowns of Funded Indebtedness permitted under the Existing Credit Facility or any replacement revolving credit facility, not in excess of the amounts permitted under the Existing Credit Facility, up to a principal amount of $175,000,000 in the aggregate);
provided, however, with respect to the Minimum Liquidity Amount, if the Company is able to satisfy the liquidity requirements set forth in clauses (B) and (C) of this Section 4.12(b) for any subsequent twelve (12) consecutive months, the Purchaser will no longer have the approval rights and the right to appoint the Additional H.I.G. Designee set forth above unless and until such time as the Company is again unable to satisfy the Minimum Liquidity Amount and Minimum Asset Coverage Ratio tests set forth above in this Section 4.12(b). The Company and the Purchaser agree that the Minimum Asset Coverage Ratio shall increase to 2.5X on the day that is thirty (30) months following the date of this Agreement without any further action by any party hereto.
(c)NASDAQ Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the shares of Company Common Stock issuable upon the conversion of the Series A Preferred Stock issued to the Purchaser pursuant to this Agreement and pursuant to the Certificate of Designations to be approved for listing on the NASDAQ, subject to official notice of issuance (the “NASDAQ Shares Notification”).
(d)At any time that any shares of Series A Preferred Stock are outstanding, the Company shall (i) from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Company Common Stock to satisfy the conversion requirements of all shares of the Series A Preferred Stock then outstanding and (ii) not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with NASDAQ in respect of the Company Common Stock other than in connection with a Change in Control pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations

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under Section 9(b) of the Certificate of Designations or is otherwise consistent with the terms set forth in Section 9(k) of the Certificate of Designations.
(e)Notwithstanding any of the foregoing, nothing in this Article IV shall restrict the Company and/or any of its Subsidiaries from (x) adopting, approving or agreeing to adopt a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan; provided, that any such agreement or plan shall not include H.I.G. Group, by reason of its then-existing ownership of Company Equity Securities (assuming conversion of all convertible securities, including the Series A Preferred Stock, into Company Common Stock), in the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement, and (y) taking such actions as may be necessary to render inapplicable any control share acquisition, interested stockholder, business combination or similar anti-takeover provision in the DGCL and/or the Company’s certificate of incorporation or by-laws, other than any such actions that could become applicable to the H.I.G. Group solely as a result of the Company’s issuance of shares of Company Common Stock upon conversion of any shares of Series A Preferred Stock or the H.I.G. Group’s ownership of Series A Preferred Stock.
(f)If any event shall occur between the date hereof and the Closing Date (inclusive) that would have resulted in an adjustment to the Conversion Price pursuant to the Certificate of Designations had the Series A Preferred Stock been issued and outstanding since the date hereof, the Company shall adjust the Conversion Price in the same manner as would have been required by the Certificate of Designations if the Series A Preferred Stock had been issued and outstanding since the date hereof.
Section 4.13.Voting. During the Standstill Period and prior to the Standstill Period Fall Away Date, the Purchaser agrees with the Company that, except with the Company’s prior written consent (a) the Purchaser shall take such action at each meeting of the stockholders of the Company as may be required so that all shares of issued and outstanding Company Common Stock Beneficially Owned, directly or indirectly, by it and/or by any of the Purchaser Affiliates are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board of Directors to the other holders of Company Common Stock on a “routine” matter as defined under NYSE rules (including with respect to director elections, but excluding, for the avoidance of doubt, any vote on a Change of Control); provided, notwithstanding the foregoing, this Section 4.13 shall not in any way restrict or otherwise limit the Purchaser or any Purchaser Affiliates from voting, directly or indirectly, any Company Common Stock Beneficially Owned “for” the election of a H.I.G. Designee to the Board of Directors, and (b) the Purchaser shall, and shall (to the extent necessary to comply with this Section 4.13) cause the Purchaser Affiliates to, be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of issued and outstanding Company Common Stock Beneficially Owned by it or them from time to time may be counted for the purposes of determining the presence of a quorum and voted in accordance with the preceding clause (a) at such meetings (including at any adjournments or postponements thereof). Notwithstanding anything to the contrary herein, nothing in this Section 4.13 shall require the Purchaser to convert any shares of Series A Preferred Stock into shares of Company Common Stock.

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Section 4.14.Information Rights. For so long as the H.I.G. Group satisfies the Minimum Ownership Threshold, the Company shall:
(a) provide the Purchaser and its representatives who are subject to confidentiality obligations with (i) the right to visit any of the offices and properties of the Company and its Subsidiaries and inspect the books and records of the Company and its Subsidiaries, in each case upon reasonable notice and at such reasonable times during normal business hours of the Company and as often as the Purchaser may reasonably request and (ii) such other information reasonably requested by the Purchaser in the Company’s possession related to the business, operations and financial condition of the Company and its Subsidiaries (including any projections or financial analysis prepared by or on behalf of the Company) (it being understood that the Company shall not be required to create any new projections or analyses or other reports in response to a request pursuant to this clause (ii)); and
(b)make appropriate officers, advisors and representatives of the Company and its Subsidiaries available periodically and at such times during normal business hours of the Company as reasonably requested by the Purchaser for consultation with the Purchaser, its Affiliates and the representatives of the foregoing with respect to significant matters relating to the business, operations and affairs of the Company and its Subsidiaries; provided that in case of clause (a) and (b) the Company shall not be obligated to provide materials, documents or information that it reasonably and in good faith considers to be a trade secret or confidential information or the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between the Company and its counsel or violate applicable law.
Section 4.15.Exclusivity. Until the Closing or the prior termination of this Agreement in accordance with its terms, the Company will not, directly or indirectly, including through any of its Affiliates or its or their directors, officers, employees, representatives or other agents (including its financial, legal, accounting or other advisors) (collectively, “Representatives”) acting on behalf of such party: (i) solicit, initiate, pursue or encourage any inquiry, proposal or offer from, (ii) provide any non-public information to, or (iii) participate or enter into any discussions, negotiations, arrangements, agreements or understandings with, any entity, person or group (other than the Purchaser, its Affiliates or their designees) regarding or in furtherance of (a) a Change in Control, sale or possible sale of, or other transaction involving, all or any part of the Company, whether by a sale of stock or assets, merger, recapitalization, joint venture, alliance, or other strategic or similar transaction, (b) any issuance of any debt or Company Equity Securities or (c) any other transaction which would result in this transaction not being consummated or otherwise facilitate an alternative to this transaction, in each case of (a) through (c), other than this transaction (each, an “Alternative Transaction”). In addition, promptly following the execution of this Agreement, the Company shall, and shall instruct its Representatives to, promptly terminate, suspend or otherwise discontinue any and all discussions or other negotiations with any Third Parties regarding any Alternative Transaction.
Section 4.16.Equity Financing.
(a)No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement and the Equity Commitment Letter, the Purchaser will not permit any amendment or modification to be made to, or any waiver of any provision or remedy

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pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) impede, hinder, delay or prevent the Closing; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect; or (iii) adversely impact the ability of the Purchaser or the Company, as applicable, to enforce its rights against Equity Provider under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 4.16(a); and (2) “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 4.16(a).
(b)Taking of Necessary Actions. Subject to the terms and conditions of this Agreement and without limiting the obligations set forth in the Equity Commitment Letter, the Purchaser will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions not less favorable to the Company than described in the Equity Commitment Letter, including (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to the Purchaser and are within Purchaser’s control that are contained in the Equity Commitment Letter; (iii) upon the satisfaction of such conditions set forth in Section 2.02(c), consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (v) enforce its rights pursuant to the Equity Commitment Letter.
Section 4.17.Confidentiality. Any H.I.G. Investor will, and will direct Purchaser Affiliates who receive Confidential Information (as defined below) (such Purchaser Affiliates together with any H.I.G. Investor, the “Recipients”) to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to any Recipient by or on behalf of the Company or any of its Representatives pursuant to this Agreement, including without limitation any such information provided pursuant to Section 4.14 of this Agreement (“Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Recipient’s direct or indirect investment in the Company made pursuant to this Agreement; provided that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by the Recipient, (b) was or becomes available to the Recipient from a source other than the Company or its Representatives; provided that such source is reasonably believed by such H.I.G. Investor or its respective Representatives not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (c) at the time of disclosure is already in the possession of a Recipient on a non-confidential basis or (d) was independently developed by the Recipient without reference to, incorporation of, or other use of any Confidential Information. Notwithstanding the foregoing, the Recipient may disclose Confidential Information (i) to their respective attorneys, accountants, consultants and financial

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and other professional advisors to the extent necessary to obtain their services in connection with their investment in the Company, (ii) to the directors, officers, employees, consultants, and other Representatives of such H.I.G. Investor, in each case in the ordinary course of business and to the extent necessary for the purposes of monitoring, administering or managing the Recipient’s direct or indirect investment in the Company made pursuant to this Agreement (provided that the recipients are directed to abide by the confidentiality and non-disclosure obligations contained herein and to use the Confidential Information only in furtherance of the purpose permitted herein), (iii) upon advice of counsel, as may otherwise be, and in each case only to the extent, required or requested by law or legal, judicial or regulatory process (including oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process), (iv) to any prospective purchaser of the Acquired Shares (and Company Common Stock issuable upon conversion of the Acquired Shares) from such H.I.G. Investor or prospective financing sources in connection with effecting any Permitted Loan (including any syndication and marketing thereof), as long as such prospective purchaser or lender are directed to abide by the confidentiality and non-disclosure obligations contained herein and to use the Confidential Information only in furtherance of the purpose permitted herein), (v) to any H.I.G. Affiliate’s current or prospective partners (including limited partners), members or equityholders or the partners, members or equityholders of any of its Affiliates (who each may disclose to their direct and indirect investors) to the extent such disclosure of Confidential Information is customary for private equity funds to provide to their respective and prospective partners, members and equityholders, or in connection with any H.I.G. Affiliate’s normal fund raising and related marketing or informational or reporting activities, and (vi) as may be reasonably necessary in connection with any H.I.G. Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company; provided, that (x) any breach of the confidentiality and use terms herein by any Person to whom Recipient may disclose Confidential Information pursuant to the foregoing clauses (i) or (ii) shall be attributable to Recipient for purposes of determining the compliance with this Section 4.17 by such H.I.G. Investor, except such Persons who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company and (y) with respect to any required or requested disclosure described in clause (iii) of this sentence, that the H.I.G. Investor will provide the Company with prompt notice of any such required or requested disclosure (unless such notification is prohibited by applicable law and other than in connection with a routine audit or examination by, or a blanket document request from, a regulatory or governmental entity that does not reference the Company or this Agreement) so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.17. In the event that such a protective order or other remedy is not obtained, that no such notice is required to be provided to the Company or that the Company waives compliance with the provisions of this Section 4.17, such H.I.G. Investor may disclose such Confidential Information without liability hereunder.

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ARTICLE V
REGISTRATION RIGHTS

Section 5.01.Registration Statement.
(a)The Company will use reasonable efforts to prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act, (x) for the registration of resales of the Registrable Securities in no event later than June 30, 2021 and (y) for all other registration requests for Registrable Securities permitted hereunder, as soon as reasonably practicable following a written request of the Purchaser, a Registration Statement or post-effective amendment to an existing Registration Statement pursuant to the Securities Act in order to provide for resales of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include such plan of distribution requested by the Purchaser. If such Registration Statement or post-effective amendment to an existing Registration Statement is not effective upon filing, the Company shall use commercially reasonable efforts to cause such Registration Statement or post-effective amendment to be declared effective or otherwise become effective pursuant to the Securities Act (the date the Registration Statement has been declared effective, the “Registration Date”). In addition, the Company will from time to time, after the initial Registration Statement has been declared effective, use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause any such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and, subject to Section 5.02, will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article V shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI (in which case, the Registration Statement may request registration of an unspecified amount of Registrable Securities to be sold by unspecified holders).
(b)Subject to the provisions of Section 5.02 and further subject to the availability of a Registration Statement on Form S-3 (or any successor form thereto) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement and (ii) there otherwise cease to be any Registrable Securities.

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(c)From and after the date hereof until the Registration Termination Date, the Company shall use its reasonable efforts to maintain eligibility to be able to file and use a Registration Statement on Form S-3 (or any successor form thereto). Notwithstanding anything herein to the contrary, during such period of time from and after the Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder or holders of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party or parties, as applicable, and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement continuously available. Each such written request must specify the amount and intended manner of disposition of such Registrable Securities; provided, that the minimum amount of such Registrable Securities shall be $75,000,000 (or such lesser amount then held by the requesting holders of Registrable Securities). When the Company regains the ability to file a Registration Statement on Form S-3 covering the Registrable Securities it shall as promptly as practicably do so in accordance with Section 5.01(a).
Section 5.02.Registration Limitations and Obligations.
(a)Subject to Section 5.01, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. In order to facilitate the Company’s determination of whether to initiate a Blackout Period, the Purchaser shall give the Company notice of a proposed sale of Registrable Securities pursuant to the Registration Statement at least two (2) Business Days (or, if two Business Days is not reasonably practicable, one (1) Business Day) prior to the proposed date of sale (which notice shall not bind the Purchaser to make any sale).
(b)If a Person entitled to the benefits of this Agreement becomes a holder of Registrable Securities after a Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a holder of Registrable Securities and requesting for its name to be included as a selling securityholder in the prospectus related to the Registration Statement:
(i)if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Registration Statement so that such holder of Registrable Securities is named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such holder of Registrable Securities to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable

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law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 90-day period;
(ii)if, pursuant to Section 5.02(b)(i), the Company shall have filed a post-effective amendment to the Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and
(iii)notify such holder of Registrable Securities as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 5.02(b)(i).
(c)Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period. No sales may be made under the applicable Registration Statement during any Blackout Period (of which the holders of Registrable Securities have or are deemed to have received notice). In the event of a Blackout Period, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer or general counsel of the Company confirming that the conditions described in the definition of Blackout Period are met (but which certificate need not specify the nature of the event causing such conditions to have been met), which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available.
(d)At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities (an “Initiating Holder”) delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell at least $75,000,000 of Registrable Securities held by such holder (provided that, if the Purchaser and its Affiliates do not own at least $75,000,000 of Registrable Securities, they shall be permitted to deliver a Take-Down Notice to sell all of their remaining Registrable Securities then held by them in a single distribution), in each case, pursuant to the Registration Statement, then, the Company shall amend or supplement the Registration Statement as may be necessary and to

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the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering or in such other manner as requested by the Purchaser; provided, that the Initiating Holders may not deliver more than one (1) Take-Down Notice to the Company in any consecutive 90-day period; provided further, that the Initiating Holders may not deliver more than two (2) Take-Down Notices in any twelve (12) month period. In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in the first sentence above and the Take-Down Notice contemplates a Marketed Underwritten Offering, the Company will use commercially reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts (which marketing efforts will, for the avoidance of doubt, include “road shows” or similar marketing efforts) to the extent reasonably necessary to support the proposed sale of Registrable Securities pursuant to such Marketed Underwritten Offering (it being understood that the Company and its officers shall not be obligated to participate in any in-person road show presentations). The Company shall have the right hereunder to select the underwriter(s) for each Underwritten Offering, which underwriter(s) shall be reasonably acceptable to the Initiating Holders. The Initiating Holders shall have the right hereunder to: (i) determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable to the underwriters in such Underwritten Offering, as well as any other financial terms, (ii) determine the timing of any such registration and sale, such timing to be reasonably acceptable to the Company, and (iii) determine the total number of Registrable Securities that can be included in such Underwritten Offering in consultation with the managing underwriters. Each Initiating Holder further agrees to execute such agreements as may be reasonably requested by the underwriter(s) in connection with any Underwritten Offering of Registrable Securities for which the Initiating Holder delivers a Take-Down Notice that are consistent with this Section 5.02(d) or that are necessary to give further effect to such Underwritten Offering. Without the consent of the applicable holder of Registrable Securities subject to an Underwritten Offering, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities.
(e)In addition to the registration rights provided in Section 5.01 and the indemnification provisions in Section 5.05, holders of Registrable Securities shall have analogous rights to indemnification and to sell such securities in a marketed offering under Rule 144A under the Securities Act through one or more initial purchasers, using procedures that are substantially equivalent to those specified in Section 5.02, Section 5.03 and Section 5.05, as applicable. The Company agrees to use its reasonable efforts to cooperate to effect any such sales under such Rule 144A. Nothing in this Section 5.02(e) shall impose any additional or more burdensome obligations on the Company than would apply under Section 5.02 and Section 5.03, in each case, mutatis mutandis in respect of a registered Underwritten Offering, or require that the Company take any actions that it would not be required to take in an Underwritten Offering.
(f)Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution, and (ii) such

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distribution must not be for less than $75,000,000 of Registrable Securities held by such holders (provided that, if collectively the Purchaser and its Affiliates do not own at least $75,000,000 of Registrable Securities, they shall be permitted to engage in such distribution with respect to all of the Registrable Securities held by them (for so long as they hold collectively at least $25,000,000 of Registrable Securities)).
(g)In connection with a distribution of Registrable Securities in which a holder of Registrable Securities is selling at least $75,000,000 of Registrable Securities including pursuant to Rule 144A, the Company shall and shall use its reasonable best efforts to cause each of its officers and directors to, to the extent requested by Purchaser, the managing underwriter(s) or initial purchasers, as applicable, of such a distribution, be subject to a restricted period of the same length of time as such holder agrees with the managing underwriter(s) (but not to exceed 60 days) during which the Company and its officers and directors may not offer, sell or grant any option to purchase Company Common Stock (in the case of an offering of Company Common Stock or securities convertible or exchangeable for Company Common Stock), subject to customary carve-outs that include, but are not limited to, (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans and (ii) in connection with acquisitions, joint ventures and other strategic transactions.
Section 5.03Registration Procedures.
(a)In connection with the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registrable Securities pursuant thereto as contemplated by this Agreement (including any sale referred to in any Take-Down Notice), or any analogous Rule 144A offering pursuant to Section 5.02(e), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:
(i)subject to the provisions of Section 5.01(a), use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such Registration Statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice (but excluding amendments and supplements that do nothing more than name Selling Holders (as defined below) and provide information with respect thereto), the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriter(s), and other documents reasonably

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requested by any such counsel, including any comment letters from the SEC, and, if requested by counsel to any member of the H.I.G. Group, provide such counsel to any member of the H.I.G. Group and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriter(s) and their counsel) the Company’s books and records, officers, accountants and other advisors, provided that the same occurs during normal business hours after reasonable notice and is not disruptive to the business of the Company; provided that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons subject to customary exceptions;
(ii)subject to Section 5.02, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article V;
(iii)if requested by the lead managing underwriter(s), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(iv)furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

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(v)use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, and to apply for any necessary “CUSIPs” or analogous codes to identify such securities;
(vi)use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(vii)as promptly as practicable notify in writing such Selling Holders and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to such Registration Statement or the prospectus; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such event;
(viii)use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements

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of this clause (ix) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(ix)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;
(x)prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (xi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(xi)use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement; and
(xii)agrees with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

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(b)The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.
(c)Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.
Section 5.04.Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article V; provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting fees, discounts and commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder, and similar charges.
Section 5.05.Registration Indemnification.
(a)The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or

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necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.05(a)) will reimburse each Indemnified Person, for any reasonable legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such person or any Selling Holder or underwriter expressly for use in connection with such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto.
(b)In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.
(c)Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.
(d)In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party

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hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or a conflict of interest otherwise exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.
(e)The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.
(f)If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding

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any other provision of this Agreement, no holder of Registrable Securities shall be required to indemnify or contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.
(g)The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.
Section 5.06.Facilitation of Sales Pursuant to Rule 144. For as long as the Purchaser or its Affiliates or any lender under any Permitted Loan Beneficially Owns any shares of Series A Preferred Stock or any Company Common Stock issued or issuable upon conversion or exercise thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC), and shall use reasonable efforts to take such further necessary action as any holder of Registrable Securities may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities being sold, all to the extent required from time to time to enable such holder to sell the Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
ARTICLE VI
MISCELLANEOUS

Section 6.01.Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part after the Closing (which shall survive the Closing), shall terminate as of the Closing; provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated. Except for the warranties and representations contained in clauses (a), (b), (c), (d), (e) and (f)(i) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing until the date that is eighteen (18) months from the Closing Date, the warranties and representations made herein shall terminate immediately after Closing.
Section 6.02.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile, sent by overnight courier or sent via email (with receipt confirmed) as follows:
(a)    If to the Purchaser, to:

4840-5838-5626.18

c/o H.I.G. Capital, LLC
H.I.G. Capital, LLC
One Sansome Street
37th Floor
San Francisco, CA 94104
Attention: Aaron Tolson
Email: atolson@higcapital.com

With a copy (which shall not constitute actual or constructive notice) to:
Ropes & Gray LLP
3 Embarcadero Center
San Francisco, California 94111
Attention: Eric Issadore
Email: eric.issadore@ropesgray.com
(b)    If to the Company, to:
eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, California 95054
Attention: General Counsel
Email: Scott.Giesler@ehealth.com

With a copy (which shall not constitute actual or constructive notice) to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, WA 98104
Attention: Patrick Schultheis
Email: PSchultheis@wsgr.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no notice of non-transmission received by the sender) or (c) one (1) Business Day following the day sent by overnight courier.
Section 6.03.Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with the disclosure letter delivered herewith and the Confidentiality Agreement and Equity Commitment Letter, sets forth the entire agreement between the parties hereto with respect to the Transactions and hereby restates and supersedes any prior agreements between the parties hereto, and is not intended to and shall not confer upon any person other

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than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons and (ii) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons; provided, further, that, effective as of the Closing, the Confidentiality Agreement shall terminate automatically without any further action of any party thereto and be of no further force and effect. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.
Section 6.04.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.
Section 6.05.Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by the Purchaser or its Affiliates without the prior written approval of the Company, unless required by law (based on the advice of counsel) in which case the Company shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication, and the Purchaser or its Affiliates, as applicable, will consider such comments in good faith. Notwithstanding the foregoing (but subject to the terms of the Confidentiality Agreement and the confidentiality provisions hereunder), the Purchaser and its Affiliates shall not be restricted from making any filings and disclosures required under applicable laws (including Sections 13 and 16 of the Exchange Act). The Company may issue or make one or more press releases or public announcements (in which case the Purchaser shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication) and may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.
Section 6.06.Expenses. Subject to and contingent upon the Closing, at the Closing, the Company shall reimburse the Purchaser for its reasonable documented out-of-pocket fees and expenses, including fees and expenses of the Purchaser’s attorneys and other advisors incurred in connection with this Agreement and the Transactions, up to a maximum amount of $2,000,000.
Section 6.07.Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and the Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor the Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or

4840-5838-5626.18

otherwise, and any assignment by the Company or the Purchaser in contravention hereof shall be null and void; provided, that (i) prior to the Closing the Purchaser may assign all of its rights and obligations under this Agreement and the Confidentiality Agreement or any portion thereof to one or more Persons in the H.I.G. Group who execute and deliver to the Company a Joinder and any such assignee who executes and delivers to the Company a Joinder shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser; provided that no such assignment will relieve the Purchaser of its obligations hereunder or under the Confidentiality Agreement, (ii) any Person in the H.I.G. Group who after the Closing Date executes and delivers a Joinder and is a permitted transferee of any shares of Series A Preferred Stock or shares of Company Common Stock issued or issuable pursuant to the conversion of any shares of Series A Preferred Stock shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser, (iii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control, then as a condition to such transaction the Company will use reasonable best efforts to cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchaser, and (iv) the rights of a holder of Registrable Securities under Article V may be transferred (x) in accordance with the terms of Article V, (y) to an Affiliate of the transferor that executes and delivers to the Company a Joinder (subject to Section 4.02(a) but in no event to a Prohibited Transferee) or (z) to a lender in connection with a Permitted Loan. For the avoidance of doubt, no transferee to whom any shares of Series A Preferred Stock or shares of Company Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock are transferred, other than an Person in the H.I.G. Group, shall have any rights or obligations under this Agreement except (and then only to the extent of) any rights and obligations under Article V to the extent transferable in accordance with this Section 6.07. Notwithstanding anything to the contrary set forth herein, the Purchaser may without the consent of any other party grant powers of attorney, operative only upon an event of default of the Company in respect of its obligations under Article II to issue the Acquired Shares upon payment of the Purchase Price therefor in accordance with the terms of this Agreement (including satisfaction of the conditions set forth in Section 2.02(d)), to any lender under any Permitted Loan to act on behalf of the Purchaser to enforce such obligation.
Section 6.08.Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)This Agreement, and any related disputes, controversies, claims, and similar actions hereunder and thereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or

4840-5838-5626.18

proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. The parties hereto agree that a final judgment in any suit or proceeding in connection with this Agreement or the transactions contemplated hereby adjudicated in accordance with this Section 6.08(a) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
(b)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS Section 6.08.
Section 6.09.Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect, provided, however, that the terms contained in Section 6.12 shall not be severable, notwithstanding anything to the contrary contained in this Agreement.
Section 6.10.Specific Performance.
(a)The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or

4840-5838-5626.18

threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
(b)In the event that any suit or action is instituted to enforce any provisions in this Agreement prior to the Closing, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement (collectively, the “Enforcement Costs”), including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
Section 6.11.Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.
Section 6.12.Non-Recourse. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents, successors, assigns or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent successors, assigns or Affiliate of any of the foregoing (each, a “Specified Person”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith, and no personal liability shall attach to, be imposed upon or otherwise be incurred by the Specified Persons through the Purchaser or otherwise, whether by or through attempted piercing of the corporate (or partnership or limited liability company) veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except to the extent set forth in, and subject to the conditions and in accordance with the terms of the Confidentiality Agreement and the confidentiality obligations set forth therein. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Specified Person.

4840-5838-5626.18

[Remainder of page intentionally left blank.]

4840-5838-5626.18

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

eHealth, Inc.

By:	/s/ Scott N. Flanders
Name: Scott N. Flanders
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

Echelon Health SPV, LP

By:	Echelon Health SPV GP, LLC, Its General Partner

By:	/s/ Aaron Tolson
Name: Aaron Tolson
Title: President

[Signature Page to Investment Agreement]

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

4840-5838-5626.18

CERTIFICATE OF DESIGNATIONS
OF
SERIES A PREFERRED STOCK,
PAR VALUE $0.001,
OF
EHEALTH, INC.
Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), eHealth, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:
WHEREAS, the Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company, as filed with the Secretary of State of the State of Delaware, authorizes the issuance of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $0.001 per share (“Company Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”);
WHEREAS, the Certificate of Incorporation expressly authorizes the Board of Directors of the Company (the “Board”) by resolution or resolutions, to the maximum extent permitted by law, to provide for the issuance of Preferred Stock in one or more series and, with respect to each series of Preferred Stock, to fix the number of shares included in each such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series;
WHEREAS, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board, on February 17, 2021, adopted the following resolution designating a new series of Preferred Stock as “Series A Preferred Stock”:
RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of Preferred Stock included in such series, shall be as follows:
SECTION 1. Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 2,250,000. That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.
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SECTION 2. Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company senior to the Company Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized (such Capital Stock, “Junior Stock”).
SECTION 3. Definitions. As used herein with respect to Series A Preferred Stock:
“Accrued Dividend Record Date” shall have the meaning set forth in Section 4(e).
“Accrued Dividends” means Accrued PIK Dividends plus Unpaid Cash Dividends.
“Accrued PIK Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all PIK Dividends that have accrued after the last Dividend Payment Date on such share pursuant to Section 4(c), whether or not declared, but that have not, as of such date, been added to the Accrued Value.
“Accrued Value” means, as of any date, with respect to any share of Series A Preferred Stock, the sum of (i) the Original Issuance Price plus (ii) on each Dividend Payment Date and on a cumulative basis, an additional amount equal to the dollar value of all PIK Dividends that have accrued on such share pursuant to Section 4(c), whether or not declared, but that have not, as of such date, been added to such Accrued Value.
“Affiliate” shall have the meaning set forth in the Investment Agreement.
“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” and “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Certificate of Designations the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes of this Certificate of Designations, the Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of the shares of Series A Preferred Stock or shares of Company Common Stock issuable upon conversion or repurchase of shares of Series A Preferred Stock directly or indirectly held by them, irrespective of any non-conversion period specified in this Certificate of Designations or any restrictions on transfer or voting contained in this Certificate of Designations.
“Board” shall have the meaning set forth in the recitals above.
“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.
“Bylaws” means the Bylaws of the Company, as amended and as may be amended from time to time.
“Call Notice” shall have the meaning set forth in Section 9(c).
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“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.
“Cash Dividend” shall have the meaning set forth in Section 4(c).
“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.
“Certificate of Incorporation” shall have the meaning set forth in the recitals above.
“Change of Control” means the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13 of the Exchange Act) (in each case excluding any member of the H.I.G. Group or any of their respective Affiliates or any of their respective controlled portfolio companies), directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding shares of Voting Stock of the Company or (iii) the Company consummates any merger, consolidation or similar transaction in which Company Common Stock is converted into equity securities of another entity, unless in the case of this clause (iii) (A) the Company or a successor continues to be incorporated in the United States, listed on a national stock exchange in the United States, and treated as a United States corporation for federal income tax purposes and (B) the stockholders of the Company immediately prior to the consummation of such merger, consolidation or similar transaction continue to hold (in substantially the same proportion as their ownership of the shares of Voting Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity, or if the Company becomes a wholly owned subsidiary in such transaction, a parent entity of the Company, in such transaction immediately following the consummation of such transaction. A “Change of Control” shall not include any transaction with the principal purpose of changing the jurisdiction of the Company’s incorporation within the United States.
“Change of Control Call Price” shall have the meaning set forth in Section 9(a)(i).
“Change of Control Call” shall have the meaning set forth in Section 9(a)(i).
“Change of Control Notice” shall have the meaning set forth in Section 9(b).
“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Change of Control Call Price or Change of Control Put Price, as applicable, for such share to the Holder thereof.
“Change of Control Put” shall have the meaning set forth in Section 9(a)(ii).

“Change of Control Put Deadline” shall have the meaning set forth in Section 9(b)(iv).
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“Change of Control Put Price” shall have the meaning set forth in Section 9(a)(ii).
“close of business” means 5:00 p.m. (New York City time).
“Closing Price” of the Company Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Company Common Stock on NASDAQ on such date. If the Company Common Stock is not traded on NASDAQ on any date of determination, the Closing Price of the Company Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Company Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Company Common Stock is so listed or quoted, or if the Company Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Company Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Company Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.
“Code” shall have the meaning set forth in Section 11(e)(iii).
“Company” shall have the meaning set forth in the recitals above.
“Company Common Stock” shall have the meaning set forth in the recitals above.
“Constituent Person” shall have the meaning set forth in Section 12(a)(iii).
“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.
“Conversion Date” shall have the meaning set forth in Section 8(a).
“Conversion Notice” shall have the meaning set forth in Section 8(a)(i).
“Conversion Price” means, for each share of Series A Preferred Stock, a dollar amount equal to $90, subject to adjustment as set forth herein.
“Conversion Restrictions” shall have the meaning set forth in Section 6(c).
“Daily Dividend Amount” shall have the meaning set forth in Section 4(b).
“Designated Redemption Date” shall have the meaning set forth in Section 10(a)(i)(B).
“DGCL” shall have the meaning set forth in the recitals above.
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“Distributed Entity” means any Subsidiary of the Company distributed in a Distribution Transaction.
“Distribution Transaction” means any distribution of equity securities of a Subsidiary of the Company to holders of Company Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.
“Dividend Payment Date” means June 30 and December 31 of each year; provided, however that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.
“Dividend Payment Period” means in respect of any share of Series A Preferred Stock the period from and including the Issuance Date of such share to but excluding the next Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.
“Dividend Rate” means 8.00%, or, to the extent and during the period with respect to which such rate has been adjusted as provided in Section 4(d), Section 9(i) or Section 10(a)(i)(E), such adjusted rate.
“Dividend Record Date” shall have the meaning set forth in Section 4(e).
“Dividends” shall have the meaning set forth in Section 4(a).
“Eligible Redemption Date” means the date that is six (6) years following the Original Issuance Date.
“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Company Common Stock, the first date on which shares of Company Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Company Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Excess Amount” shall have the meaning set forth in Section 6(c).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Preferred Stock” means a series of convertible preferred stock issued by the Company and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Series A Preferred Stock,
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except that the Accrued Value and the Conversion Price thereof will be determined as provided herein.
“Exchange Property” shall have the meaning set forth in Section 12(a)(iii).
“Exempt Issuance” shall have the meaning set forth in Section 11(b)(iv).
“Existing Credit Facility” shall mean that certain Credit Agreement, dated as of September 17, 2018, among the Company, certain subsidiaries of the Company, Royal Bank of Canada, as the administrative agent, and the financial institutions party thereto from time to time as lenders, as amended and in effect on February 17, 2021, and including any further amendments, restatements, modifications or supplements that have been approved by the Majority Holders.
“H.I.G. Group” shall have the meaning set forth in the Investment Agreement.
“H.I.G. Investors” shall have the meaning set forth in the Investment Agreement.
“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided, however that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.
“Holder Redemption Right” shall have the meaning set forth in Section 10(a)(i)(A).
“Implied Semiannual Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (i) the Accrued Value of such share on the first day of the applicable Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Original Issuance Date) multiplied by (ii) one half of the Dividend Rate applicable on such date.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Company and (ii) so long as the H.I.G. Investors meet the Minimum Ownership Threshold, is reasonably acceptable to the H.I.G. Investors.
“Individual Holder Share Cap” means, with respect to any individual Holder, the maximum number of shares of Company Common Stock that could be issued by the Company to such Holder without triggering a change of control under NASDAQ Stock Market Rule 5635 (or its successor).
“Intended Tax Treatment” shall have the meaning set forth in Section 19(b).
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“Investment Agreement” means that certain Investment Agreement between the Company and the Purchaser, dated as of February 17, 2021, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.
“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.
“Junior Stock” shall have the meaning set forth in Section 2.
“Mandatory Conversion” shall have the meaning set forth in Section 7(a).
“Mandatory Conversion Date” shall have the meaning set forth in Section 7(a).
“Mandatory Conversion Price” means 167.5% of the then-current Conversion Price.
“Market Disruption Event” means any of the following events:
(a)    any suspension of, or limitation imposed on, trading of the Company Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Company Common Stock, any period or periods aggregating one half hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Company Common Stock or options contracts relating to the Company Common Stock on the Relevant Exchange; or
(b)    any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Company Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Company Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Company Common Stock on the Relevant Exchange.
“Market Value” means, with respect to a share of Company Common Stock, the arithmetic average of the Closing Price of Company Common Stock for the five (5) Trading Days preceding the date of conversion of shares of Series A Preferred Stock into Company Common Stock in accordance to Section 6(a)(i) or Section 6(a)(ii).
“Minimum Ownership Threshold” shall have the meaning set forth in the Investment Agreement.
“Minimum Price” means the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) per share of Company Common Stock on the Original Issuance Date; or (ii) the
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average Nasdaq Official Closing Price per share of Company Common Stock (as reflected on Nasdaq.com) for the five (5) Trading Days immediately preceding the Original Issuance Date.
“Mirror Preferred Stock” means a series of convertible preferred stock issued by the Distributed Entity and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Series A Preferred Stock, except that the Accrued Value and the Conversion Price thereof will be determined as provided herein.
“NASDAQ” means The Nasdaq Stock Market.
“Notice of Company Redemption” shall have the meaning set forth in Section 10(b)(ii).
“Notice of Holder Redemption” shall have the meaning set forth in Section 10(a)(i)(B).
“Notice of Mandatory Conversion” shall have the meaning set forth in Section 7(b).
“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company.
“Original Issuance Date” means the Closing Date, as defined in the Investment Agreement.
“Original Issuance Price” means, with respect to any share of Series A Preferred Stock, as of any date, $100 per share.
“Parity Stock” means each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
“Permitted Loan” has the meaning set forth in the Investment Agreement.
“Permitted Loan Adjusted Conversion Price” shall mean an amount equal to CP1 based on the formula set forth in Section 11(a)(ii) for a Test Date Conversion Price Reset; provided, however that, solely for purposes of this definition, the “Test Price” in such formula shall be replaced with an amount equal to the Market Value identified in Section 6(a)(ii).
“Person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.
“PIK Dividends” shall have the meaning set forth in Section 4(c). “Preferred Stock” shall have the meaning set forth in the recitals above.
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“Purchaser” shall have the meaning set forth in the Investment Agreement.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Company Common Stock have the right to receive any cash, securities or other property or in which the Company Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Company Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).
“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for such share to the Holder of such share.
“Redemption Price” means an amount equal to the greater of (A) the sum of (x) the Accrued Value of the shares of Series A Preferred Stock to be redeemed multiplied by 135%, plus (y) the Accrued Dividends with respect to such shares of Series A Preferred Stock to be redeemed as of the applicable Redemption Date, and (B) the amount such Holders would receive (including without duplication any Unpaid Cash Dividends that would have otherwise been settled in cash in connection with such conversion) if such Holders converted such shares of Series A Preferred Stock into Company Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein), which dollar amount, for purposes of clarity, shall be equal to the VWAP of the Company Common Stock on the Trading Day prior to the applicable Redemption Date.
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.
“Relevant Exchange” shall have the meaning set forth in the definition of the term “Market Disruption Event”.
“Reorganization Event” shall have the meaning set forth in Section 12(a)(iii).
“Required Credit Obligations” shall mean, as of any time, the payment of required amounts under the Existing Credit Facility (including, if required, (x) the prior termination of any lending commitments thereunder, and (y) the prior termination (or permitted credit support thereof, including cash collateralization) of any letters of credit issued thereunder; collectively, such obligations referenced in clause (x) and clause (y), together with any required payments under the Existing Credit Facility.
“Required Number of Shares” shall have the meaning set forth in Section 9(i).
“Series A Preferred Stock” shall have the meaning set forth in Section 1.
“Share Cap” means a number of shares of Company Common Stock issued or issuable by the Company pursuant to the Investment Agreement and pursuant to the terms hereof which would cause the holders of such securities to Beneficially Own, in the aggregate, a number of shares of
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the Company’s Capital Stock that represents in excess of 19.99% of the Company’s Voting Stock immediately prior to the Closing (as defined in the Investment Agreement). For the purposes of this definition, Company Common Stock issued or issuable by the Company pursuant to the Investment Agreement shall include any shares of Company Common Stock issued or issuable pursuant to any Company Equity Securities (as defined in the Investment Agreement) Beneficially Owned by any H.I.G. Affiliated Director (as defined in the Investment Agreement).
“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.
“Test Date” shall mean March 20, 2024.
“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.
“Trading Period” shall have the meaning set forth in Section 7(a).
“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be the Company.
“Transfer Taxes” shall have the meaning set forth in Section 19(a).
“Unpaid Cash Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Cash Dividends that have accrued on such share pursuant to Section 4(c), whether or not declared, but that have not, as of such date, been paid in cash.
“Voting Stock” means (i) with respect to the Company, the Company Common Stock, the Series A Preferred Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.
“VWAP” per share of Company Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Company Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).
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SECTION 4. Dividends.
(a)Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).
(b)Accrual of Dividends. Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall compound or be payable, as applicable, semiannually in arrears, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Original Issuance Date. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Semiannual Dividend Amount as of such day by (y) the actual number of days that have elapsed during the Dividend Payment Period by the date on which such day falls (for the avoidance of doubt, which such number of days shall be counted from and including the Original Issuance Date or last Dividend Payment Date, as applicable, to but excluding the next Dividend Payment Date); provided, however that if during any Dividend Payment Period any Accrued Dividends in respect of one or more prior Dividend Payment Periods are paid, then after the date of such payment the amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Semiannual Dividend Amount as of such day (recalculated to take into account such payment of Accrued Dividends) by (y) the actual number of days that have elapsed during such Dividend Payment Period (each amount of dividend accrued as of such day, the “Daily Dividend Amount”). The amount of Dividends payable with respect to any share of Series A Preferred Stock for any Dividend Payment Period shall equal the sum of the Daily Dividend Amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.
(c)Payment of Dividends. The Company will pay or accrue, to the extent permitted by applicable law, Dividends as follows:
(i)From the Original Issuance Date through the second anniversary of the Original Issuance Date, Dividends shall accrue on the Accrued Value of each share of Series A Preferred Stock as a dividend in kind at the Dividend Rate, which shall compound on a semiannual basis on each Dividend Payment Date and be added to the Accrued Value on each Dividend Payment Date, as provided in the definition of “Accrued Value,” whether or not declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Company legally available for the payment of such Dividends (any Dividend accruing in the manner provided in this clause, “PIK Dividends”).
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(ii)Beginning on the next Dividend Payment Date after the second anniversary of the Original Issuance Date, (a) the Company shall pay a Dividend equal to 2.00% per annum of the Accrued Value of each share of Series A Preferred Stock in cash (any Dividend or portion of a Dividend paid in cash, a “Cash Dividend”) on each Dividend Payment Date, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, and out of funds legally available therefor; provided, however that, in the event the Dividend Rate is adjusted as provided in Section 4(d), Section 9(i) or Section 10(a)(i)(E), Cash Dividends shall be paid in an amount equal to the then-current Dividend Rate minus 6.00%; provided further, however that Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward), and (b) Dividends shall accrue on each share of Series A Preferred Stock at a rate of 6.00% per annum on the Accrued Value as a dividend in kind, which shall compound on a semiannual basis on each Dividend Payment Date and be added to the Accrued Value on each Dividend Payment Date, as provided in the definition of “Accrued Value,” whether or not declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Company legally available for the payment of dividends
(d)Arrearages. If the Company fails to declare and pay a full Cash Dividend on the Accrued Value of any shares of Series A Preferred Stock on any Dividend Payment Date, then any Dividends otherwise payable on such Dividend Payment Date on the Accrued Value of any shares of Series A Preferred Stock shall continue to accrue and cumulate as set forth in clause (a) of Section 4(c)(ii) and subject to the terms of this Section 4(d). In the event that there remains any Unpaid Cash Dividends for any two consecutive Dividend Payment Dates, then, retroactive to the first day of the Dividend Payment Period immediately preceding the first Dividend Payment Date at which the Company failed to pay Cash Dividends with respect to any Unpaid Cash Dividends for such two consecutive Dividend Payment Dates, the Dividend Rate with respect to all Unpaid Cash Dividends shall be increased from 2.00% per annum to 4.00% per annum (as adjusted from time to time as provided in Section 9(i) or Section 10(a)(i)(E)), payable semiannually in arrears on each Dividend Payment Date, provided that such Dividend Rate of 4.00% per annum (as adjusted from time to time as provided in Section 9(i) or Section 10(a)(i)(E)), shall continue until the date on which the Company has paid Cash Dividends with respect to all outstanding Unpaid Cash Dividends that were required to be paid on prior Dividend Payment Dates pursuant to Section 4(c)(ii). From and after the date of such payment in full of all Unpaid Cash Dividends, the Dividend Rate shall be 2.00% per annum (as adjusted from time to time as provided in Section 9(i) or Section 10(a)(i)(E)), to be applied semiannually in arrears on each Dividend Payment Date thereafter; provided, that, in the event that the Company pays all Unpaid Cash Dividends that were due and unpaid on any preceding Dividend Payment Date prior to the next occurring Dividend Payment Date, then the Dividend Rate applicable to all Cash Dividends that accrue after the date of such payment shall be 2.00% per annum (as adjusted from time to time as provided in Section 9(i) or Section 10(a)(i)(E)).
(e)Record Date. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for payment of any Accrued Dividends that were
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not declared and paid on any relevant Dividend Payment Date will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, an “Accrued Dividend Record Date”), in each case whether or not such day is a Business Day.
(f)Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless all Dividends then payable as of the applicable date of determination, whether or not declared, on all outstanding shares of Series A Preferred Stock have been declared and paid (or in the case of PIK Dividends, added to the Accrued Value), including any accrued and unpaid Dividends on the Series A Preferred Stock that are then in arrears, or have been or contemporaneously are declared and a sum sufficient for the payment of those dividends has been or is set aside for the benefit of the Holders, the Company may not declare any dividend or other cash distribution on, or make any distributions relating to, Junior Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock, other than:
(i)purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;
(ii)purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(iii)as a result of an exchange, reclassification or conversion of any class or series of Junior Stock for or into any other class or series of Junior Stock;
(iv)purchases of fractional interests in shares of Junior Stock pursuant to the conversion, reclassification or exchange provisions of such Junior Stock or the security being converted, reclassified or exchanged;
(v)payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;
(vi)distributions of Junior Stock or rights to purchase Junior Stock;
(vii)purchases, redemptions or other acquisitions of Junior Stock for an aggregate amount up to $10,000,000; or
(viii)any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption, exchange or repurchase of any rights under any such.
Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and
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any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.
Subject to the provisions of this Section 4 and Sections 4.11 and 4.12 of the Investment Agreement, dividends may be authorized by the Board, or any duly authorized committee thereof, and declared and paid by the Company, or any duly authorized committee thereof, on any Junior Stock from time to time, and in addition to the rights set forth in this Section 4, the Holders shall be entitled to participate in those dividends on an as-converted basis (pursuant to Section 6 without regard to any limitations on convertibility set forth therein) (other than pursuant to the adjustments otherwise provided under Section 11(b) or Section 12(a), as applicable).
(g)Conversion on or Following a Record Date. If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Dividend Record Date or an Accrued Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accrued Dividend Record Date, as applicable, other than through the inclusion of Accrued Dividends as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable. If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Dividend Record Date or an Accrued Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Accrued Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided, however that the amount of such Dividend shall not be included for the purpose of determining the amount of Accrued Dividends under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.
(h)Waivers. Subject to Section 4.12 of the Investment Agreement, any right related to the accrual, calculation, payment and priority of Dividends under this Section 4 or otherwise set forth in this Certificate of Designations may be waived as to such rights for all shares of Series A Preferred Stock (and the Holders thereof) upon the vote, election or approval of the Holders holding a majority of the shares of Series A Preferred Stock then outstanding.
SECTION 5. Liquidation Rights.
(a)Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of the Accrued Value and Accrued Dividends with respect to such share of Series A Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and (ii) the amount a Holder would have received had such Holder,
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immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such share of Series A Preferred Stock into Company Common Stock (pursuant to Section 6). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.
(b)Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.
(c)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
SECTION 6. Right of the Holders to Convert.
(a)Subject to Section 6(a)(i) and Section 6(a)(ii), after May 31, 2021, each Holder shall have the right, at any time and at such Holder’s option, subject to the conversion procedures set forth in Section 8, to (1) convert each share of such Holder’s Series A Preferred Stock into the number of shares of Company Common Stock equal to (A) the sum of the Accrued Value and the Accrued PIK Dividends with respect to such share of Series A Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date, and (2) receive a cash amount equal to any Unpaid Cash Dividends as of such date; provided, however that if the Conversion Date is prior to March 31, 2023, and if the payment of such Unpaid Cash Dividend would have the effect of causing a default under the Existing Credit Facility, then such Unpaid Cash Dividends shall be due and payable on the first Dividend Payment Date following the second (2nd) anniversary of the Original Issuance Date (provided, that if a Change of Control is consummated prior to the first Dividend Payment Date following the second (2nd) anniversary of the Original Issuance Date, then after satisfaction of all Required Credit Obligations (or consent by the required lenders of such Required Credit Obligations to the payment of such Unpaid Cash Dividends), such Unpaid Cash Dividends shall be due and payable upon the date of consummation of such Change of Control). The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time. Notwithstanding the foregoing in this Section 6(a) and excluding any conversion of shares of
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Series A Preferred Stock in connection with any voluntary or involuntary liquidation, dissolution, winding up of the affairs of the Company pursuant to Section 5 or in connection with the consummation of a Change of Control after receipt of a Change of Control Notice from the Company pursuant to Section 9(b), in the event that any shares of Series A Preferred Stock are converted into shares of Company Common Stock prior to the Test Date:
(i)by a Holder (other than a transferee in connection with a Permitted Loan in accordance with Section 6(a)(ii)), and the Market Value of the shares of Company Common Stock issuable upon such conversion would be in excess of the Accrued Value plus the Accrued PIK Dividends of such shares immediately prior to such conversion, then the Company shall only be required to deliver (1) shares of Company Common Stock to the Holder having an aggregate Market Value that is equal to the Accrued Value plus the Accrued PIK Dividends of such shares of Series A Preferred Stock, and (2) any Unpaid Cash Dividends as of such date, which shall be settled in cash (provided, that if the Conversion Date is prior to March 31, 2023, and if the payment of such Unpaid Cash Dividend would have the effect of causing a default under the Existing Credit Facility, then such Unpaid Cash Dividends shall be due and payable on the first Dividend Payment Date following the second (2nd) anniversary of the Original Issuance Date (provided, that if a Change of Control is consummated prior to the first Dividend Payment Date following the second (2nd) anniversary of the Original Issuance Date, then after satisfaction of all Required Credit Obligations (or consent by the required lenders of such Required Credit Obligations to the payment of such Unpaid Cash Dividends), such Unpaid Cash Dividends shall be due and payable upon the date of consummation of such Change of Control)), and will have no further obligation; or
(ii)by a Holder that is a transferee in connection with a Permitted Loan, and the Market Value would be in excess of the 160% of the then-current Conversion Price, then the Company shall only be required to deliver (1) such number of shares of Company Common Stock (per share of Series A Preferred Stock) with a Market Value equal to the greater of (A) (x) the Accrued Value plus the Accrued PIK Dividends divided (y) by $90, and (B) (x) the Accrued Value plus the Accrued PIK Dividends divided by (y) the Permitted Loan Adjusted Conversion Price, and (2) any Unpaid Cash Dividends as of such date, which shall be settled in cash (provided, that if the Conversion Date is prior to March 31, 2023, and if the payment of such Unpaid Cash Dividend would have the effect of causing a default under the Existing Credit Facility, then such Unpaid Cash Dividends shall be due and payable on the first Dividend Payment Date following the second (2nd) anniversary of the Original Issuance Date (provided, that if a Change of Control is consummated prior to the first Dividend Payment Date following the second (2nd) anniversary of the Original Issuance Date, then after satisfaction of all Required Credit Obligations (or consent by the required lenders of such Required Credit Obligations to the payment of such Unpaid Cash Dividends), such Unpaid Cash Dividends shall be due and payable upon the date of consummation of such Change of Control)), and the Company will have no further obligation.
(b)The Company shall at all times reserve and keep available out of its authorized and unissued Company Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Company Common Stock as shall from time to time
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be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Company Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.
(c)Notwithstanding the foregoing or anything else in this Certificate of Designations to the contrary, (i) the Holders shall not have the right to acquire shares of Company Common Stock, and the Company shall not be required to issue shares of Company Common Stock, in excess of the Share Cap and (ii) no Holder shall have the right to acquire shares of Company Common Stock, and the Company shall not be required to issue shares of Company Common Stock to such Holder, in excess of such Holder’s Individual Holder Share Cap (collectively, the “Conversion Restrictions”), and in each case, the Company shall deliver, in lieu of any shares of Company Common Stock otherwise deliverable upon conversion in excess of the Conversion Restrictions, an amount of cash per share equal to the Closing Price on the Trading Day immediately prior to the Conversion Date (such cash amount, the “Excess Amount”); provided, however that, if the Conversion Date is prior to March 31, 2023, and if the payment of such Excess Amount would have the effect of causing a default under the Existing Credit Facility, then such Excess Amount shall be due and payable on the first Dividend Payment Date following the second (2nd) anniversary of the Original Issuance Date (provided, that if a Change of Control is consummated prior to the first Dividend Payment Date following the second (2nd) anniversary of the Original Issuance Date, then after satisfaction of all Required Credit Obligations (or consent by the required lenders of such Required Credit Obligations to the payment of such Excess Amount), such Excess Amount shall be due and payable upon the date of consummation of such Change of Control).
SECTION 7. Mandatory Conversion by the Company.
(a)At any time on or after the date that is the third (3rd) anniversary of the Original Issuance Date, if the VWAP per share of Company Common Stock was greater than the Mandatory Conversion Price for at least twenty consecutive (20) Trading Days in any period of thirty (30) Trading Days beginning no earlier than the third (3rd) anniversary of the Original Issuance Date (such thirty (30) Trading Day period, the “Trading Period”), the Company may elect to convert (a “Mandatory Conversion”) all, but not less than all, of the outstanding shares of Series A Preferred Stock into shares of Company Common Stock (the date selected by the Company for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, (1) each share of Series A Preferred Stock then outstanding shall be converted into (i) the number of shares of Company Common Stock equal to the quotient of (A) the sum of the Accrued Value and the Accrued PIK Dividends with respect to such share of Series A Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date, and (2) any Unpaid Cash Dividends as of such date shall be settled in cash; provided, however, that, if as a result of the Conversion Restrictions, all shares of Series A Preferred Stock may not be converted into shares of Company Common Stock at such time, the Company shall deliver the maximum number of shares of Company Common Stock that may be issued upon conversion of the Series A Preferred Stock at such time, together with an amount in cash equal to the Excess
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Amount in lieu of any such shares of Company Common Stock otherwise deliverable upon a Mandatory Conversion in excess of the Conversion Restrictions.
(b)Notice of Mandatory Conversion. If the Company elects to effect a Mandatory Conversion, the Company shall, within twenty (20) Business Days following the completion of the applicable thirty (30) day Trading Period referred to in Section 7(a) above, provide notice of Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). For the avoidance of doubt, a Notice of Mandatory Conversion does not limit a Holder’s right to convert on a Conversion Date prior to the Mandatory Conversion Date. The Mandatory Conversion Date selected by the Company shall be no less than thirty (30) Business Days and no more than forty-five (45) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state the Mandatory Conversion Date selected by the Company.
SECTION 8. Conversion Procedures and Effect of Conversion.
(a)Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 8(a):
(i)in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided, however that a Conversion Notice may be conditional on the completion of a Change of Control or other corporate transaction;
(ii)surrender to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted (or, if such Holder alleges that such certificate or certificates have been lost, stolen or destroyed, a lost certificate or certificates affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate or certificates);
(iii)if required, furnish appropriate endorsements and transfer documents in a form reasonably acceptable to the Company; and
(iv)if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 19.
The foregoing clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Company Common Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 7 (but, for the avoidance of doubt, not to the Mandatory Conversion of the shares of Series A Preferred Stock on the Mandatory Conversion Date, which such Mandatory Conversion shall be deemed to occur automatically on the Conversion Date). The Holder may, in respect of a Mandatory Conversion, deliver a notice to the Conversion Agent specifying, in respect of the deliverable shares of Company Common Stock, a delivery method of either book-entry basis,
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through the facilities of The Depositary Trust Company (if eligible) or certificated form. If no such notice is delivered, the Holder shall be deemed to have chosen delivery by book-entry.
The “Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.
(b)Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding, be retired and canceled and may not be reissued as shares of such series.
(c)Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Company Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Company Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than five (5) Trading Days thereafter; provided, however that, if a written notice from the Holder in accordance with Section 8(a) specifies a date of delivery for any shares of Company Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice (or such later date, not to exceed the fifth (5th) Business Day immediately following the date of such notice, if, prior to the Conversion Date, the Transfer Agent has delivered written notice to the Holders of Series A Preferred Stock that it is unable deliver shares of Company Common Stock within two (2) Business Days following any Conversion Date) and no later than the seventh (7th) Business Day thereafter), the Company shall issue the number of whole shares of Company Common Stock issuable upon conversion (and deliver any Excess Amount) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Company Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, through the facilities of The Depositary Trust Company (if eligible), or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depositary Trust Company (if eligible), or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Company Common Stock and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the
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Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.
(d)Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof and shall not be reissued as shares of such series. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.
SECTION 9. Change of Control.
(a)Change of Control Rights.
(i)Company’s Change of Control Call. Upon the occurrence of a Change of Control, and subject to the right of the Holders to convert the Series A Preferred Stock pursuant to Section 6 prior to any such purchase, the Company shall have the option to purchase (a “Change of Control Call”) all, but not less than all, of the then outstanding shares of Series A Preferred Stock for which any Holder has not elected to exercise a Change of Control Put pursuant to Section 9(b) at a purchase price per share of Series A Preferred Stock, payable in cash (in the case of clause (i)) or the applicable consideration (in the case of clause (ii)), equal to the greater of (i) the sum of (x) the product of (A) the sum of the Accrued Value plus the Accrued PIK Dividends of the shares of Series A Preferred Stock to be purchased by the Company, as of the applicable Change of Control Purchase Date, multiplied by (B) 140%, plus (y) any Unpaid Cash Dividends as of such date, or (ii) the amount of cash and/or other assets such Holder would have received in the transaction constituting a Change of Control had such Holder, immediately prior to such Change of Control, converted such shares of Series A Preferred Stock into Company Common Stock (pursuant to Section 6(a)), including without duplication any Unpaid Cash Dividends that would otherwise be settled in cash pursuant to such conversion; provided, however that, if the kind or amount of securities, cash and other property receivable in such transaction is not the same for each share of Company Common Stock held immediately prior to such transaction by a Person, then the kind and amount of securities, cash and other property receivable upon Change of Control Call following such transaction will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Company Common Stock as determined by the Board (the “Change of Control Call Price”). Notwithstanding the foregoing, the Company will not be permitted to exercise the Change of Control Call, or otherwise send a Call Notice pursuant to this Section 9 unless the Company or the acquiring or surviving Person in such Change of Control has or will have sufficient funds legally available to fully pay the Change of Control Call Price in respect of all shares of Series A Preferred Stock subject to a Call Notice.
(ii)Holder’s Change of Control Put. Subject to compliance with the procedures set forth in this Section 9 and the application of Section 9(i), upon the occurrence of
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a Change of Control, each Holder of outstanding shares of Series A Preferred Stock shall have the option to require the Company to purchase (a “Change of Control Put”) any or all of its shares of Series A Preferred Stock at a purchase price per share of Series A Preferred Stock, payable in cash (in the case of clause (i)) or the applicable consideration (in the case of clause (ii)), equal to, at the Holder’s election (or if the Holder chooses to exercise the Change of Control Put but does not so elect, the greater of) (i) the sum of (x) the product of (A) the sum of the Accrued Value plus the Accrued PIK Dividends of the shares of Series A Preferred Stock to be purchased by the Company, as of the applicable Change of Control Purchase Date, multiplied by (B) 135%, plus (y) any Unpaid Cash Dividends as of such date or (ii) the amount of cash and/or other assets such Holder would have received in the transaction constituting a Change of Control had such Holder, immediately prior to such Change of Control, converted such shares of Series A Preferred Stock into Company Common Stock (pursuant to Section 6(a)), including without duplication any Unpaid Cash Dividends that would otherwise be settled in cash pursuant to such conversion; provided, however that, if the kind or amount of securities, cash and other property receivable in such transaction is not the same for each share of Company Common Stock held immediately prior to such transaction by a Person, then the kind and amount of securities, cash and other property receivable upon Change of Control Put following such transaction will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Company Common Stock as determined by the Board (the “Change of Control Put Price”).
(b)Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain (the “Change of Control Notice”):
(i)the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed;
(ii)the amount of cash and/or other consideration payable per share of Series A Preferred Stock, if such Holder elects to exercise a Change of Control Put;
(iii)the Change of Control Purchase Date for such shares of Series A Preferred Stock, which shall be any Business Day of the Company’s choosing that is no less than twenty (20) days and no more than sixty (60) days after the Change of Control Notice is mailed;
(iv)the date by which the Holder must elect to exercise a Change of Control Put (which shall be no earlier than ten (10) Business Days after the date of receipt of the Change of Control Notice) (the “Change of Control Put Deadline”);
(v)the instructions a Holder must follow to exercise a Change of Control Put in connection with such Change of Control; and
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(vi)that payment of the Change of Control Put Price is conditional upon the closing of such Change of Control.
(c)Call Notice. After the close of business on the Change of Control Put Deadline, then the Company shall have the option to exercise its Change of Control Call under Section 9(a)(i) with respect to all, but not less than all, shares of Series A Preferred Stock for which any Holder has not elected to exercise a Change of Control Put pursuant to Section 9(b). At any time after the close of business on the Change of Control Put Deadline until the effective date of the Change of Control, a written notice may be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain (the “Call Notice”):
(i)the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed);
(ii)a statement that the Company is exercising its Change of Control Call under Section 9(a)(i);
(iii)the number of shares of Series A Preferred Stock to be purchased from such Holder pursuant to the Company’s Change of Control Call (which shall be all of such Holder’s shares for which the Holder has not elected to exercise a Change of Control Put);
(iv)the Change of Control Purchase Date for such shares of Series A Preferred Stock, which shall be any Business Day of the Company’s choosing that is no less than ten (10) days and no more than sixty (60) days after the Call Notice is mailed;
(v)the instructions a Holder must follow to receive payment of the Change of Control Call Price;
(vi)the amount of cash and/or other consideration payable per share of Series A Preferred Stock to be purchased from such Holder; and
(vii)that payment of the Change of Control Call Price is conditional upon the closing of such Change of Control.
(d)Change of Control Put Procedure. To exercise a Change of Control Put, a Holder must, no later than 5:00 p.m., New York City time, on the Change of Control Put Deadline, surrender to the Conversion Agent the certificates representing the shares of Series A Preferred Stock to be purchased by the Company or lost stock affidavits therefor and a notice including wire transfer instructions for the payment of the Change of Control Put Price.
(e)Change of Control Call Procedure. To receive payment of the Change of Control Call Price, a Holder must, in accordance with the instructions set forth in the Call Notice, surrender to the Conversion Agent the certificates representing the shares of Series A Preferred Stock to be purchased by the Company (as indicated in the Call Notice) or lost stock affidavits therefor and a notice including wire transfer instructions for the payment of the Change of
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Control Call Price, provided, however, for the avoidance of doubt, any failure by a Holder to surrender such Holder’s certificates representing the shares of Series A Preferred Stock to be purchased pursuant to the Change of Control Call shall not delay the associated purchase and the Change of Control Call shall be deemed to occur automatically on the Change of Control Purchase Date upon the transfer of the Change of Control Call Price to such Holder.
(f)Delivery upon Change of Control Call or Change of Control Put. Upon a Change of Control Call or Change of Control Put, but subject to and contingent upon the closing of the Change of Control, subject to Section 9(i) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer the Change of Control Call Price or Change of Control Put Price, as applicable, of such Holder’s shares of Series A Preferred Stock.
(g)Treatment of Shares. Until payment of the Change of Control Put Price or Change of Control Call Price, as applicable, such share of Series A Preferred Stock will remain outstanding and will continue to be entitled to all of the powers, designations, preferences and other rights provided herein, including conversion, dividend and voting rights. Any shares of Series A Preferred Stock that are converted prior to or on the Change of Control Purchase Date in accordance with this Certificate of Designations shall not be entitled to receive any payment of the Change of Control Put Price or Change of Control Call Price, as applicable.
(h)Partial Exercise of Change of Control Put. In the event that a Change of Control Put is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder and the Company does not elect to exercise a Change of Control Call with respect to such remaining shares, following such Change of Control Put the Company shall execute and deliver to such Holder, at the expense of the Company, a certificate evidencing the shares of Series A Preferred Stock held by the Holder as to which a Change of Control Put and Change of Control Call was not effected (or book-entry interests representing such shares).
(i)Sufficient Funds. If the Company shall not have sufficient funds legally available under applicable law to purchase all shares of Series A Preferred Stock for which Holders have elected to exercise their Change of Control Put pursuant to this Section 9 after satisfaction of all Required Credit Obligations (or consent by the required lenders of such Required Credit Obligations to the payment of the aggregate Change of Control Put Price) (the “Required Number of Shares”), the Company shall (i) purchase, pro rata among the Holders that have elected to exercise their Change of Control Put pursuant to this Section 9, a number of shares of Series A Preferred Stock with an aggregate Change of Control Put Price equal to the amount legally available for the purchase of shares of Series A Preferred Stock under applicable law following satisfaction of the Required Credit Obligations (or consent by the required lenders of such Required Credit Obligations to the payment of the aggregate Change of Control Put Price) and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Put Price as soon as practicable after the Company is able to make such purchase out of funds legally available for the purchase of such shares of Series A Preferred Stock following satisfaction of any Required Credit Obligations (or consent by the required lenders of such Required Credit Obligations to the payment of the
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aggregate Change of Control Put Price). The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Change of Control Put Price in full on the Change of Control Purchase Date in accordance with this Section 9 in respect of some or all of the shares of Series A Preferred Stock to be repurchased pursuant to the Change of Control Put, the then-current rate of Cash Dividends in accordance with Section 4(b) shall increase by 2.00% on each Dividend Payment Date following the Change of Control Purchase Date, accruing daily from the Change of Control Purchase Date until an amount equal to the Change of Control Put Price, plus all Accrued Dividends thereon, is paid in full in respect of such shares of Series A Preferred Stock. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.
(j)Change of Control Agreements. The Company shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Put in a manner that is consistent with and gives effect to this Section 9, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control such Person shall have sufficient funds, together with funds of the Company legally available therefor and following satisfaction of the Required Credit Obligations (or consent by the required lenders of such Required Credit Obligations to the payment of the aggregate Change of Control Put Price or Change of Control Call Price), to pay the Change of Control Put Price or Change of Control Call Price, as applicable, in respect of shares of Series A Preferred Stock that have not been converted into Company Common Stock prior to the Change of Control Effective Date pursuant to Section 6 or Section 7, as applicable.
(k)Upon full payment of the Change of Control Call Price or Change of Control Put Price, as applicable, for any shares of Series A Preferred Stock subject to a Change of Control Call or Change of Control Put, as applicable, such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose, shall be retired and canceled and may not be reissued as shares of such series; and all rights (except the right to receive the Change of Control Call Price or Change of Control Put Price, as applicable) of the Holder of such shares of Series A Preferred Stock shall cease and terminate with respect to such shares.
SECTION 10. Redemption.
(a)Redemption at the Option of the Holder.
(i)Redemption Procedures.
(A)At any time on or after the Eligible Redemption Date, each Holder of shares of Series A Preferred Stock shall have the right (a “Holder Redemption Right”) to require the Company to redeem any or all of the shares of Series A
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Preferred Stock of such Holder then outstanding, in each case to the extent not prohibited by law, at the Redemption Price. The Redemption Price shall be payable only in cash.
(B)To exercise its Holder Redemption Right pursuant to this Section 10(a), a Holder must, no later than 5:00 p.m., New York City time, on the date that is no more than one hundred twenty (120), nor less than thirty (30), calendar days prior to the date of such redemption specified therein (the “Designated Redemption Date”), deliver written notice thereof (a “Notice of Holder Redemption”) to the Company and the Transfer Agent and shall, on or prior to the Designated Redemption Date, surrender to the Transfer Agent the certificates representing the shares of Series A Preferred Stock to be redeemed by the Company; provided, that, such Holder will be entitled to revoke its Notice of Holder Redemption at any time but no later than ten (10) Business Days prior to the Designated Redemption Date. On such Designated Redemption Date, the Company shall deliver or cause to be delivered to each Holder that has exercised its Holder Redemption Right with respect to such Designated Redemption Date, cash by wire transfer, equal to the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has delivered (and has not revoked in accordance with this Section 10(a)(i)(B)) a Notice of Holder Redemption in accordance herewith.
(C)If a Holder does not elect to exercise its Holder Redemption Right pursuant to this Section 10(a) with respect to all of its shares of Series A Preferred Stock (and has not revoked in accordance with Section 10(a)(i)(B)), the shares of Series A Preferred Stock held by it and not surrendered for redemption by the Company will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled. From and after the Redemption Date with respect to any share of Series A Preferred Stock for which a Holder elected to effect a Holder Redemption Right and the Company has redeemed in accordance with the provisions of this Section 10(a), (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series A Preferred Stock is redeemed by the payment in full of the applicable Redemption Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein including the right to convert.
(D)In the event that a Holder Redemption Right is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such redemption, the Company shall execute and deliver to such Holder, at the expense of the Company, a certificate representing the shares of Series A Preferred Stock held by
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the Holder as to which a Holder Redemption Right was not exercised (or book-entry interests representing such shares).
(E)If the Company shall not have sufficient funds legally available under applicable law to redeem, as of any Designated Redemption Date, all shares of Series A Preferred Stock with respect to which Holders have exercised a Holder Redemption Right pursuant to Section 10(a), the Company shall redeem on such Designated Redemption Date, pro rata among the Holders that have exercised their Holder Redemption Right, a number of shares of Series A Preferred Stock with an aggregate Redemption Price equal to the amount legally available under applicable law for the redemption of shares of Series A Preferred Stock on such Designated Redemption Date. As soon as practicable following such time that the Company has sufficient funds legally available under applicable law to redeem such shares of Series A Preferred Stock not redeemed because of the foregoing limitation at the applicable Redemption Price, the Company shall provide notice to the Holders of the availability of such funds, and the Holders may, within ten (10) Business Days of receipt of such notice (the “Final Redemption Exercise Date”), elect to invoke their Holder Redemption Right pursuant to Section 10(a) with respect to the shares of Series A Preferred Stock that were not redeemed on the Designated Redemption Date. In addition, if the Company does not make the redemption payment as of any Designated Redemption Date relating to all of the shares of Series A Preferred Stock with respect to which Holders have exercised a Holder Redemption Right pursuant to Section 10(a), the then-current rate of Cash Dividends in accordance with Section 4(b) the (“Pre-Redemption Cash Dividend Rate”) shall increase by 2.00%, on each Dividend Payment Date following the Designated Redemption Date, accruing daily from the Designated Redemption Date until the Redemption Price is paid in full in respect of such shares of Series A Preferred Stock; provided, however that on the next Dividend Payment Date following the Final Redemption Exercise Date, the rate of Cash Dividends shall return to the Pre-Redemption Cash Dividend Rate with respect to each share of Series A Preferred Stock for which a Holder did not elect to exercise its Holder Redemption Right prior to the Final Redemption Exercise Date pursuant to the prior sentence of this Section 10(a)(i)(E). The inability of the Company to make a redemption payment for any reason shall not relieve the Company from its obligation to effect any required redemption when, as and if permitted by applicable law.
(b)Redemption at the Option of the Company. At any time on or after the Eligible Redemption Date, the Company shall have the right (the “Company Redemption Right”) to redeem all, but not less than all, of the shares of Series A Preferred Stock then outstanding, in each case to the extent not prohibited by law, at the Redemption Price. The Redemption Price shall be payable only in cash.
(i)Redemption Prohibited in Certain Circumstances. The Company will not be permitted to exercise the Company Redemption Right, or otherwise send a Notice of
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Company Redemption in respect of the redemption of, any Series A Preferred Stock pursuant to this Section 10(b) unless the Company has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series A Preferred Stock called for redemption.
(ii)Redemption Procedures. To exercise its Company Redemption Right pursuant to this Section 10(b), the Company must, no later than 5:00 p.m., New York City time, on the date that is no more than one hundred twenty (120), nor less than thirty (30), calendar days prior to the Designated Redemption Date, deliver written notice thereof (a “Notice of Company Redemption”) to each Holder of Series A Preferred Stock then-outstanding and the Transfer Agent. On such Designated Redemption Date, the Company shall deliver or cause to be delivered to each Holder cash by wire transfer, equal to the Redemption Price of the shares of Series A Preferred Stock then-held by such Holder. On the Designated Redemption Date, each Holder shall, on or prior to the Designated Redemption Date, surrender to the Transfer Agent the certificates representing the shares of Series A Preferred Stock to be redeemed by the Company; provided, however, for the avoidance of doubt, any failure by the Holder to surrender such Holder’s certificates representing the shares of Series A Preferred Stock to be redeemed shall not delay the associated redemption and the redemption shall be deemed to occur automatically on the Designated Redemption Date upon the transfer of the Redemption Price of the shares of Series A Preferred Stock then-held by such Holder to such Holder. For the avoidance of doubt, a Holder shall be permitted to deliver a Conversion Notice at any time prior to the date that is two (2) Business Days prior to the Designated Redemption Date and exercise its conversion rights pursuant to, and in accordance with the conversion procedures set forth in, Section 6. From and after the Designated Redemption Date on which the Company has redeemed any share of Series A Preferred Stock in accordance with the provisions of this Section 10(b), (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.
SECTION 11. Adjustments to the Conversion Price.
(a)Conversion Price Resets.
(i)Initial Conversion Price Reset. On May 31, 2021, the Conversion Price shall be reset to equal 125% of the arithmetic average of the VWAP per share of Company Common Stock for each Trading Day during the one hundred twenty (120) consecutive day period following January 29, 2021; provided, however that, in the event that the adjusted Conversion Price would equal a price per share greater than $90 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events), it shall be deemed to be $90 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events) for purposes of this adjustment to the Conversion Price, and in the event that the adjusted Conversion Price would equal a price per share lower than $50 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events), it shall be deemed to be $50 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events) for purposes of this adjustment to the Conversion Price, in each case subject to adjustment.
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(ii)Test Date Conversion Price Reset. On the Test Date, if the arithmetic average of the VWAP for the twenty (20) consecutive Trading Day period ending on the day prior to the Test Date (the “Test Price”) is in excess of 160% of the then-current Conversion Price, then on the Test Date, the Conversion Price shall be adjusted based on the following formula; provided, however that, in the event that the adjusted Conversion Price would equal a price per share greater than $90 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events), it shall be deemed to be $90 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events) for purposes of this adjustment to the Conversion Price, and in the event that the adjusted Conversion Price would equal a price per share lower than $50 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events), it shall be deemed to be $50 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events) for purposes of this adjustment to the Conversion Price:
CP1 = AV / ( ( AS x ( AV / CP0 ) ) / TP )
where:
CP0 = the Conversion Price in effect on the close of business on the day prior to the Test Date
CP1 = the new Conversion Price in effect immediately after the close of business on the day prior to the Test Date
AS = equals the sum of the Dilution Threshold Amount plus the Incremental Value
AV = the sum of the Accrued Value plus the Accrued PIK Dividends as of the close of business on the day prior to the Test Date
TP = the Test Price
For purposes of the above formula:
“Dilution Threshold Amount” means an amount equal to CP0 multiplied by 1.6; and
“Incremental Value” means an amount equal to the product of (A) the difference of (i) the Test Price minus (ii) the Dilution Threshold Amount, multiplied by (B) a fraction equal to 1/3
(b)Anti-Dilution Adjustments. The Conversion Price will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Price if a Holder of the Series A Preferred Stock participates, at the same time and upon the same terms as holders of Company Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 11(b), without having to convert its Series A Preferred Stock, as if it held a number of shares of Company Common Stock equal to the Accrued Value of each share of Series A Preferred Stock held by such Holder divided by the then-current Conversion Price:
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(i)Stock Dividends, Splits and Combinations. If the Company issues solely shares of Company Common Stock as a dividend or distribution on all or substantially all shares of the Company Common Stock, or if the Company effects a stock split or a stock combination of the Company Common Stock (in each case, excluding an issuance solely pursuant to a Reorganization Event, as to which Section 12 will apply), then the Conversion Price will be adjusted based on the following formula:
where:
CP0 =     the Conversion Price in effect immediately before the close of business on the Record Date for such dividend or distribution, or immediately before the close of business on the effective date of such stock split or stock combination, as applicable;
CP1 =     the Conversion Price in effect immediately after the close of business on such Record Date or effective date, as applicable;
OS0 =     the number of shares of Company Common Stock outstanding immediately before the close of business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1 =     the number of shares of Company Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this Section 11(b)(i) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(ii)Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Company Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan) entitling such holders, for a period of not more than forty-five (45) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Company Common Stock at a price per share that is less than the average of the Closing Prices per share of Company Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day
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immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula:
where:
CP0 =     the Conversion Price in effect immediately before the close of business on such Record Date;
CP1 =     the Conversion Price in effect immediately after the close of business on such Record Date;
OS =     the number of shares of Company Common Stock outstanding immediately before the close of business on such Record Date;
Y =     a number of shares of Company Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Closing Price per share of Company Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and
X =     the total number of shares of Company Common Stock issuable pursuant to such rights, options or warrants.
provided, however, that (A) the Conversion Price will not be adjusted pursuant to this Section 11(b)(ii) solely as a result of an Exempt Issuance and (B) the issuance of shares of Company Common Stock issuable pursuant to the exercise, vesting or conversion of such rights, options or warrants will not constitute an additional issuance or sale of Company Common Stock.
To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Company Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Company Common Stock actually delivered upon exercise of such rights, option or warrants.
For purposes of this Section 11(b)(ii), in determining whether any rights, options or warrants entitle holders of Company Common Stock to subscribe for or purchase shares of Company Common Stock at a price per share that is less than the average of the Closing Prices
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per share of Company Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.
(iii)Distribution Transactions and Other Distributed Property.
(A)Distributions Other than Distribution Transactions. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Company Common Stock, excluding:
(I)dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required pursuant to Section 11(b)(i) or Section 11(b)(ii);
(II)dividends or distributions paid exclusively in cash;
(III)rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 11(d);
(IV)Distribution Transactions for which an adjustment to the Conversion Price is required pursuant to Section 11(b)(iii)(B);
(V)a distribution solely pursuant to a tender offer or exchange offer for shares of Company Common Stock, as to which Section 11(b)(ii) will apply; and
(VI)a distribution solely pursuant to a Reorganization Event, as to which Section 12 will apply, then the Conversion Price will be decreased based on the following formula:
where:
CP0 =     the Conversion Price in effect immediately before the close of business on the Record Date for such distribution;
CP1 =     the Conversion Price in effect immediately after the close of business on such Record Date;
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SP =     the average of the Closing Prices per share of Company Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and
FMV =     the fair market value (as determined by the Board of Directors), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Company Common Stock pursuant to such distribution;
provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Series A Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Company Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Company Common Stock equal to the number of shares of Company Common Stock that would be issuable (determined in accordance with Section 6 but without regard to Section 6(a)(i) or Section 6(a)(ii)) in respect of one (1) share of Series A Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Series A Preferred Stock held by such Holder on such Record Date).
To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(B)Distribution Transactions. If the Company engages in a Distribution Transaction in which it distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Company Common Stock (other than solely pursuant to (x) a Reorganization Event, as to which Section 12 will apply; or (y) a tender offer or exchange offer for shares of Company Common Stock, as to which Section 11(b)(ii) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange, then the Conversion Price will be decreased based on the following formula:
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where:
CP0 =     the Conversion Price in effect immediately before the close of business on the Record Date for such Distribution Transaction;
CP1 =     the Conversion Price in effect immediately after the close of business on such Record Date;
SP =     the average of the Closing Prices per share of Company Common Stock for each Trading Day in the Distribution Transaction Valuation Period (as defined below); and
FMV =     the product of (x) the average of the Closing Prices per share or unit of the Capital Stock or equity interests distributed in such Distribution Transaction over the ten (10) consecutive Trading Day period (the “Distribution Transaction Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Distribution Transaction (such average to be determined as if references to Company Common Stock in the definitions of “Closing Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of share or units of such Capital Stock or equity interests distributed per share of Company Common Stock in such Distribution Transaction.
provided, however, that in the event of a Distribution Transaction where the Majority Holders elect to engage in a Spin-Off Exchange Offer, and such Spin-Off Exchange Offer is completed pursuant to Section 11(e), then no adjustment to the Conversion Price shall be made pursuant to this Section 11(b)(iii)(B).
The adjustment to the Conversion Price pursuant to this Section 11(b)(iii)(B) will be calculated as of the close of business on the last Trading Day of the Distribution Transaction Valuation Period that will be given effect immediately after the close of business of the Record Date for the Distribution Transaction, with retroactive effect. If the Conversion Date for any share of Series A Preferred Stock to be converted occurs during the Distribution Transaction Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Distribution Transaction Valuation Period.
To the extent any dividend or distribution of the type described in Section 11(b)(iii)(B) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(iv)Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Company Common Stock, then the Conversion Price will be decreased based on the following formula:
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where:
CP0 =     the Conversion Price in effect immediately before the close of business on the Record Date for such dividend or distribution;
CP1 =     the Conversion Price in effect immediately after the close of business on such Record Date;
SP =     the Closing Price per share of Company Common Stock on the Trading Day immediately before the Ex-Dividend Date for such dividend or distribution; and
D =     the cash amount distributed per share of Company Common Stock in such dividend or distribution;
provided, however, that, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Series A Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Company Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Company Common Stock equal to the number of shares of Company Common Stock that would be issuable (determined in accordance with Section 6(a) but without regard to Section 6(a)(i) or Section 6(a)(ii)) in respect of one (1) share of Series A Preferred Stock that is converted with a Conversion Date occurring on such Record Date. To the extent such dividend or distribution is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
In the event the shares of Series A Preferred Stock participate in any such cash dividend or distribution on an as-converted basis (pursuant to Section 6 without regard to any limitations on convertibility set forth therein), then no adjustment to the Conversion Price shall be made pursuant to this Section 11(b)(iv).
(v)Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Company Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Company Common Stock in such tender or exchange offer exceeds the Closing Price per share of Company Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:
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where:
CP0 =     the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;
CP1 =     the Conversion Price in effect immediately after the Expiration Time;
SP =     the average of the Closing Prices per share of Company Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;
OS0 =     the number of shares of Company Common Stock outstanding immediately before the Expiration Time (including all shares of Company Common Stock accepted for purchase or exchange in such tender or exchange offer);
AC =     the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Company Common Stock purchased or exchanged in such tender or exchange offer; and
OS1 =     the number of shares of Company Common Stock outstanding immediately after the Expiration Time (excluding all shares of Company Common Stock accepted for purchase or exchange in such tender or exchange offer);
provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 11(b)(v), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 11(b)(v) will be calculated as of the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Series A Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Company Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Company Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
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(c)No Adjustments in Certain Cases. Without limiting the operation of Section 4(c) and Section 6(a), the Company will not be required to adjust the Conversion Price except pursuant to this Section 11. For the avoidance of doubt, no adjustment to the Conversion Price will be made (the following, each an “Exempt Issuance”):
(i)Upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Company Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;
(ii)upon the issuance of any shares of Company Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director, consultant or officer equity incentive plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;
(iii)except as otherwise provided in Section 11(b) upon the issuance of any shares of Company Common Stock pursuant to exercise, vesting or conversion of any option, warrant, right, restricted stock unit or exercisable, exchangeable or convertible security;
(iv)for dividends or distributions declared or paid to holders of Company Common Stock in which the Holders participate; or
(v)for a change in the par value of the Company Common Stock.
(d)Stockholder Rights Plans. If any shares of Company Common Stock are to be issued upon conversion of any Series A Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Series A Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Company Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 11(b)(iii)(A) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 11(b)(iii)(A) to all holders of Company Common Stock, subject to readjustment pursuant to Section 11(b)(iii)(A) if such rights expire, terminate or are redeemed. For the avoidance of doubt, if the rights issued or otherwise distributed pursuant to any such stockholder rights plan have previously been issued to the Holders of Series A Preferred Stock, then the foregoing sentence of this Section 11(d) shall not apply.
(e)Distribution Transactions.
(i)In the event the Company proposes to effect a Distribution Transaction, then, by written notice of the Holders constituting at least a majority of the outstanding voting power of the Series A Preferred Stock (the “Majority Holders”) delivered to the Company prior
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to the relevant Record Date, the Company will negotiate in good faith with such Majority Holders the terms and conditions of an exchange offer described herein (the “Spin-Off Exchange Offer”), and in the event the Spin-Off Exchange Offer is completed, then no adjustment to the Conversion Price shall be made pursuant to Section 11(b)(iii)(B).
(ii)In connection with the Spin-Off Exchange Offer, each share of Series A Preferred Stock will be exchanged by the Company for one (1) share of Mirror Preferred Stock and one (1) share of Exchange Preferred Stock. The Accrued Value of the Series A Preferred Stock will be allocated between the shares of Mirror Preferred Stock and Exchange Preferred Stock in accordance with the relative fair market value of the assets and businesses to be held by the Distributed Entity and the assets and businesses to be retained by the Company, as determined in good faith by the Board of Directors after consultation with the Majority Holders.
(iii)The Company and the Majority Holders will negotiate reasonably and in good faith and each will use its reasonable best efforts to agree on mutually agreeable terms for the Spin-Off Exchange Offer, including, without limitation, the certificate of designations with respect to the Mirror Preferred Stock and the certificate of designations with respect to the Exchange Preferred Stock, to reflect the fact that following the completion of the Spin-Off Exchange Offer the adjustments to the Conversion Price will be based upon the common stock of the Company and the common stock of the Distributed Entity, and that the rights, benefits, obligations and economic characteristics of the Series A Preferred Stock will not be expanded or diminished as a result of the exchange of shares of Series A Preferred Stock for shares of Mirror Preferred Stock and Exchange Preferred Stock. The exchange of Series A Preferred Stock for Exchange Preferred Stock in the Spin-Off Exchange Offer shall be structured in a manner so as to qualify as a tax-free recapitalization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) to the maximum extent permitted by applicable law. The Company agrees for U.S. federal and applicable state and local income tax purposes the shares of Mirror Preferred Stock and Exchange Preferred Stock shall be structured in a way not to be classified as “preferred stock” within the meaning of Section 305 or Section 306 of the Code (or similar or analogous state or local income tax law) or “nonqualified preferred stock” within the meaning of Section 351(g) of the Code.
(f)Determination of the Number of Outstanding Shares of Company Common Stock. For purposes of Section 11(b), the number of shares of Company Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Company Common Stock; and (2) exclude shares of Company Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distributions on shares of Company Common Stock held in its treasury).
(g)Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded downward).
(h)Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 11(a) or Section 11(b), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other
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event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.
(i)Voluntary Conversion Price Decreases.
(i)Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Company Common Stock or rights to purchase Company Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Company Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on holders of Series A Preferred Stock shall require the affirmative vote, election or approval of the Majority Holders.
(ii)Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 11(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 11(i), the Company will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.
(j)Successive Adjustments. After an adjustment to the Conversion Price under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Price as so adjusted.
(k)Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Price pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.
(l)Notice of Adjustments. Whenever the Conversion Price is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):
(i)compute the adjusted applicable Conversion Price in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Price, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and
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(ii)provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Price was determined and setting forth the adjusted applicable Conversion Price.
(m)Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Price or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(m) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Company Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Company Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.
(n)Fractional Shares. No fractional shares of Company Common Stock will be delivered to the Holders upon conversion. In lieu of any fractional shares to which the Holders would otherwise be entitled, the number of shares of Company Common Stock to be issued upon conversion of the Preferred Stock shall be rounded down to the nearest whole share. In order to determine whether the number of shares of Company Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date.
SECTION 12. Adjustment for Reorganization Events.
(a)Reorganization Events. In the event of:
(i)any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Company Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;
(ii)any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Company Common Stock is converted into cash, securities or other property; or
(iii)any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or
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reorganization of the Company Common Stock into other securities; (each of which is referred to as a “Reorganization Event”);
then each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the approval or election of the Holders and subject to Section 13(b), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Company Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event and the Accrued Value applicable at the time of such subsequent conversion; provided, however that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Company Common Stock held by such Constituent Persons or such Affiliate thereof. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Company Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Company Common Stock. In the event of a Reorganization Event that constitutes a Change of Control and either the Company exercises its Change of Control Call with respect to any shares of Series A Preferred Stock pursuant to Section 9 or any Holder exercises such Holder’s rights with respect to any of such Holder’s shares of Series A Preferred Stock pursuant to Section 9, this Section 12(a) shall not apply to such shares of Series A Preferred Stock.
(b)Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of Capital Stock received by the holders of the Company Common Stock in any such Reorganization Event.
(c)Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.
(d)Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement (i)
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provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12 or (ii) permits the exercise of the Change of Control Put and Change of Control Call in accordance with Section 9.
SECTION 13. Voting Rights.
(a)General. Except as provided in Section 13(b), Holders of shares of Series A Preferred Stock shall be entitled to vote as a single class with the holders of the Company Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Company Common Stock on all matters submitted to a vote of the holders of Company Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the Company). Each Holder shall be entitled to the number of votes, rounded down to the nearest whole number, not to exceed such Holder’s Individual Holder Share Cap, equal to the product of (i) the aggregate Accrued Value of the issued and outstanding shares of Series A Preferred Stock divided by the Minimum Price, multiplied by (ii) a fraction, the numerator of which is the number of shares of Series A Preferred Stock held by such Holder and the denominator of which is the aggregate number of issued and outstanding shares of Series A Preferred Stock, in each case at and calculated as of the record date for the determination of stockholders entitled to vote on or consent to such matters or, if no such record date is established, at and as of the date such vote is taken or such consent is effective. The Holders shall be entitled to notice of any meeting of holders of Company Common Stock in accordance with the Certificate of Incorporation and Bylaws of the Company, each as in effect as of such applicable date.
For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation.
(b)Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class.
(c)Subject to Section 4.12 of the Investment Agreement, the vote, approval or election of the Holders holding a majority of the shares of Series A Preferred Stock outstanding at such time, voting or acting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend any provision of this Certificate of Designations, and any amendment or waiver of any of the provisions of this Certificate of Designations approved by such percentage of the Holders shall be binding on all of the Holders.
(d)For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws of the Company, but subject to Section 4.12 of the Investment Agreement, the Holders of Series A Preferred Stock shall have the exclusive approval, election and voting rights set forth in Section 13(b) and Section 14 and may take action or otherwise approve any action with respect to such rights without a meeting by delivering a
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waiver or election in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders.
SECTION 14. Consent Rights. For so long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, and shall cause its Subsidiaries not to, unless the Majority Holders otherwise approve, vote for or authorize, or otherwise waive any provision of this Section 14:
(a)create or authorize the creation of, or issue any equity securities of the Company or any of its Subsidiaries (or rights exercisable into equity securities of the Company or any of its Subsidiaries) that rank senior or pari passu to the rights, preferences or privileges of the Series A Preferred Stock; or
(b)permit any adverse change (including as a result of a merger, consolidation or other similar or extraordinary transaction) to the rights, preferences or privileges of the Series A Preferred Stock set forth in the Company’s certificate of incorporation or bylaws, including by amendment, modification or in any other manner that fails to give effect to the rights of the holders of the Series A Preferred Stock as set forth in this Certificate of Designations, the Company’s certificate of incorporation or bylaws, or otherwise required by applicable law.
SECTION 15.Term. Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.
SECTION 16. No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
SECTION 17. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be the Company. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof by first class mail, postage prepaid, to the Holders.
SECTION 18. Replacement Certificates.
(a)Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.
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(b)Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Company Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate.
SECTION 19. Taxes.
(a)Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes (“Transfer Taxes”) that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Company Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Company Common Stock or other securities to a Beneficial Owner other than the Beneficial Owner of the Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person requesting such issuance, delivery or payment has paid to the Company the amount of any such Transfer Tax or has established, to the satisfaction of the Company, that such Transfer Tax has been paid or is not payable.
(b)Intended Tax Treatment. For U.S. federal and applicable state and local income tax purposes (i) the shares of Series A Preferred Stock are not intended to be classified as “preferred stock” within the meaning of Code Section 305, Treasury Regulation Section 1.305-5 or Code Section 306 (or similar or analogous state or local income tax law), (ii) if a conversion of shares of Series A Preferred Stock into Company Common Stock is effected, such transaction is intended to be treated as a “reorganization” within the meaning of Section 368(a)(l)(E) of the Code (or similar or analogous state or local income tax law) whereby the Holder of each exchanged share of Series A Preferred Stock is intended to be treated as transferring such share to the Company in exchange for Company Common Stock (such tax treatment described in clauses (i) and (ii), together, the “Intended Tax Treatment”). The Company and each Holder, shall file all applicable income tax returns in accordance with the Intended Tax Treatment and not take any reporting position with respect to applicable income taxes inconsistent with the Intended Tax Treatment unless otherwise required in connection with the settlement or resolution of any tax audit, contest or other procedure with a taxing authority or a change in law after the date hereof. Notwithstanding any other provision within this Certificate of Designation the Company shall not, without the written approval of the Majority Holders, pay any dividend or make any other distribution (within the meaning of Code Section 305 and the Treasury Regulations thereunder) on any share of capital stock or other security convertible into, or exercisable or exchangeable for, any capital stock of the Company, or take any other action, so long as any share of Series A Preferred Stock is outstanding, if such dividend, distribution or
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action may result in a deemed dividend or deemed distribution pursuant to Code Section 305 to the Holders of such shares. For the avoidance of doubt, the parties agree that the Initial Conversion Price Reset set forth in Section 11(a)(i) will not give rise to a deemed distribution pursuant to Code Section 305 to the Holders of the Series A Preferred Stock.
(c)Redemptions. The Company and the Holders agree to treat any redemption pursuant to Section 10 as a sale or exchange for purposes of Code Section 302 to the maximum extent permitted by law.
(d)Withholding. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Company Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders. The Company shall provide the applicable Holder with reasonable notice in advance of such deduction and withholding and shall use commercially reasonable efforts to cooperate with the applicable Holder to minimize or eliminate such withholding. Absent a change in law or a contrary determination within the meaning of Code Section 1313, this Section 19(d) shall not apply to the issuance of shares of Company Common Stock upon conversion or repurchase of any shares of Series A Preferred Stock and the Company shall not have the right to withhold and deduct upon such conversion. To the extent the Company in good faith reasonably believes that such change in law has in fact occurred, the Company shall give prompt notice of such change in law to the applicable Holder and shall cooperate in good faith with the applicable Holder to minimize or eliminate such deduction or withholding.
SECTION 20. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its principal executive offices (Attention: General Counsel), Email: legalreview@ehealth.com),(ii) if to any Holder, to such Holder at the mail or email address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other mail or email address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.
SECTION 21. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.
SECTION 22. Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders
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thereof) upon the vote, election or approval of the Holders holding a majority of the shares of Series A Preferred Stock then outstanding.
SECTION 23. Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.
[Signature Page Follows]

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EXHIBIT B

FORM OF JOINDER

The undersigned is executing and delivering this Joinder pursuant to that certain Investment Agreement, dated as of February 17, 2021 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), by and among eHealth, Inc., Echelon Health SPV, LP and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.
By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, to have all the rights and obligations of a Purchaser under the Investment Agreement and to be bound by and comply with the provisions of, the Investment Agreement applicable to a Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Investment Agreement.
The undersigned acknowledges and agrees that Sections 6.02, 6.03, 6.07, 6.08 and 6.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

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4840-5838-5626.18

Accordingly, the undersigned has executed and delivered this Joinder as of the _____ day of _____________, ________.

By:
Name:
Title:

Address:

Telephone:

Facsimile:

Email:

4840-5838-5626.18

EXHIBIT C

PROHIBITED TRANSFEREES

(on file with the Company)

1.Aetna (CareFree Insurance Services)
2.AmeriLife
3.Aon
4.Assurance IQ
5.Bloom
6.eTelequote
7.FDS/Amplicare
8.GoHealth
9.Health Insurance Innovations
10.Health IQ
11.HealthCompare (Now owned by Allstate)
12.HP One
13.Humana (MarketPoint)
14.Integrity
15.SelectQuote
16.Senior Market Sales
17.Spring Ventures
18.Tranzact
19.United (HealthMarkets)
20.Walmart

4840-5838-5626.18

EXHIBIT D

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

(See attached.)

4840-5838-5626.18

INDEMNIFICATION AGREEMENT
THIS AGREEMENT is entered into effective as of ____________________ by and between eHealth, Inc., a Delaware corporation (the “Company”), and __________________ (“Indemnitee”).
WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;
WHEREAS, Indemnitee is a director and/or officer of the Company;
WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;
WHEREAS, the Certificate of Incorporation and Bylaws of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted under Delaware law, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on the Company’s Certificate of Incorporation and Bylaws; and
WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance on the aforesaid Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation and Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company) and (iii) an inducement to provide effective services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.
NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:
1.Certain Definitions:
(a)“Board” shall mean the Board of Directors of the Company.
(b)“Affiliate” shall mean any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the person specified, including, without limitation, with respect to the Company, any direct or indirect subsidiary of the Company.

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(c)A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and other than any person holding shares of the Company on the date that the Company first registers under the Act or any transferee of such individual if such transferee is a spouse or lineal descendant of the transferee or a trust for the benefit of the individual, his or her spouse or lineal descendants), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.
(d)“Expenses” shall mean any expense, liability or loss, including attorneys’ fees, judgments, fines, penalties, costs, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.
(e)“Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company or an Affiliate of the Company, or while a director or officer is or was serving at the request of the Company or an Affiliate of the Company as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a

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director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent of the Company or an Affiliate of the Company, as described above.
(f)“Independent Counsel” shall mean the person or body appointed in connection with Section 3.
(g)“Proceeding” shall mean any threatened, pending or completed action, suit or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company or an Affiliate of the Company) or any inquiry, hearing or investigation, whether conducted by the Company or an Affiliate of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.
(h)“Reviewing Party” shall mean the person or body appointed in accordance with Section 3.
(i)“Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.
2.Agreement to Indemnify.
(a)General Agreement. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors or applicable law.
(b)Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, (ii) the Proceeding is one to enforce indemnification rights under Section 5 or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.
(c)Expense Advances. If so requested by Indemnitee, the Company shall, to the fullest extent permitted by law, advance (within thirty (30) days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). The Indemnitee shall qualify for such

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Expense Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay such Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. This Section 2(c) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 2(b) or 2(f).
(d)Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. The termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, or settlement of any such claim prior to a final judgment, not subject to appeal, by a court of competent jurisdiction with respect to such Proceeding, shall be deemed to be a successful result as to such claim, issue or matter.
(e)Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
(f)Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which a final judgment, not subject to appeal, is rendered against Indemnitee or Indemnitee enters into a settlement, in each case for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws. Notwithstanding anything to the contrary stated or implied in this Section 2(f), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws.
3.Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification, provided that if all members of the Board are parties to the particular Proceeding with respect to which Indemnitee is seeking indemnification, the Independent Counsel referred to below shall become the Reviewing Party; after a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising before a Change in Control for which

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Independent Counsel shall be the Reviewing Party and all matters arising after a Change in Control, in each case concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.
4.Indemnification Process and Appeal.
(a)Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, but in no event later than thirty (30) days after demand, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law.
(b)Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty (30) days after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California or the State of Delaware having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The Company shall be precluded from asserting in any such proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.
(c)Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for

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the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and that the Reviewing Party or the Company (including its Board, independent legal counsel or its stockholders) or any other person or entity challenging such right will have the burden of proving this defense and overcoming Indemnitee’s presumption. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment not subject to appeal, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. For purposes of any determination of good faith under any applicable standard of conduct, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of the preceding sentence shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
5.Indemnification for Expenses Incurred in Enforcing Rights. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee in accordance with Section 2(c), that are incurred by Indemnitee in connection with any action brought by Indemnitee for
(i)indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or
(ii)recovery under directors’ and officers’ liability insurance policies maintained by the Company.

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6.Notification and Defense of Proceeding.
(a)Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).
(b)Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) above or under the circumstances provided for in (iii) and (iv) above.
(c)Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity as a result of Indemnitees’ failure to provide notice, at its expense, to participate in the defense of such action, and the lack of such notice materially prejudiced the Company’s ability to participate in defense of such action. The Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

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7.Establishment of Trust. In the event of a Change in Control, the Company shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trustee shall advance, within thirty (30) days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise no later than thirty (30) days after notice pursuant to Section 4(a) and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.
8.Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation, Bylaws, applicable law or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.
9.Liability Insurance. To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.
10.Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action or such longer period

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as may be required by state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.
11.Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
12.Subrogation by Company. The Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise any rights that the Company may now have or hereafter acquire against Indemnitee or any Affiliate (or former Affiliate) that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any person or entity, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, and any right to participate in any claim or remedy of Indemnitee against any Affiliate (or former Affiliate) or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Affiliate (or former Affiliate) or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.
13.Subrogation by Affiliate. The Company shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that (i) the Company hereby agrees that it is the indemnitor of first resort under this Agreement and under any other indemnification agreement (i.e., its obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement and/or indemnification to Indemnitee are primary and any obligation of any Affiliate or any other entity to provide advancement or indemnification, or any obligation of any insurer of any Affiliate or any other entity to provide insurance coverage, for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee are secondary), and (ii) if any Affiliate or any other entity pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to

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contract, bylaws or charter) with Indemnitee in connection with Indemnitee’s service to the Company, then (x) such Affiliate or other entity shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Company shall fully indemnify and reimburse such Affiliate or other entity for all such payments actually made by such Affiliate or other entity. Affiliates are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Company’s obligations hereunder as though a party hereunder.
14.Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.
15.Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (a) the remaining provisions shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.
16.Contribution. To the fullest extent permissible under applicable law, whether or not the indemnification provided for in this Agreement is available to Indemnitee for any reason whatsoever, the Company shall pay all or a portion of the amount that would otherwise be incurred by Indemnitee for Expenses in connection with any claim relating to an Indemnifiable Event, as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
17.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws. The

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Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the Delaware Court of Chancery, (ii) consent to submit to the jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.
18.Notices. All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt or mailed, postage prepaid, certified or registered mail, return receipt requested and addressed to the Company at:
eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, California 95054
Attention: General Counsel
and to Indemnitee at the address set forth below Indemnitee’s signature hereto. Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.
19.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
* * * * *

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

EHEALTH, INC.,
a Delaware corporation

By:
Print Name:	Scott N. Flanders
Title:	Chief Executive Officer

INDEMNITEE,
an individual

Address:

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